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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated February 21, 2002

                             _______________________

                       Mortgage Pass-Through Certificates

                                  Series 2002-B

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




                                TABLE OF CONTENTS


PRELIMINARY STATEMENT........................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Interest Calculations.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the Servicer.....
Section 2.04  Representations and Warranties of the Depositor as to the
              Mortgage Loans................................................
Section 2.05  Designation of Interests in the REMIC.........................
Section 2.06  Designation of Start-up Day...................................
Section 2.07  REMIC Certificate Maturity Date...............................
Section 2.08  Execution and Delivery of Certificates........................
Section 2.09  Repurchase of Converted Mortgage Loans........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans............................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer......
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of  Primary Mortgage Insurance Policy; Claims.....
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer.....................................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; and Certificate Account.............................
Section 3.09  Collection of Taxes, Assessments and Similar Items; Escrow
               Accounts.....................................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and
               Certificate Account..........................................
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the Servicer
               to be Held for the Trustee...................................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants' Servicing Statement;
               Financial Statements.........................................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................


                                    ARTICLE V

                       PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distributions...................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer......
Section 7.02  Merger or Consolidation of the Depositor or the Servicer......
Section 7.03  Limitation on Liability of the Depositor, the Servicer and
               Others.......................................................
Section 7.04  Depositor and Servicer Not to Resign..........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................
Section 8.04  Action upon Certain Failures of the Servicer and upon Event of Defaul....................................................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee's Fees and Expenses...................................
Section 9.12  Appointment of Custodian......................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession of Certificates.
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of A
               Mortgage Loans...............................................
Section 10.02 Additional Termination Requirements...........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.....................................................
Section 11.02 Recordation of Agreement......................................
Section 11.03 Limitation on Rights of Certificateholders....................
Section 11.04 Governing Law.................................................
Section 11.05 Notices.......................................................
Section 11.06 Severability of Provisions....................................
Section 11.07 Certificates Nonassessable and Fully Paid.....................
Section 11.08 Access to List of Certificateholders..........................
Section 11.09 Recharacterization............................................



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EXHIBITS

Exhibit A-1 ......-     Form of Face of Class A-1 Certificate
Exhibit A-2 ......-     Form of Face of Class A-2 Certificate
Exhibit A-3 ......-     Form of Face of Class A-3 Certificate
Exhibit A-4 ......-     Form of Face of Class A-4 Certificate
Exhibit A-R ......-     Form of Face of Class A-R Certificate
Exhibit B-1 ......-     Form of Face of Class B-1 Certificate
Exhibit B-2 ......-     Form of Face of Class B-2 Certificate
Exhibit B-3 ......-     Form of Face of Class B-3 Certificate
Exhibit B-4 ......-     Form of Face of Class B-4 Certificate
Exhibit B-5 ......-     Form of Face of Class B-5 Certificate
Exhibit B-6 ......-     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates.......................
Exhibit D         Mortgage Loan Schedule....................................
Exhibit E         Request for Release of Documents..........................
Exhibit F         Form of Certification of Establishment of Account.........
Exhibit G-1       Form of Transferor's Certificate..........................
Exhibit G-2A      Form 1 of Transferee's Certificate........................
Exhibit G-2B      Form 2 of Transferee's Certificate........................
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates.........................
Exhibit I         Form of Affidavit Regarding Transfer of Residual
                    Certificate.............................................
Exhibit J         Contents of Servicing File................................
Exhibit K         Form of Special Servicing Agreement.......................
Exhibit L         List of Recordation States................................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated February 21, 2002 is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                         W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):


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                                                             Integral
                Initial Class      Pass-                     Multiples
                Certificate        Through    Minimum        in Excess
Classes         Balance            Rate       Denomination   of Minimum
-----------------------------------------------------------------------
Class A-1      $434,162,000.00        (1)     $1,000         $1
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Class A-2      $ 50,000,000.00        (1)     $1,000         $1
-----------------------------------------------------------------------
Class A-3      $  1,825,000.00        (1)     $1,000         $1
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Class A-4      $    510,174.00        (2)     $25,000        $1
-----------------------------------------------------------------------
Class A-R      $        100.00        (1)     $100           N/A
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Class B-1      $  6,760,000.00        (1)     $25,000        $1
-----------------------------------------------------------------------
Class B-2      $  2,755,000.00        (1)     $25,000        $1
-----------------------------------------------------------------------
Class B-3      $  2,003,000.00        (1)     $25,000        $1
-----------------------------------------------------------------------
Class B-4      $  1,001,000.00        (1)     $25,000        $1
-----------------------------------------------------------------------
Class B-5      $  1,002,000.00        (1)     $25,000        $1
-----------------------------------------------------------------------
Class B-6      $    751,536.00        (1)     $25,000        $1
-----------------------------------------------------------------------

---------------

(1) For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue on these Certificates at the rate of 5.199% per annum. For each Distribution Date after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue on these Certificates at a per annum rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue on these Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

(2) The Class A-4 Certificates will be Principal-Only Certificates and will receive only distributions of principal until and including the Distribution Date in January 2007. For each Distribution Date after the Distribution Date in January 2007, interest will accrue on the Class A-4 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Net WAC: As to any Distribution Date, the fraction, expressed as a percentage, equal to (A) the sum of the product, for each Mortgage Loan, of (i) the Net Mortgage Interest Rate for such Mortgage Loan multiplied by (ii) the Stated Principal Balance of such Mortgage Loan on the Due Date of the month preceding the month of such Distribution Date divided by (B) the sum of the product, for each Mortgage Loan, of (i) the Non-Ratio Strip Percentage for such Mortgage Loan multiplied by (ii) the Stated Principal Balance of such Mortgage Loan on the Due Date of the month preceding the month of such Distribution Date.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Ratio Strip Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the Ratio Strip Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-B that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-B." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates.

            Class A-2 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-2 Certificates would be reduced as a result of the allocation of any Realized Loss to such Class pursuant to Section 5.03(a)(i) or the allocation of any reduction pursuant to Section 5.03(b) to such Class, in each case without regard to the operation of Section 5.03(e).

            Class A-3 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class A-3 Certificates with respect to such Distribution Date prior to any reduction for the Class A-3 Loss Allocation Amount and (b) the Class A-2 Loss Amount with respect to such Distribution Date.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  February 21, 2002.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

            Conversion Date: The date on which a Mortgage Loan becomes a Converted Mortgage Loan.

            Converted Mortgage Loan: Any Mortgage Loan as to which the related Mortgagor has exercised its option pursuant to the related Mortgage Note to convert the adjustable rate of interest on such Mortgage Loan to a fixed rate of interest.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust - MBS (Fax: (212) 328-7620).

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: February 1, 2002.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $500,769,810.54.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates:  As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate as of the Closing Date that is less than 5.199% per annum.

            Distribution Date: The 25th day of each month beginning in March 2002 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class B-4, Class B-5 or Class B-6 Certificate.

            Escrow Account:  As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default:  As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch:  Fitch Ratings, or any successor thereto.

            FNMA:  Fannie Mae, or any successor thereto.

            Fractional Interest:  As defined in Section 5.02(d).

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) forty-five days before the applicable Adjustment Date or, in the event that such index is no longer available, a substitute index selected by the Servicer in accordance with the terms of the related Mortgage Note.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, together with all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-4 Certificates until the February 2007 Distribution Date), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than the Class A-4 Certificates prior to the February 2007 Distribution Date), the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Lifetime Cap: As to any Mortgage Loan, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated February 21, 2002, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-Off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) the Appraised Value; (xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the Periodic Cap; (xix) the Gross Margin; and (xx) whether such Mortgage Loan has an option to convert from an adjustable rate of interest to a fixed rate of interest. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-Ratio Strip Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 5.199%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-Ratio Strip Principal Amount: As to any Distribution Date, the sum of the applicable Non-Ratio Strip Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person:  A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.50%
                       Class B-2               0.95%
                       Class B-3               0.55%
                       Class B-4               0.35%
                       Class B-5               0.15%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $14,272,536.00.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02, 2.04 or 2.09.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate described in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and
(ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate as of the Closing Date that is equal to or more than 5.199% per annum.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-4 Certificates are Principal-Only Certificate until the February 2007 Distribution Date.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Rate Adjustment Date and each subsequent anniversary thereof.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Ratio Strip Deferred Amount: As to any Distribution Date, the aggregate of the applicable Ratio Strip Percentage of each Realized Loss to be allocated to the Class A-4 Certificates on such Distribution Date or previously allocated to the Class A-4 Certificates and not yet paid to the Holders of the Class A-4 Certificates pursuant to Section 5.02(a)(iii).

            Ratio Strip Percentage: As to any Discount Mortgage Loan, 100% minus the Non-Ratio Strip Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            Ratio Strip Principal Amount: As to any Distribution Date, the sum of the applicable Ratio Strip Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04 and as to any Converted Mortgage Loan repurchased on any date pursuant to Section 2.09, an amount equal to the sum of
(i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-4 Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-4 Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh year anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date, unless (i) on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in March 2005, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage plus 50% of the Subordinate Percentage or (iii) on any Distribution Date occurring after the Distribution Date in March 2005, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage. Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur and the Senior Prepayment Percentage will be calculated without regard to clause (ii) or
(iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-Ratio Strip Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-Ratio Strip Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                               Percentage of Original
Distribution Date Occurring In            Subordinate Certificate Balance
March 2002 through February 2010                        30%
March 2010 through February 2011                        35%
March 2011 through February 2012                        40%
March 2012 through February 2013                        45%
March 2013 and thereafter                               50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan until and including the January 2007 Distribution Date, the per annum rate equal to (i) the related Mortgage Interest Rate on the Closing Date less (ii) the sum of 5.199% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan. The Servicing Rate with respect to each Mortgage Loan after the January 2007 Distribution Date will be 0.25% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Similar Law: As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-Ratio Strip Percentage of all amounts described in clauses
(a) through (d) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-Ratio Strip Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-Ratio Strip Principal Amount" for such Distribution Date.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a Gross Margin equal to that of the Defective Mortgage Loan; (v) have a Periodic Cap and Rate Ceiling equal to that of the Defective Mortgage Loan; (vi) have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (viii) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Mortgage Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0030% per annum.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02. Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01. Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-B, The Bank of New York, as trustee for the holders of the Certificates" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

               (A) The stock certificate;
               (B) The stock power executed in blank;
               (C) The executed proprietary lease;
               (D) The executed recognition agreement;
               (E) The executed assignment of recognition agreement;
               (F) The executed UCC-1 financing statement with evidence of recording thereon; and
               (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02. Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03. Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 20 to 30-year adjustable rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05. Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06. Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of
Section 860G(a)(9) of the Code.

            Section 2.07. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is March 25, 2032.

            Section 2.08. Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            Section 2.09. Repurchase of Converted Mortgage Loans. The Depositor shall repurchase from the Trust any Converted Mortgage Loan prior to the first Due Date for such Mortgage Loan following the Conversion Date. Any such repurchase shall be at the Repurchase Price. The Repurchase Price for any repurchased Converted Mortgage Loan shall be deposited by the Depositor in the Certificate Account and, upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Depositor, the Trustee shall release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor legal and beneficial ownership of such Converted Mortgage Loan.


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01. Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02. Subservicing; Enforcement of the Obligations of Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03. Fidelity Bond; Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04. Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05. Maintenance of Primary Mortgage Insurance Policy; Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06. Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07. Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08. Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14; (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-B and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10. Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11. Permitted Withdrawals from the Servicer Custodial Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Sections 2.02, 2.04 or 2.09, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            Section 3.12. Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14. Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15. Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16. Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17. Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18. Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20. Advances.

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21. Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22. Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01. Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                   ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01. Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02. Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

            (i) to each Class of Senior Certificates (other than the Class A-4 Certificates until the Distribution Date in February 2007), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) concurrently to the Class A Certificates (other than the Class A-4 Certificates) and the Class A-4 Certificates, pro rata, based on their respective Senior Principal Distribution Amount and Ratio Strip Principal Amount, (A) to the Class A Certificates (other than the Class A-4 Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-4 Certificates in an aggregate amount up to the Ratio Strip Principal Amount;

            (iii) to the Class A-4 Certificates, any Ratio Strip Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates, subject to paragraph
      (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Ratio Strip Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Ratio Strip Deferred Amounts will not reduce the Class Certificate Balance of the Class A-4 Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-4 Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class A-R Certificate, until its Class
            Certificate Balance has been reduced to zero; and

                  second, concurrently, to the Class A-1, Class A-2 and Class
            A-3 Certificates, in that order, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-4 Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the Senior Credit Support Depletion Date, any Realized Loss allocable to interest and (C) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), (A) if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes"), the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes; provided, however, if the aggregate Class Certificate Balances of the Subordinate Certificates that are not Restricted Classes are reduced to zero, then notwithstanding the above, any funds remaining will be distributed sequentially to the Restricted Classes in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates then outstanding with the lowest numerical Class designation) and
(B) if with respect to any Class of Subordinate Certificates on any Distribution Date prior to the Distribution Date in March 2013, the Fractional Interest of such Class is less than twice its Original Fractional Interest and the Senior Prepayment Percentage for such Distribution Date is determined in accordance with clause (ii) or (iii) of the second sentence of the definition of "Senior Prepayment Percentage," the Classes of Subordinate Certificates that have higher numerical designations will receive in respect of clause (ii) of the Subordinate Principal Distribution Amount, an amount equal to the product of their Pro Rata Shares and the percentages set forth in the following table:

Distribution Date Occurring                           Percentage
March 2002 through February 2009                          0%
March 2009 through February 2010                          30%
March 2010 through February 2011                          40%
March 2011 through February 2012                          60%
March 2012 through February 2013                          80%

Each Class of Subordinate Certificates that received its full Pro Rata Share will be allocated any remaining amount in respect of clause (ii) of the Subordinate Principal Distribution Amount, pro rata (based on the Class Certificate Balances of only those Subordinate Certificates that received a full Pro Rata Share).

            Section 5.03. Allocation of Losses.

            (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

            (i) the applicable Ratio Strip Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan shall be allocated to the Class A-4 Certificates until the Class Certificate Balance thereof is reduced to zero; and

            (ii) the applicable Non-Ratio Strip Percentage of the principal portion of any Realized Loss shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-4 Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Ratio Strip Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-4 Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-4 Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (Ratio Strip Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-4 Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date.

            The Class Certificate Balance of the Class A-4 Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-4 Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (Ratio Strip Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class A-3 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-3 Certificates will be reduced by the Class A-3 Loss Allocation Amount and, notwithstanding Section 5.03(a)(ii) and Section 5.03(b), the Class Certificate Balance of the Class A-2 Certificates will not be reduced by the Class A-3 Loss Allocation Amount.

            Section 5.04. Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

          (vi) the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
      (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date; and

            (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month or any Ratio Strip Deferred Amounts for such Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05. Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 2002, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06. Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By the acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07. Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08. REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04, 2.09 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01. The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section
2.01. The Senior Certificates (other than the Class A-4 and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-4 Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance. The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02. Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                  ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01. Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02. Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03. Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04. Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02. Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03. Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04. Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05. Trustee to Act; Appointment of Successor.

            (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that (i) any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02. Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and Fitch or
(ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06. Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07. Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08. Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10. Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11. Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12. Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13. Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14. Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16. Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17. Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18. Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                   ARTICLE X

                                   TERMINATION

            Section 10.01. Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Ratio Strip Deferred Amount with respect to the Class A-4 Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02. Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By the acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01. Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to reduce the percentage of the Cut-Off Date Pool Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05. Notices. All demands, notices, instructions, directions, requests, and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40202, Attention: Servicing Manager, with a copy to:
Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention:
Corporate Trust - MBS Group (Fax: (212) 328-7620), (d) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn:
Residential Mortgage Surveillance Group; and (e) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08. Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09. Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                     BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                         as Depositor

                                     By:
                                         ---------------------------------------
                                         Name:  Judy Ford
                                         Title: Vice President


                                     BANK OF AMERICA, N.A.,
                                         as Servicer

                                     By:
                                         ---------------------------------------
                                         Name:  Robert J. DeBenedet
                                         Title: Senior Vice President


                                     THE BANK OF NEW YORK,
                                         as Trustee

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

STATE OF NEW YORK.   )
                     )   ss.:
COUNTY OF NEW YORK   )
                     )

            On the 21st day of February, 2002, before me, a notary public in and for the State of New York, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA  )
                         )  ss.:
COUNTY OF MECKLENBURG    )
                         )

            On the 21st day of February, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA  )
                         ) ss.:
COUNTY OF MECKLENBURG    )
                         )

            On the 21st day of February, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1

                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $434,162,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6R 8

ISIN No.:                     US0605066R87

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      * * *

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50,000,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6S 6

ISIN No.:                     US0605066S60

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS A-2 CERTIFICATES WILL BE BORNE BY THE CLASS A-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,825,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6T 4

ISIN No.:                     US0605066T44

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $510,174.00

Pass-Through Rate:            Principal Only/Variable

CUSIP No.:                    060506 6U 1

ISIN No.:                     US0605066U17

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-4 Certificate represents the right to receive principal only prior to and including the Distribution Date in January 2007. After the January 2007 Distribution Date, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $100.00

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6V 9

ISIN No.:                     US0605066V99

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $6,760,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6W 7

ISIN No.:                     US0605066W72

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,755,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6X 5

ISIN No.:                     US0605066X55

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,003,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6Y 3

ISIN No.:                     US0605066Y39

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,001,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 6Z 0

ISIN No:                      US0605066Z04

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,002,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 7A 4

ISIN No.:                     US0605067A44

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-B
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 February 1, 2002

First Distribution Date:      March 25, 2002

Initial Certificate
Balance of this
Certificate

("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $751,536.00

Pass-Through Rate:            Variable

CUSIP No.:                    060506 7B 2

ISIN No.:                     US0605067B27

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated February 21, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Distribution Date in September 2006, interest will accrue at a per annum rate equal to 5.199%. For each Distribution Date occurring after the Distribution Date in September 2006 and prior to the Distribution Date in February 2007, interest will accrue at a rate equal to the Adjusted Net WAC of the Mortgage Loans. For each Distribution Date occurring on and after the Distribution Date in February 2007, interest will accrue at a rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date).

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                    * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                                  THE BANK OF NEW YORK,
                                                    as Trustee

                                                  By
                                                     ---------------------------
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.


                                                  THE BANK OF NEW YORK,
                                                    as Trustee

                                                  By
                                                     ---------------------------
                                                        Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:

                                            ------------------------------------
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________ for the account of
_________________, account number _____________________, or, if mailed by check, to ____________________________________________________________________________.
Applicable statements should be mailed to _____________________________________.

      This information is provided by __________________, the assignee named above, or, as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


BANK OF AMERICA MORTGAGE SECURITIES, INC.
BAMSI 2002-B
MORTGAGE LOAN SCHEDULE

   LOAN           PROPERTY                              LOAN                   DOC          ORIG   INTEREST    ORIGINAL    1ST PAY
  NUMBER            TYPE          OCCUPANCY           PURPOSE                 TYPE          LTV      RATE         PB         DATE
-----------------------------------------------------------------------------------------------------------------------------------
0099138604     Single Family       Primary            Purchase               Reduced       80.00     6.875      560000     20011001
6000282985     Single Family       Primary           Refinance              Standard       57.86     6.250      618000     20020301
6001037735          PUD            Primary       Cash-out Refinance         Standard       80.00     6.500      312000     20020201
6001609947     Single Family       Primary       Cash-out Refinance         Standard       67.18     6.125      907000     20020301
6003512669     Single Family       Primary           Refinance              Standard       79.31     6.625      460000     20020201
6004377179     Single Family       Primary       Cash-out Refinance         Standard       80.00     6.875      360000     20020301
6004510514          PUD            Primary           Refinance               Reduced       66.20     5.125      662000     20020201
6004693807          PUD            Primary           Refinance                Rapid        75.04     6.125      424000     20020201
6006277344          PUD            Primary            Purchase                Rapid        80.00     6.375      444000     20020201
6006360595     Single Family       Primary           Refinance                Rapid        13.33     6.125      1000000    20020101
6006647892     Single Family       Primary            Purchase                Rapid        80.00     6.500      380000     20020201
6007338350     Single Family       Primary           Refinance               Reduced       14.18     6.000      709000     20020201
6008882794     Single Family       Primary       Cash-out Refinance         Standard       48.78     6.625      400000     20020301
6009222008     Single Family       Primary       Cash-out Refinance          Reduced       51.72     6.375      750000     20020301
6010896162     Single Family       Primary            Purchase              Standard       80.00     6.000      736000     20020201
6012127723     Single Family       Primary           Refinance           All Ready Home    39.40     6.250      400000     20020201
6012389349     Single Family       Primary       Cash-out Refinance         Standard       42.34     5.875      741000     20020201
6016389592     Single Family       Primary           Refinance                Rapid        77.16     6.000      300925     20020201
6016646561     Single Family       Primary           Refinance               Reduced       31.07     6.250      435000     20020301
6016988831     Single Family       Primary           Refinance               Reduced       80.00     6.375      384000     20020301
6017564631          PUD            Primary            Purchase              Standard       80.00     6.500      400000     20020301
6018224649     Single Family      Secondary          Refinance               Reduced       73.52     6.125      750000     20020201
6018284908     Single Family       Primary            Purchase                Rapid        80.00     6.250      353600     20020301
6018822483          PUD            Primary           Refinance               Reduced       52.94     5.125      413000     20020301
6019084398     Single Family       Primary           Refinance                Rapid        61.92     5.625      805000     20020201
6019171120     Single Family       Primary            Purchase               Reduced       76.10     5.875      350000     20020301
6019571204     Single Family       Primary           Refinance           All Ready Home    47.50     6.000      570000     20020301
6020921588     Single Family       Primary       Cash-out Refinance         Standard       32.14     6.125      450000     20020201
6022096595     Single Family       Primary            Purchase                Rapid        52.00     6.375      650000     20020301
6022255951     Single Family       Primary           Refinance               Reduced       58.50     5.750      430000     20020301
6022505595      Three Family       Primary            Purchase              Standard       80.00     7.000      560000     20020201
6022651654          PUD            Primary            Purchase              Standard       75.00     5.750      780000     20020201
6023125658          PUD            Primary       Cash-out Refinance          Reduced       47.44     6.250      593000     20020101
6023963470     Single Family       Primary           Refinance                Rapid        54.28     5.875      475000     20020301
6024525617     Single Family       Primary       Cash-out Refinance         Standard       56.13     6.500      421000     20020301
6024869627     Single Family       Primary       Cash-out Refinance         Standard       61.20     5.875      355000     20020301
6025504058     Single Family       Primary       Cash-out Refinance         Standard       61.72     5.625      324050     20020301
6025956597     Single Family       Primary           Refinance           All Ready Home    23.33     6.125      700000     20020301
6026106440     Single Family       Primary           Refinance                Rapid        70.81     5.625      963130     20020201
6026242898          PUD            Primary           Refinance              Standard       65.91     6.750      735000     20020301
6031158667     Single Family       Primary           Refinance               Reduced       57.94     5.875      536000     20020201
6031330316     Single Family       Primary           Refinance                Rapid        79.53     6.625      342000     20020301
6032731983          PUD            Primary           Refinance               Reduced       57.62     6.000      461000     20020301
6033041986     Single Family       Primary            Purchase              Standard       80.00     6.250      359200     20020301
6033154482     Single Family       Primary           Refinance               Reduced       58.15     5.875      567000     20020201
6035354684     Single Family       Primary           Refinance                Rapid        67.81     6.125      915500     20020201
6035576757     Single Family       Primary           Refinance                Rapid        72.29     5.375      475000     20020201
6035781803     Single Family      Secondary           Purchase              Standard       80.00     6.500      456000     20020301
6035818845    High-Rise Condo     Secondary           Purchase               Reduced       80.00     6.500      416000     20020201
6036158589       Townhouse        Secondary      Cash-out Refinance         Standard       46.79     5.750      365000     20020301
6038354533     Single Family       Primary           Refinance               Reduced       40.67     6.000      345700     20020301
6039275653          PUD            Primary       Cash-out Refinance         Standard       63.06     5.875      741000     20020201
6039932527          PUD            Primary       Cash-out Refinance          Reduced       62.60     6.000      375000     20020201
6042394533     Single Family       Primary           Refinance                Rapid        78.88     6.625      710000     20020301
6043105490      Condominium       Secondary          Refinance               Reduced       58.61     6.375      316500     20020201
6043596680          PUD            Primary           Refinance                Rapid        45.71     6.625      640000     20020301
6044362371     Single Family       Primary       Cash-out Refinance          Reduced       40.00     6.500      400000     20020201
6044923180     Single Family       Primary            Purchase               Reduced       80.00     6.625      560000     20020301
6045605596          PUD            Primary           Refinance                Rapid        80.00     6.000      600000     20020201
6046331762     Single Family       Primary       Cash-out Refinance           Rapid        56.06     6.250      370000     20020201
6047858847     Single Family       Primary           Refinance              Standard       76.83     6.625      680000     20020301
6048807439     Single Family       Primary            Purchase                Rapid        80.00     6.375      348000     20020301
6048984105     Single Family       Primary            Purchase                Rapid        51.54     6.375      500000     20020201
6049935734     Single Family       Primary           Refinance           All Ready Home    12.67     6.000      323200     20020201
6051375449     Single Family       Primary           Refinance                Rapid        80.00     6.250      364000     20020301
6051763099     Single Family       Primary            Purchase              Standard       94.59     6.000      350000     20020301
6052507370     Single Family       Primary           Refinance           All Ready Home    47.01     5.500      646520     20020301
6052591614     Single Family       Primary           Refinance               Reduced       45.33     6.375      544000     20020301
6052880462          PUD            Primary           Refinance               Reduced       62.29     5.750      380000     20020201
6053805880     Single Family      Secondary      Cash-out Refinance           Rapid        69.98     6.000      380000     20020201
6056353532     Single Family       Primary       Cash-out Refinance           Rapid        70.00     6.500      420000     20020301
6058246924          PUD            Primary           Refinance               Reduced       80.00     5.750      696000     20020201
6060851661     Single Family       Primary            Purchase               Reduced       80.00     6.375      396000     20020301
6061164247     Single Family       Primary           Refinance           All Ready Home    30.17     6.125      506000     20020201
6063259672     Single Family       Primary           Refinance               Reduced       60.94     5.875      515000     20020301
6064185983     Single Family       Primary            Purchase                Rapid        80.00     6.125      527200     20020301
6064467886          PUD            Primary           Refinance              Standard       50.00     6.250      750000     20020201
6065303585    High-Rise Condo      Primary           Refinance              Standard       73.28     6.125      549600     20020201
6065402312     Single Family       Primary           Refinance              Standard       80.00     6.125      960000     20020201
6065915933     Single Family       Primary           Refinance               Reduced       46.35     6.375      343000     20020301
6068486023     Single Family       Primary       Cash-out Refinance          Reduced       68.96     5.500      500000     20020201
6071042169     Single Family       Primary       Cash-out Refinance           Rapid        36.84     6.125      700000     20020201
6074554970     Single Family       Primary       Cash-out Refinance           Rapid        67.65     5.750      387000     20020201
6074606572     Single Family       Primary            Purchase                Rapid        75.00     6.250      420000     20020301
6075274560          PUD            Primary           Refinance                Rapid        64.75     6.000      657300     20020301
6075695756          PUD            Primary       Cash-out Refinance         Standard       38.13     6.500      450000     20020301
6075981495          PUD            Primary            Purchase              Standard       80.00     6.500      388000     20020201
6076661336     Single Family       Primary            Purchase                Rapid        80.00     6.125      420400     20020201
6076661609     Single Family       Primary            Purchase              Standard       78.32     6.250      560000     20020201
6076759924     Single Family       Primary           Refinance               Reduced       56.45     5.875      350000     20020301
6076868527     Single Family       Primary       Cash-out Refinance         Standard       65.40     6.250      363000     20020201
6076942652      Three Family       Primary           Refinance              Standard       70.27     7.000      650000     20020201
6078517684     Single Family       Primary           Refinance                Rapid        77.82     6.375      358000     20020301
6079100167     Single Family       Primary            Purchase              Standard       74.97     6.500      776000     20020201
6082295350     Single Family       Primary            Purchase              Standard       80.00     6.750      371600     20020301
6083221157     Single Family      Secondary          Refinance                Rapid        54.07     6.250      484000     20020201
6084701777     Single Family       Primary           Refinance               Reduced       69.35     5.750      378000     20020301
6086618250     Single Family       Primary           Refinance           All Ready Home    52.32     5.750      393500     20020201
6087047988     Single Family       Primary           Refinance               Reduced       62.48     5.875      640500     20020301
6087744824       Two Family        Primary            Purchase              Standard       80.00     6.250      740000     20020301
6087836687     Single Family       Primary            Purchase                Rapid        80.00     6.375      380000     20020301
6091229648     Single Family       Primary           Refinance               Reduced       35.71     6.250      550000     20020201
6091332400          PUD            Primary           Refinance              Standard       79.19     6.500      392000     20020301
6092578480      Condominium       Secondary           Purchase              Standard       77.29     6.625      400000     20020301
6094435077     Single Family       Primary           Refinance               Reduced       51.51     6.000      340000     20020201
6094726772     Single Family       Primary            Purchase                Rapid        80.00     7.000      552000     20020301
6099080811          PUD            Primary           Refinance              Standard       63.72     6.625      469000     20020301
6099887538     Single Family       Primary           Refinance                Rapid        55.55     5.875      1000000    20020201
6102799548          PUD            Primary       Cash-out Refinance           Rapid        65.83     6.000      530000     20020201
6102812325      Four Family        Primary           Refinance              Standard       75.68     5.750      575200     20020301
6109046901     Single Family      Secondary      Cash-out Refinance         Standard       10.25     5.750      400000     20020201
6109111341     Single Family       Primary            Purchase               Reduced       80.00     6.500      412000     20020301
6110115778     Single Family       Primary           Refinance                Rapid        63.10     6.125      780000     20020201
6110633200          PUD            Primary            Purchase               Reduced       76.77     6.625      453000     20020201
6110996656     Single Family       Primary       Cash-out Refinance          Reduced       63.78     6.500      303000     20020301
6116689321     Single Family       Primary       Cash-out Refinance         Standard       67.64     6.500      575000     20020301
6118751624     Single Family       Primary            Purchase                Rapid        80.00     6.375      364000     20020301
6119219472     Single Family       Primary       Cash-out Refinance          Reduced       62.82     6.000      367500     20020301
6119982319     Single Family       Primary           Refinance               Reduced       11.56     5.875      370000     20020201
6122082669    High-Rise Condo      Primary            Purchase              Standard       80.00     6.250      719120     20020301
6122222463          PUD            Primary            Purchase               Reduced       80.00     6.375      339200     20020201
6122800409     Single Family       Primary            Purchase              Standard       80.00     6.625      302400     20020201
6126860649          PUD           Secondary          Refinance                Rapid        70.79     6.625      400000     20020301
6128315741     Single Family       Primary       Cash-out Refinance           Rapid        66.66     5.875      380000     20020301
6128755250          PUD            Primary            Purchase               Reduced       79.99     5.750      350251     20020301
6133050440      Condominium        Primary            Purchase                Rapid        80.00     6.125      348000     20020201
6134003455     Single Family       Primary           Refinance                Rapid        80.00     5.875      920000     20020201
6134009932     Single Family       Primary           Refinance                Rapid        44.89     6.250      330000     20020301
6136780555          PUD            Primary           Refinance               Reduced       62.24     5.875      389000     20020301
6138698540     Single Family       Primary            Purchase                Rapid        79.88     6.875      560000     20020301
6138836538          PUD            Primary           Refinance                Rapid        62.77     6.000      583800     20020301
6139156910          PUD            Primary            Purchase               Reduced       80.00     6.250      404000     20020201
6139430141     Single Family       Primary            Purchase                Rapid        80.00     6.625      424000     20020301
6139463597     Single Family       Primary           Refinance              Standard       76.35     6.875      649000     20020301
6139549106          PUD            Primary           Refinance           All Ready Home    77.03     5.875      362050     20020301
6140358026     Single Family       Primary       Cash-out Refinance          Reduced       64.00     5.875      336000     20020301
6145548191      Condominium        Primary           Refinance                Rapid        63.92     6.375      338800     20020301
6146199341      Condominium        Primary           Refinance               Reduced       39.34     5.875      600000     20020201
6147284837     Single Family       Primary           Refinance               Reduced       78.30     6.250      332000     20020301
6150074539     Single Family       Primary            Purchase              Standard       80.00     6.625      471200     20020201
6150927165     Single Family       Primary       Cash-out Refinance           Rapid        75.00     5.250      438750     20020301
6154319906     Single Family       Primary           Refinance              Standard       59.68     6.250      999800     20020301
6153506362     Single Family       Primary           Refinance              Standard       69.74     6.000      408000     20020201
6154452269     Single Family       Primary            Purchase              Standard       80.00     6.625      552000     20020201
6155608356      Three Family       Primary            Purchase              Standard       59.90     5.875      650000     20020301
6156001049     Single Family       Primary            Purchase                Rapid        75.00     6.625      785250     20020301
6156384973     Single Family       Primary           Refinance                Rapid        80.00     6.500      640000     20020201
6157870483          PUD            Primary       Cash-out Refinance          Reduced       64.86     6.250      373000     20020201
6158135928     Single Family       Primary            Purchase              Standard       45.45     6.250      500000     20020201
6158883238      Condominium        Primary           Refinance              Standard       80.00     5.750      452800     20020201
6159822599     Single Family       Primary           Refinance                Rapid        80.00     6.125      320000     20020201
6160303100     Single Family       Primary           Refinance                Rapid        75.75     6.375      500000     20020301
6160654833     Single Family       Primary           Refinance               Reduced       78.78     6.000      520000     20020301
6161680209     Single Family       Primary       Cash-out Refinance         Standard       44.44     6.000      600000     20020301
6161830671          PUD            Primary            Purchase                Rapid        66.26     6.500      550000     20020201
6162782947     Single Family       Primary           Refinance               Reduced       66.23     5.875      563000     20020201
6163521963     Single Family       Primary       Cash-out Refinance         Standard       72.23     6.250      385000     20020301
6163665497     Single Family       Primary           Refinance           All Ready Home    76.03     6.375      384000     20020301
6165353803     Single Family       Primary            Purchase                Rapid        80.00     6.625      520000     20020201
6167032504     Single Family       Primary            Purchase                Rapid        80.00     6.125      368000     20020201
6167220729     Single Family       Primary           Refinance                Rapid        55.17     5.125      869000     20020201
6167514329     Single Family       Primary           Refinance                Rapid        30.18     6.250      800000     20020301
6168276001     Single Family       Primary           Refinance                Rapid        50.00     6.125      325000     20020301
6168325790      Condominium        Primary           Refinance              Standard       78.09     6.000      410000     20020201
6169385975          PUD            Primary            Purchase                Rapid        80.00     6.750      724000     20020301
6170261330          PUD            Primary           Refinance               Reduced       53.57     5.875      750000     20020201
6170736075     Single Family       Primary       Cash-out Refinance          Reduced       76.59     5.375      337000     20020201
6172776822     Single Family       Primary       Cash-out Refinance          Reduced       64.70     6.000      440000     20020201
6172910520      Condominium        Primary            Purchase                Rapid        80.00     6.625      356000     20020201
6173654762     Single Family       Primary           Refinance               Reduced       66.47     5.875      565000     20020201
6173687317     Single Family       Primary           Refinance              Standard       37.50     6.375      900000     20020301
6175380747     Single Family       Primary           Refinance               Reduced       80.00     6.625      408000     20020301
6175448932          PUD            Primary           Refinance               Reduced       78.80     6.250      315200     20020201
6176272596     Single Family      Secondary          Refinance                Rapid        35.71     6.125      1000000    20020301
6178424930     Single Family       Primary           Refinance              Standard       79.27     6.375      348800     20020301
6179269722     Single Family       Primary            Purchase               Reduced       80.00     6.000      583200     20020201
6179550329          PUD            Primary           Refinance              Standard       68.29     5.875      336000     20020301
6181864817     Single Family       Primary           Refinance               Reduced       64.28     6.000      315000     20020201
6182252251          PUD            Primary           Refinance              Standard       78.32     6.625      607000     20020301
6183386660     Single Family       Primary           Refinance               Reduced       80.00     6.250      373600     20020301
6184435250          PUD           Secondary           Purchase                Rapid        79.98     6.375      492200     20020301
6184973565     Single Family      Secondary           Purchase               Reduced       77.52     6.375      345000     20020301
6185792436     Single Family       Primary           Refinance               Reduced       59.45     5.875      558900     20020201
6187871063     Single Family       Primary           Refinance               Reduced       74.09     6.500      326000     20020301
6187961039     Single Family       Primary           Refinance              Standard       56.86     6.125      654000     20020201
6188109943     Single Family       Primary           Refinance              Standard       60.00     6.250      357000     20020301
6189355636          PUD            Primary       Cash-out Refinance           Rapid        66.40     5.500      500000     20020201
6189519900          PUD            Primary           Refinance                Rapid        74.94     6.375      712000     20020301
6189816280          PUD            Primary           Refinance              Standard       93.08     5.500      335100     20020201
6191784799     Single Family       Primary       Cash-out Refinance          Reduced       52.63     6.375      400000     20020301
6192199005     Single Family       Primary       Cash-out Refinance          Reduced       75.40     6.375      328000     20020201
6192754601     Single Family       Primary            Purchase                Rapid        80.00     6.875      380000     20020301
6193141527     Single Family       Primary           Refinance              Standard       76.76     6.500      499000     20020301
6194022650      Condominium        Primary           Refinance              Standard       76.37     6.250      611000     20020301
6194134950          PUD           Secondary      Cash-out Refinance         Standard       70.00     6.000      303100     20020201
6195283236          PUD            Primary           Refinance               Reduced       55.59     6.125      422514     20020201
6197764043          PUD            Primary           Refinance                Rapid        37.92     6.625      474000     20020301
6197996777          PUD           Secondary          Refinance                Rapid        66.17     6.500      382500     20020201
6199185742     Single Family       Primary       Cash-out Refinance         Standard       75.00     6.250      405000     20020201
6199468064     Single Family      Secondary          Refinance              Standard       75.58     6.125      650000     20020201
6200017488     Single Family       Primary           Refinance               Reduced       50.85     5.875      640757     20020201
6200933833          PUD            Primary           Refinance              Standard       76.92     6.125      620000     20020201
6201371066          PUD            Primary           Refinance                Rapid        61.48     6.125      415000     20020301
6202624885     Single Family       Primary           Refinance              Standard       84.23     6.625      328500     20020201
6204349812     Single Family       Primary            Purchase              Standard       80.00     6.500      640000     20020301
6204720087      Condominium        Primary       Cash-out Refinance         Standard       74.26     6.000      434475     20020301
6206457548     Single Family       Primary           Refinance               Reduced       64.55     6.000      326000     20020301
6207303741     Single Family       Primary            Purchase              Standard       80.00     7.000      588000     20020301
6208934817          PUD           Secondary          Refinance               Reduced       53.81     6.000      409000     20020301
6211515850     Single Family       Primary           Refinance              Standard       80.00     6.375      640000     20020301
6213315622     Single Family       Primary           Refinance               Reduced       57.60     6.250      360000     20020201
6213560631          PUD            Primary           Refinance              Standard       57.52     5.875      325000     20020301
6213863696     Single Family       Primary       Cash-out Refinance           Rapid        57.65     5.125      836000     20020201
6216903218     Single Family       Primary           Refinance                Rapid        75.22     6.500      387400     20020301
6217620589     Single Family       Primary           Refinance           All Ready Home    49.61     5.500      322500     20020201
6220178948     Single Family       Primary            Purchase                Rapid        80.00     6.625      328000     20020201
6220248667          PUD            Primary           Refinance              Standard       71.40     6.375      574826     20020301
6221013193     Single Family       Primary            Purchase                Rapid        78.88     6.125      355000     20020201
6222977073     Single Family       Primary       Cash-out Refinance          Reduced       58.99     6.250      351000     20020301
6224418878     Single Family       Primary            Purchase               Reduced       78.09     6.125      492000     20020301
6224595998     Single Family       Primary           Refinance              Standard       79.00     6.375      399000     20020201
6225172862          PUD            Primary            Purchase                Rapid        80.00     6.500      426000     20020301
6225718417     Single Family       Primary            Purchase              Standard       80.00     6.375      724000     20020301
6227808547     Single Family       Primary       Cash-out Refinance         Standard       50.00     5.750      840000     20020301
6227947873          PUD            Primary           Refinance              Standard       72.07     6.375      500900     20020201
6232111663     Single Family       Primary           Refinance               Reduced       63.29     5.750      474700     20020201
6232112687     Single Family       Primary            Purchase              Standard       61.45     6.625      476250     20020201
6233154332     Single Family      Secondary           Purchase              Standard       90.00     6.500      396000     20020201
6236326408          PUD            Primary            Purchase              Standard       80.00     6.625      421068     20020301
6236578339     Single Family       Primary           Refinance               Reduced       80.00     6.000      352000     20020301
6237855595          PUD            Primary           Refinance                Rapid        60.24     6.125      400000     20020301
6238386970          PUD            Primary           Refinance               Reduced       53.89     6.250      400000     20020301
6238717943     Single Family       Primary           Refinance              Standard       76.24     6.500      507000     20020301
6240437035      Condominium        Primary            Purchase                Rapid        73.91     6.125      425000     20020301
6243380414          PUD            Primary            Purchase              Standard       75.00     6.375      937500     20020201
6245140527     Single Family       Primary            Purchase               Reduced       69.76     6.375      750000     20020301
6245599599     Single Family       Primary           Refinance              Standard       78.20     6.125      496600     20020301
6246521840          PUD            Primary           Refinance              Standard       69.77     5.750      397700     20020201
6247134320     Single Family       Primary           Refinance                Rapid        65.33     6.375      980000     20020301
6247285247     Single Family       Primary           Refinance               Reduced       83.33     5.875      325000     20020301
6247642215     Single Family       Primary            Purchase              Standard       80.00     6.000      564800     20020301
6248666981     Single Family       Primary            Purchase                Rapid        23.80     6.375      500000     20020301
6249850907     Single Family       Primary       Cash-out Refinance           Rapid        79.89     5.875      449000     20020301
6251104706     Single Family       Primary            Purchase                Rapid        75.00     5.875      900000     20020301
6251888498          PUD            Primary           Refinance           All Ready Home    66.66     6.250      520000     20020201
6253617234     Single Family       Primary           Refinance               Reduced       64.37     5.875      412000     20020301
6256395341     Single Family       Primary           Refinance               Reduced       72.43     5.625      742500     20020201
6256903532          PUD            Primary       Cash-out Refinance          Reduced       56.73     6.375      400000     20020301
6257408275     Single Family       Primary       Cash-out Refinance         Standard       66.72     6.000      387000     20020301
6258126603     Single Family       Primary           Refinance                Rapid        74.85     6.375      531500     20020201
6259111695      Condominium        Primary            Purchase              Standard       80.00     6.375      372000     20020301
6259775689     Single Family       Primary       Cash-out Refinance          Reduced       62.75     6.375      364000     20020301
6260264749     Single Family       Primary           Refinance                Rapid        68.80     6.500      430000     20020301
6262100982     Single Family       Primary            Purchase                Rapid        80.00     6.875      417600     20020301
6263392562     Single Family       Primary            Purchase                Rapid        80.00     6.125      343200     20020201
6265692498     Single Family       Primary            Purchase                Rapid        80.00     6.875      910400     20020201
6265906500          PUD            Primary            Purchase                Rapid        79.99     6.750      383800     20020301
6267378047     Single Family       Primary           Refinance              Standard       59.59     6.125      730000     20020201
6267422126          PUD            Primary           Refinance               Reduced       73.42     5.750      389152     20020201
6268126767     Single Family       Primary           Refinance                Rapid        15.62     6.375      750000     20020201
6268742258     Single Family       Primary           Refinance              Standard       69.65     5.625      801000     20020201
6270474635     Single Family       Primary            Purchase                Rapid        60.24     6.500      500000     20020201
6270891374     Single Family       Primary            Purchase               Reduced       80.00     6.375      480000     20020301
6270963967          PUD            Primary           Refinance              Standard       59.58     6.375      357500     20020301
6271223304      Condominium        Primary       Cash-out Refinance          Reduced       55.88     5.875      475000     20020201
6271884519     Single Family       Primary            Purchase               Reduced       80.00     6.500      404000     20020301
6272246817     Single Family       Primary           Refinance               Reduced       73.14     6.125      384000     20020201
6272395051     Single Family       Primary       Cash-out Refinance         Standard       70.00     6.125      696500     20011201
6273465192      Three Family       Primary           Refinance                Rapid        53.70     6.375      580000     20020301
6275209911          PUD            Primary       Cash-out Refinance         Standard       76.77     7.000      357000     20020301
6276847610     Single Family       Primary           Refinance               Reduced       72.46     5.875      500000     20020201
6279185182          PUD            Primary            Purchase               Reduced       71.88     5.625      320000     20020201
6279502626     Single Family       Primary            Purchase                Rapid        80.00     6.625      526400     20020201
6280516870          PUD            Primary           Refinance                Rapid        67.86     5.500      780500     20020301
6280804904     Single Family       Primary       Cash-out Refinance          Reduced       69.89     6.625      325000     20020301
6281043882          PUD            Primary            Purchase                Rapid        80.00     6.500      640000     20020201
6281793460     Single Family       Primary           Refinance               Reduced       58.25     6.250      383000     20020301
6283121819     Single Family       Primary       Cash-out Refinance         Standard       57.14     5.875      500000     20020201
6284257562     Single Family      Secondary          Refinance                Rapid        74.39     6.500      305000     20020201
6287177221     Single Family       Primary            Purchase              Standard       80.00     6.500      420800     20020301
6287522558     Single Family       Primary           Refinance              Standard       78.84     5.500      410000     20020201
6288083154     Single Family       Primary           Refinance              Standard       78.31     6.125      348500     20020201
6288821322          PUD            Primary           Refinance                Rapid        58.83     6.500      403000     20020301
6290482477     Single Family       Primary       Cash-out Refinance          Reduced       58.55     6.000      527000     20020201
6290575551     Single Family       Primary           Refinance               Reduced       74.73     6.000      478326     20020301
6290814653     Single Family       Primary            Purchase              Standard       80.00     6.875      352000     20020301
6292815435     Single Family       Investor          Refinance              Standard       72.21     6.375      343000     20020301
6293191075     Single Family       Primary           Refinance               Reduced       64.60     6.250      323000     20020301
6294733180          PUD            Primary            Purchase               Reduced       80.00     6.375      672400     20020301
6295182692          PUD            Primary            Purchase              Standard       79.81     6.625      584000     20020201
6295415589     Single Family       Primary       Cash-out Refinance         Standard       73.68     5.500      490000     20020201
6296678540     Single Family       Primary       Cash-out Refinance           Rapid        29.54     6.125      325000     20020201
6296685552     Single Family       Primary           Refinance                Rapid        31.97     5.750      315000     20020201
6296969683          PUD           Secondary           Purchase              Standard       80.00     6.500      616000     20020201
6298796506     Single Family       Primary            Purchase              Standard       79.99     6.375      667679     20020201
6298897650          PUD            Primary       Cash-out Refinance          Reduced       66.05     6.000      518500     20020301
6299416104     Single Family       Primary            Purchase                Rapid        80.00     6.250      388000     20020201
6300136725          PUD            Primary       Cash-out Refinance         Standard       50.00     6.625      1000000    20020301
6300148761     Single Family       Primary           Refinance                Rapid        68.96     6.000      1000000    20020201
6301417041     Single Family       Primary           Refinance                Rapid        64.10     5.875      625000     20020201
6302344673     Single Family       Primary           Refinance               Reduced       72.46     6.000      471000     20020201
6303537598     Single Family       Primary            Purchase               Reduced       30.00     6.250      450000     20020301
6304255059     Single Family       Primary           Refinance               Reduced       18.30     6.250      302000     20020301
6305455070          PUD            Primary            Purchase                Rapid        79.98     6.375      562950     20020201
6305595982     Single Family       Primary            Purchase                Rapid        80.00     6.375      680000     20020201
6306711943     Single Family       Primary           Refinance              Standard       61.00     6.500      610000     20020301
6308229878     Single Family       Primary           Refinance           All Ready Home    54.53     6.500      357227     20020301
6308853115          PUD            Primary           Refinance               Reduced       69.76     6.125      600000     20020201
6309529508     Single Family       Primary           Refinance               Reduced       80.00     6.125      400000     20020201
6309740857     Single Family      Secondary          Refinance                Rapid        69.50     6.500      973000     20020301
6310894883          PUD            Primary       Cash-out Refinance          Reduced       71.37     5.625      389000     20020301
6311791815          PUD            Primary           Refinance              Standard       78.12     6.375      500000     20020301
6312215491     Single Family      Secondary          Refinance           All Ready Home    23.57     6.000      990000     20020201
6312621359          PUD            Primary            Purchase              Standard       80.00     6.875      381600     20020301
6313148329     Single Family       Primary            Purchase              Standard       80.00     6.625      656000     20020301
6313226232     Single Family       Primary            Purchase              Standard       95.00     6.750      393300     20020301
6314555688          PUD            Primary            Purchase              Standard       75.00     6.000      641250     20020201
6315401098     Single Family       Primary       Cash-out Refinance         Standard       65.53     6.000      385000     20020201
6316809703     Single Family       Primary       Cash-out Refinance         Standard       65.45     6.000      360000     20020201
6317954433     Single Family       Primary       Cash-out Refinance         Standard       63.94     5.875      470000     20020301
6319609886     Single Family       Primary            Purchase               Reduced       80.00     6.750      424000     20020301
6321126820     Single Family       Primary       Cash-out Refinance           Rapid        61.11     6.500      440000     20020301
6321719509     Single Family       Primary           Refinance               Reduced       57.98     6.000      603000     20020201
6322572121     Single Family       Primary           Refinance               Reduced       24.87     5.875      398000     20020201
6323597275     Single Family       Primary           Refinance               Reduced       42.56     6.250      340500     20020301
6326258412          PUD            Primary           Refinance               Reduced       70.78     6.000      315000     20020301
6328662983     Single Family       Primary           Refinance               Reduced       57.50     6.000      356500     20020201
6328882037          PUD            Primary           Refinance               Reduced       71.48     5.750      554000     20020301
6329471780          PUD           Secondary           Purchase                Rapid        80.00     6.250      552000     20020301
6338771121     Single Family       Primary           Refinance              Standard       80.00     5.875      728000     20020301
6339793249          PUD           Secondary           Purchase              Standard       80.00     6.625      528000     20020201
6339859909     Single Family       Primary       Cash-out Refinance           Rapid        75.00     6.625      525000     20020201
6340122420     Single Family       Primary       Cash-out Refinance          Reduced       30.55     6.375      550000     20020201
6340346649          PUD            Primary           Refinance              Standard       80.00     6.375      392000     20020201
6344154718     Single Family       Primary       Cash-out Refinance          Reduced       70.00     6.125      560000     20020201
6344438137     Single Family      Secondary          Refinance               Reduced       52.00     5.875      650000     20020201
6344777963     Single Family       Primary            Purchase               Reduced       80.00     6.250      431200     20020301
6344849150     Single Family       Primary       Cash-out Refinance         Standard       70.82     6.250      403712     20020201
6345267196     Single Family       Primary       Cash-out Refinance           Rapid        50.00     5.750      1000000    20020201
6345649351      Condominium        Primary           Refinance                Rapid        78.54     6.500      644100     20020201
6345862616     Single Family       Primary           Refinance               Reduced       36.67     6.250      623500     20020301
6347085133     Single Family       Primary           Refinance                Rapid        66.86     6.375      555000     20020201
6347603000      Condominium       Secondary           Purchase              Standard       75.58     6.500      650000     20020301
6347709799          PUD            Primary           Refinance              Standard       22.03     5.875      650000     20020301
6347957737     Single Family       Primary           Refinance              Standard       35.31     5.625      505000     20020201
6349744109          PUD            Primary           Refinance                Rapid        43.04     6.500      467000     20020301
6350182371          PUD            Primary           Refinance               Reduced       52.38     6.000      550000     20020301
6351065559          PUD            Primary            Purchase              Standard       80.00     6.250      313600     20020301
6352909623     Single Family       Primary           Refinance                Rapid        58.82     6.500      1000000    20020301
6353372425       Two Family        Primary       Cash-out Refinance         Standard       34.66     6.500      520000     20020301
6353739318     Single Family       Primary            Purchase                Rapid        80.00     7.000      478400     20020301
6354099985     Single Family       Primary       Cash-out Refinance          Reduced       56.55     6.000      410000     20020201
6354130731          PUD            Primary           Refinance               Reduced       54.54     5.625      600000     20020301
6357066338          PUD            Primary           Refinance               Reduced       78.13     6.125      336000     20020201
6358817523     Single Family       Primary       Cash-out Refinance          Reduced       59.16     5.625      384000     20020301
6360016528     Single Family      Secondary          Refinance              Standard       48.54     6.375      1000000    20020301
6360035197          PUD            Primary            Purchase              Standard       80.00     6.375      316000     20020201
6360488602     Single Family       Primary           Refinance                Rapid        73.84     5.875      960000     20020201
6361099812     Single Family       Primary           Refinance              Standard       48.78     6.375      1000000    20020301
6362306703     Single Family       Primary           Refinance                Rapid        90.00     6.375      441000     20020301
6363436517     Single Family       Primary           Refinance              Standard       25.45     6.500      700000     20020301
6365410833     Single Family       Primary            Purchase                Rapid        80.00     6.500      352000     20020301
6365412664     Single Family       Primary           Refinance              Standard       74.54     6.500      615000     20020301
6368982846          PUD            Primary           Refinance               Reduced       36.80     6.250      600000     20020301
6370737790     Single Family       Primary       Cash-out Refinance           Rapid        22.52     6.375      500000     20020301
6371092609          PUD            Primary           Refinance               Reduced       55.37     6.000      443000     20020201
6371205029     Single Family       Primary            Purchase              Standard       74.96     6.250      735000     20020201
6371401834     Single Family       Primary           Refinance               Reduced       56.43     6.375      522000     20020201
6372204294     Single Family       Primary           Refinance               Reduced       23.44     6.000      327000     20020301
6372265733     Single Family       Primary            Purchase                Rapid        51.72     6.125      750000     20020301
6372297595     Single Family       Primary           Refinance               Reduced       50.33     6.000      302000     20020201
6373133310     Single Family       Investor           Purchase              Standard       57.57     7.000      475000     20020301
6373526612     Single Family       Primary       Cash-out Refinance           Rapid        63.62     6.375      369000     20020201
6373606554     Single Family       Primary       Cash-out Refinance           Rapid        61.42     6.000      562000     20020201
6373968566     Single Family       Primary       Cash-out Refinance          Reduced       48.48     5.875      400000     20020201
6374798830     Single Family       Primary            Purchase               Reduced       74.79     6.125      460000     20020301
6375644603          PUD            Primary            Purchase               Reduced       80.00     6.875      448000     20020301
6375949622     Single Family       Primary           Refinance                Rapid        63.95     6.500      630000     20020301
6377108342     Single Family       Primary           Refinance               Reduced       40.17     5.875      683000     20020301
6377337248     Single Family       Primary            Purchase              Standard       80.00     5.875      492000     20020301
6377345373          PUD            Primary           Refinance               Reduced       60.86     6.250      350000     20020201
6378318254     Single Family       Primary           Refinance               Reduced       26.14     5.750      451000     20020201
6379139147     Single Family       Primary            Purchase                Rapid        75.00     6.250      461250     20020301
6380156478     Single Family       Primary           Refinance              Standard       66.66     6.250      1000000    20020201
6380318532     Single Family       Primary           Refinance              Standard       64.61     6.125      765000     20020301
6380580024     Single Family       Primary       Cash-out Refinance         Standard       75.00     5.500      431250     20020201
6384973548     Single Family       Primary            Purchase              Standard       62.55     6.375      750000     20020301
6386358110          PUD            Primary            Purchase              Standard       80.00     5.000      503600     20020301
6388668342     Single Family       Primary       Cash-out Refinance          Reduced       49.01     5.375      318600     20020301
6389215911     Single Family       Primary       Cash-out Refinance           Rapid        20.00     5.750      500000     20020201
6389979748          PUD            Primary           Refinance                Rapid        37.19     5.625      595092     20020201
6390941158     Single Family       Primary            Purchase                Rapid        80.00     6.375      340000     20020201
6392314735     Single Family       Primary            Purchase                Rapid        75.00     5.875      885000     20020201
6392385297          PUD            Primary       Cash-out Refinance           Rapid        80.00     6.375      364000     20020301
6394778424     Single Family       Primary            Purchase              Standard       57.77     6.000      650000     20020201
6394912676     Single Family       Primary           Refinance               Reduced       40.22     6.500      360000     20020301
6395113951     Single Family       Primary            Purchase              Standard       80.00     6.500      671160     20020201
6396476498     Single Family       Primary            Purchase                Rapid        80.00     6.125      400000     20020301
6397453389          PUD            Primary           Refinance              Standard       77.81     6.125      428000     20020201
6397785939     Single Family      Secondary          Refinance                Rapid        77.03     6.750      493000     20020201
6398414331     Single Family       Primary       Cash-out Refinance          Reduced       70.00     6.250      322000     20020201
6398492972     Single Family       Primary           Refinance              Standard       70.39     5.375      516000     20020301
6398829058          PUD            Primary           Refinance           All Ready Home    61.66     6.125      370000     20020201
6398942653          PUD            Primary           Refinance              Standard       61.00     5.875      396500     20020201
6399528048     Single Family       Primary           Refinance              Standard       80.00     6.125      560000     20020201
6400314214      Condominium        Primary           Refinance               Reduced       80.00     5.875      304000     20020301
6404451715          PUD            Primary            Purchase               Reduced       80.00     5.500      712000     20020301
6408698618     Single Family       Primary           Refinance                Rapid        48.00     6.125      432000     20020301
6408836176          PUD           Secondary          Refinance               Reduced       51.38     5.750      385400     20020301
6409329312     Single Family       Primary           Refinance               Reduced       62.68     6.250      333500     20020201
6410114315          PUD            Primary           Refinance               Reduced       17.88     6.250      465000     20020101
6410734294          PUD           Secondary           Purchase                Rapid        80.00     5.750      636000     20020301
6411831560     Single Family       Primary       Cash-out Refinance          Reduced       54.61     5.750      355000     20020301
6412042191     Single Family       Primary           Refinance                Rapid        76.01     6.375      543500     20020201
6413232387     Single Family       Primary            Purchase                Rapid        80.00     6.750      520000     20020201
6413386159     Single Family       Primary           Refinance                Rapid        80.00     6.500      312000     20020301
6414324167     Single Family       Primary       Cash-out Refinance          Reduced       57.25     6.000      355000     20020201
6416130943     Single Family       Primary       Cash-out Refinance         Standard       73.83     6.125      395000     20020201
6419113326          PUD            Primary           Refinance              Standard       51.00     5.875      408000     20020201
6421521466          PUD            Primary           Refinance              Standard       48.74     6.500      446000     20020301
6423033569     Single Family       Primary           Refinance              Standard       50.31     5.750      400000     20020201
6424564026     Single Family      Secondary          Refinance              Standard       40.18     6.125      758333     20020201
6424717434     Single Family       Primary            Purchase                Rapid        80.00     6.500      520000     20020201
6425160725          PUD            Primary           Refinance                Rapid        90.00     6.250      378000     20020201
6425244792     Single Family       Primary       Cash-out Refinance          Reduced       37.83     6.125      350000     20020201
6426122427          PUD            Primary            Purchase               Reduced       88.27     5.750      500000     20020201
6426168313     Single Family       Primary       Cash-out Refinance         Standard       48.38     6.125      750000     20020201
6426172893          PUD            Primary            Purchase                Rapid        79.99     6.625      399900     20020201
6426804925     Single Family       Primary           Refinance                Rapid        42.95     6.000      305000     20020301
6426839343     Single Family       Primary            Purchase                Rapid        80.00     6.000      672000     20020301
6426953276     Single Family       Primary       Cash-out Refinance         Standard       68.57     6.375      600000     20020301
6427052169     Single Family       Primary           Refinance               Reduced       53.84     6.000      350000     20020201
6428584749     Single Family       Primary           Refinance               Reduced       75.90     6.250      334000     20020301
6429436253     Single Family       Primary       Cash-out Refinance           Rapid        68.70     5.875      608000     20020301
6429560219     Single Family       Primary           Refinance              Standard       78.13     6.500      336000     20020201
6429902254     Single Family       Primary       Cash-out Refinance          Reduced       78.93     5.125      371000     20020301
6431296752     Single Family       Primary           Refinance               Reduced       54.24     5.750      339000     20020301
6432443304     Single Family       Primary       Cash-out Refinance         Standard       69.23     6.375      675000     20020201
6432460357     Single Family       Primary           Refinance               Reduced       58.82     6.000      400000     20020301
6434383516     Single Family       Primary           Refinance              Standard       75.97     6.375      623000     20020301
6439765758     Single Family       Primary       Cash-out Refinance          Reduced       58.69     6.000      557600     20020201
6440910120     Single Family       Primary           Refinance              Standard       70.00     6.375      588000     20020201
6441303424          PUD           Secondary          Refinance           All Ready Home    70.73     6.000      365000     20020301
6441889687      Condominium        Primary           Refinance              Standard       76.30     6.375      351000     20020201
6442429699      Condominium       Secondary           Purchase              Standard       90.00     6.375      346500     20020301
6442757560     Single Family       Primary           Refinance              Standard       47.86     6.500      718000     20020301
6443053480     Single Family       Primary           Refinance              Standard       67.44     6.000      387800     20020301
6443618886     Single Family       Primary            Purchase              Standard       80.00     6.250      369600     20020301
6444540451     Single Family       Primary           Refinance              Standard       64.07     6.500      660000     20020301
6449827366     Single Family       Primary           Refinance               Reduced       36.84     6.375      479000     20020301
6449980835     Single Family       Investor          Refinance              Standard       51.61     7.000      400000     20020301
6450522260          PUD            Primary           Refinance               Reduced       64.04     6.250      736500     20020201
6450651655     Single Family       Primary           Refinance               Reduced       80.00     5.875      700000     20020201
6454412393     Single Family       Primary            Purchase              Standard       79.03     6.375      750000     20020301
6455032281      Condominium        Primary            Purchase              Standard       80.00     6.750      380000     20020301
6455259793          PUD            Primary            Purchase               Reduced       80.00     6.875      564000     20020201
6456282356          PUD            Primary           Refinance               Reduced       57.90     5.875      359000     20020201
6456686358          PUD            Primary       Cash-out Refinance           Rapid        56.06     6.375      370000     20020301
6456837456     Single Family       Primary       Cash-out Refinance         Standard       51.64     6.875      550000     20020301
6457189303     Single Family       Primary       Cash-out Refinance         Standard       68.87     5.750      482100     20020301
6460660282     Single Family       Primary       Cash-out Refinance           Rapid        65.21     6.375      750000     20020301
6460875468          PUD           Secondary           Purchase                Rapid        80.00     6.375      440000     20020201
6464261178     Single Family       Primary       Cash-out Refinance           Rapid        74.18     6.000      452500     20020201
6464394789     Single Family       Primary           Refinance                Rapid        24.50     6.625      686000     20020201
6464512166     Single Family       Primary            Purchase                Rapid        80.00     6.250      668000     20020201
6465356548          PUD            Primary            Purchase               Reduced       61.24     6.625      520000     20020201
6465798152     Single Family       Primary           Refinance               Reduced       41.60     5.875      312000     20020301
6467987431          PUD            Primary           Refinance           All Ready Home    40.27     6.250      745000     20020101
6468443889      Condominium        Primary            Purchase              Standard       80.00     6.375      476000     20020201
6469439050     Single Family       Primary           Refinance                Rapid        59.05     6.750      375000     20020301
6469519729     Single Family       Primary           Refinance              Standard       75.13     5.125      432000     20020301
6470455301     Single Family       Primary           Refinance                Rapid        25.27     6.375      695000     20020301
6472804852     Single Family       Primary       Cash-out Refinance          Reduced       63.07     6.250      346903     20020201
6473308630     Single Family       Primary       Cash-out Refinance          Reduced       57.60     5.875      720000     20020201
6473898416          PUD            Primary           Refinance                Rapid        80.00     6.250      324000     20020201
6474555767     Single Family       Primary       Cash-out Refinance          Reduced       66.66     6.375      400000     20020301
6475040660     Single Family       Primary           Refinance                Rapid        64.79     6.375      784000     20020301
6476226201     Single Family       Primary           Refinance              Standard       80.00     5.875      388000     20020301
6476809048     Single Family       Primary           Refinance               Reduced       74.75     6.000      385000     20020301
6476822660          PUD            Primary            Purchase              Standard       43.47     6.250      500000     20020301
6479809441          PUD            Primary            Purchase               Reduced       80.00     6.125      364000     20020201
6485057522     Single Family       Primary           Refinance           All Ready Home    50.94     6.000      596000     20020301
6486465203     Single Family       Primary            Purchase              Standard       95.00     6.875      332500     20020301
6486899195     Single Family       Primary           Refinance               Reduced       78.32     6.000      654000     20020201
6487176676     Single Family       Primary            Purchase              Standard       80.00     7.000      380800     20020301
6488352748     Single Family       Primary           Refinance                Rapid        55.98     6.500      425500     20020301
6488964757     Single Family       Primary           Refinance           All Ready Home    49.41     5.125      383000     20020301
6489988979     Single Family       Primary       Cash-out Refinance         Standard       46.51     6.500      400000     20020301
6490189971          PUD            Primary           Refinance              Standard       35.74     6.000      386000     20020301
6493050303          PUD            Primary       Cash-out Refinance          Reduced       80.00     6.125      360000     20020301
6493894957          PUD            Primary           Refinance              Standard       80.00     5.875      412000     20020201
6495076942     Single Family       Primary           Refinance               Reduced       47.30     6.250      650400     20020201
6495391101     Single Family       Investor          Refinance                Rapid        56.14     6.375      320000     20020301
6497855780     Single Family       Primary       Cash-out Refinance         Standard       67.51     6.375      692000     20020301
6497878758     Single Family       Primary           Refinance               Reduced       45.33     5.750      423000     20020201
6498196036       Two Family        Primary           Refinance           All Ready Home    65.03     5.250      465000     20020301
6500930851          PUD            Primary           Refinance               Reduced       80.00     6.500      416000     20020201
6501402355     Single Family       Primary            Purchase              Standard       79.99     6.250      428700     20020201
6502789768     Single Family       Primary       Cash-out Refinance          Reduced       58.82     5.875      400000     20020201
6503364447          PUD            Primary           Refinance                Rapid        75.42     5.750      320550     20020201
6505218641          PUD            Primary       Cash-out Refinance          Reduced       54.80     6.125      372700     20020201
6506027884     Single Family       Primary           Refinance           All Ready Home    42.40     6.375      636000     20020301
6506704755     Single Family       Primary           Refinance               Reduced       22.25     6.250      389500     20020201
6507722087     Single Family       Primary           Refinance              Standard       78.76     6.875      445000     20020201
6508433148     Single Family       Primary           Refinance               Reduced       58.17     5.875      349071     20020201
6509040942     Single Family       Primary           Refinance               Reduced       67.83     5.625      532500     20020301
6510912915          PUD            Primary       Cash-out Refinance           Rapid        70.00     6.625      560000     20020201
6510915363          PUD            Primary           Refinance              Standard       68.86     6.125      334000     20020301
6511480490     Single Family      Secondary          Refinance                Rapid        10.00     6.250      1000000    20020201
6513916269      Condominium        Primary           Refinance           All Ready Home    35.84     6.000      354879     20020301
6514182275      Condominium        Primary            Purchase                Rapid        80.00     6.625      362240     20020201
6515465562     Single Family       Primary       Cash-out Refinance         Standard       80.00     6.750      380000     20020301
6515941950     Single Family       Primary            Purchase              Standard       75.00     6.750      896250     20020301
6519832601     Single Family       Primary            Purchase                Rapid        80.00     6.625      700000     20020301
6520367464     Single Family       Primary           Refinance               Reduced       58.09     6.375      447900     20020301
6520578367          PUD            Primary            Purchase               Reduced       90.00     6.750      345600     20020301
6521305638     Single Family       Primary           Refinance                Rapid        48.00     5.750      600000     20020301
6521869542     Single Family       Primary           Refinance               Reduced       79.09     5.875      367800     20020301
6524055651     Single Family       Primary           Refinance               Reduced       68.47     5.750      467000     20020301
6524509376     Single Family       Primary           Refinance              Standard       51.68     6.000      398000     20020201
6526706822          PUD            Primary           Refinance               Reduced       74.13     6.625      322500     20020301
6528521211     Single Family       Primary           Refinance               Reduced       65.48     5.750      444000     20020301
6528738054      Condominium        Primary            Purchase                Rapid        80.00     6.500      550400     20020201
6530385175          PUD            Primary           Refinance               Reduced       88.42     5.500      309500     20020301
6532268585     Single Family       Primary       Cash-out Refinance          Reduced       66.90     5.875      370000     20020201
6532430763     Single Family       Primary       Cash-out Refinance           Rapid        49.63     6.250      977800     20020201
6533389638          PUD            Primary           Refinance               Reduced       63.36     6.375      396000     20020301
6534101461     Single Family       Primary           Refinance           All Ready Home    64.51     6.250      1000000    20020201
6534355737     Single Family       Primary            Purchase              Standard       90.00     5.750      434250     20020301
6537258904      Condominium       Secondary           Purchase              Standard       52.29     6.750      400000     20020201
6538305712          PUD            Primary           Refinance                Rapid        67.85     5.625      412200     20020301
6540171821     Single Family       Primary           Refinance                Rapid        28.98     6.000      1000000    20020201
6540399901     Single Family       Primary       Cash-out Refinance          Reduced       14.16     6.250      425000     20020101
6540440051     Single Family       Primary            Purchase              Standard       52.99     6.375      451000     20020301
6540462766          PUD            Primary            Purchase                Rapid        80.00     6.500      520000     20020301
6541466394     Single Family       Primary           Refinance                Rapid        80.00     6.500      376000     20020301
6542145203          PUD            Primary            Purchase                Rapid        74.97     6.500      333000     20020301
6542252512     Single Family       Primary            Purchase              Standard       80.00     6.250      436000     20020301
6542393837     Single Family       Primary           Refinance               Reduced       65.25     6.125      535100     20020201
6547598372          PUD            Primary           Refinance               Reduced       39.00     5.875      390000     20020201
6547764693     Single Family       Primary           Refinance                Rapid        42.85     6.375      600000     20020301
6548591962     Single Family       Primary           Refinance               Reduced       51.98     5.500      597800     20020301
6550935784     Single Family       Primary           Refinance               Reduced       53.79     6.250      372241     20020301
6551634238     Single Family       Primary       Cash-out Refinance           Rapid        68.96     6.250      500000     20020301
6552028992          PUD           Secondary          Refinance               Reduced       54.94     6.000      500000     20020301
6552184191     Single Family       Primary            Purchase                Rapid        80.00     6.625      352000     20020301
6553334514      Condominium        Primary       Cash-out Refinance          Reduced       62.16     5.625      345000     20020201
6554245867          PUD           Secondary          Refinance                Rapid        28.28     6.500      990000     20020201
6554396900          PUD            Primary           Refinance           All Ready Home    61.90     6.250      650000     20020201
6554685252          PUD            Primary           Refinance               Reduced       65.14     5.500      400000     20020301
6555285334     Single Family       Primary       Cash-out Refinance          Reduced       71.73     6.000      330000     20020301
6557156129       Two Family        Primary       Cash-out Refinance         Standard       70.00     6.625      721000     20020301
6557424113          PUD            Primary           Refinance                Rapid        50.42     6.250      958000     20020301
6557670541     Single Family       Primary           Refinance               Reduced       79.47     6.000      364000     20020201
6558029168          PUD            Primary           Refinance               Reduced       80.00     6.250      304000     20020201
6560421528     Single Family       Primary           Refinance               Reduced       73.12     6.000      676418     20020201
6561402006      Condominium        Primary            Purchase              Standard       79.99     6.750      392910     20020301
6562971819     Single Family       Primary           Refinance              Standard       26.15     5.875      956000     20020301
6563095451     Single Family       Primary       Cash-out Refinance         Standard       75.00     5.750      457500     20020301
6568274655          PUD            Primary           Refinance               Reduced       42.50     5.875      510000     20020301
6568617945     Single Family       Primary            Purchase              Standard       77.77     6.250      665000     20020301
6569343418          PUD            Primary           Refinance                Rapid        80.00     6.625      372000     20020301
6571089637     Single Family       Primary       Cash-out Refinance           Rapid        76.44     6.500      344000     20020301
6571852547     Single Family       Primary           Refinance           All Ready Home    10.00     6.125      500000     20020201
6572029095     Single Family       Primary           Refinance              Standard       18.51     5.875      500000     20020201
6573457667          PUD            Primary           Refinance                Rapid        64.81     6.125      842600     20020201
6573767107          PUD            Primary            Purchase                Rapid        80.00     6.625      367200     20020301
6576740085     Single Family       Investor           Purchase              Standard       75.00     7.125      540000     20020301
6577502047     Single Family       Primary       Cash-out Refinance           Rapid        31.05     6.375      885000     20020201
6579115541          PUD            Primary            Purchase              Standard       90.00     6.500      382500     20020201
6579865699          PUD            Primary            Purchase                Rapid        80.00     5.875      359200     20020301
6582015993     Single Family       Primary            Purchase              Standard       80.00     6.250      527200     20020301
6582569296          PUD            Primary           Refinance               Reduced       66.88     6.125      558500     20020201
6582881006     Single Family       Primary       Cash-out Refinance         Standard       72.22     6.250      390000     20020301
6583405672          PUD            Primary           Refinance               Reduced       54.94     6.375      494500     20020301
6584574989          PUD            Primary       Cash-out Refinance          Reduced       68.00     6.625      527000     20020301
6585371971     Single Family       Primary           Refinance              Standard       59.93     5.875      431500     20020201
6585704403      Condominium        Primary            Purchase                Rapid        80.00     5.500      480000     20020201
6587648426          PUD            Primary            Purchase                Rapid        80.00     5.875      336500     20020201
6588359841     Single Family       Primary           Refinance               Reduced       74.50     6.000      484300     20020201
6589397147     Single Family       Primary           Refinance               Reduced       39.52     6.125      336000     20020301
6591045122          PUD            Investor          Refinance              Standard       69.87     6.375      348000     20020201
6592133067     Single Family       Primary            Purchase               Reduced       48.25     6.000      345000     20020201
6594693480     Single Family       Primary            Purchase                Rapid        80.00     6.375      356000     20020201
6594795012          PUD            Primary           Refinance               Reduced       48.48     6.375      400000     20020301
6595539039       Two Family        Primary            Purchase              Standard       75.00     6.875      846000     20020301
6595577708     Single Family       Primary       Cash-out Refinance           Rapid        65.06     5.875      475000     20020201
6597441317     Single Family       Primary           Refinance                Rapid        44.35     6.000      987000     20020301
6598100391     Single Family       Primary            Purchase               Reduced       77.00     6.625      327250     20020201
6600626151     Single Family       Primary           Refinance           All Ready Home    26.19     5.875      392917     20020301
6602156207     Single Family       Primary       Cash-out Refinance         Standard       70.00     6.750      544600     20020301
6603861672          PUD            Primary       Cash-out Refinance         Standard       74.56     6.250      425000     20020301
6604358678     Single Family       Primary           Refinance                Rapid        54.37     6.500      435000     20020201
6604453990     Single Family       Primary           Refinance                Rapid        18.18     6.625      1000000    20020301
6605256418     Single Family       Primary           Refinance               Reduced       49.09     6.125      405000     20020201
6606007935     Single Family       Primary           Refinance               Reduced       56.13     6.000      336800     20020201
6607068431          PUD            Primary           Refinance              Standard       73.60     6.000      404800     20020201
6607618771          PUD            Primary       Cash-out Refinance           Rapid        71.23     6.375      402500     20020201
6609472896          PUD            Primary            Purchase                Rapid        80.00     6.375      376000     20020201
6612293503     Single Family       Primary            Purchase                Rapid        57.65     6.750      320000     20020201
6613121547     Single Family       Primary            Purchase               Reduced       80.00     6.250      378000     20020301
6614218938    High-Rise Condo      Primary       Cash-out Refinance         Standard       68.09     6.125      555000     20020301
6617479511     Single Family       Primary           Refinance               Reduced       23.33     6.000      350000     20020301
6618400938     Single Family       Primary       Cash-out Refinance         Standard       55.93     6.000      330000     20020201
6619629360          PUD            Primary           Refinance                Rapid        72.72     5.375      800000     20020201
6620395084      Condominium        Primary           Refinance              Standard       80.00     5.875      540000     20020201
6621491015          PUD            Primary       Cash-out Refinance         Standard       45.33     6.500      408000     20020301
6621800389     Single Family       Primary       Cash-out Refinance           Rapid        70.00     6.625      409500     20020301
6622006127     Single Family       Primary            Purchase                Rapid        69.13     6.750      428300     20020301
6622429709          PUD            Primary           Refinance                Rapid        71.81     6.375      403600     20020201
6623056261          PUD            Primary           Refinance           All Ready Home    65.70     6.125      657000     20020201
6623127781     Single Family       Primary            Purchase              Standard       80.00     6.375      428000     20020201
6624223928     Single Family       Primary       Cash-out Refinance           Rapid        60.13     6.500      436000     20020201
6625239600     Single Family       Primary           Refinance              Standard       10.90     6.250      360000     20020301
6625339228          PUD            Primary            Purchase                Rapid        80.00     6.375      340000     20020201
6625939811     Single Family       Primary           Refinance                Rapid        68.92     5.750      965000     20020201
6627709188     Single Family       Primary           Refinance                Rapid        69.23     6.250      900000     20020201
6629588168     Single Family       Primary            Purchase                Rapid        70.00     6.250      366450     20020201
6629682607          PUD            Primary            Purchase               Reduced       75.40     6.250      368000     20020301
6630864905     Single Family       Primary           Refinance           All Ready Home    51.19     5.875      430000     20020301
6631245716     Single Family       Primary            Purchase                Rapid        80.00     6.875      352000     20020301
6636757590          PUD            Primary           Refinance              Standard       66.50     6.625      675000     20020201
6637090090     Single Family       Primary           Refinance               Reduced       51.07     5.750      475000     20020201
6637464691          PUD            Primary           Refinance              Standard       77.69     6.250      505000     20020201
6638705662     Single Family       Primary       Cash-out Refinance         Standard       69.83     5.875      433000     20020301
6640255243          PUD            Primary           Refinance              Standard       75.91     6.250      455500     20020201
6604263118     Single Family       Primary           Refinance                Rapid        73.91     6.250      391000     20020301
6643515155     Single Family       Primary            Purchase                Rapid        80.00     6.000      404000     20020301
6646266236          PUD            Primary           Refinance           All Ready Home    54.79     6.500      1000000    20020201
6646711264     Single Family       Primary       Cash-out Refinance           Rapid        73.13     6.625      490000     20020301
6646806908     Single Family       Primary           Refinance               Reduced       64.57     6.000      565000     20020301
6646860624     Single Family       Primary           Refinance                Rapid        65.51     5.750      665000     20020201
6647967287          PUD            Primary            Purchase                Rapid        75.00     6.500      896250     20020301
6648216163     Single Family       Primary           Refinance                Rapid        72.16     6.125      323300     20020301
6648396221     Single Family       Investor           Purchase              Standard       56.36     6.500      310000     20020201
6648716907     Single Family       Primary           Refinance           All Ready Home    73.93     6.375      366000     20020201
6649380646          PUD            Primary           Refinance              Standard       79.09     6.625      613000     20020201
6649633416          PUD            Primary            Purchase               Reduced       70.40     6.250      704000     20020301
6650128371     Single Family       Primary            Purchase                Rapid        80.00     6.250      480000     20020301
6651348945     Single Family      Secondary          Refinance               Reduced       62.47     6.500      355500     20020301
6652350619       Two Family        Primary           Refinance              Standard       57.84     5.875      737500     20020301
6652955474     Single Family       Primary           Refinance               Reduced       62.50     6.375      400000     20020301
6653038973     Single Family       Primary            Purchase              Standard       80.00     6.500      532548     20020201
6653704038     Single Family       Primary           Refinance              Standard       77.72     6.125      750000     20020301
6657543416     Single Family       Primary            Purchase                Rapid        87.99     6.500      368051     20020301
6659961681     Single Family       Primary            Purchase              Standard       80.00     5.750      516000     20020301
6661765534     Single Family       Primary           Refinance               Reduced       72.24     5.875      354000     20020301
6663302708     Single Family       Primary       Cash-out Refinance          Reduced       70.00     6.250      556500     20020301
6664173132          PUD            Primary           Refinance           All Ready Home    62.77     6.125      565000     20020301
6665931256     Single Family       Primary            Purchase              Standard       80.00     6.250      365600     20020201
6666817959     Single Family      Secondary          Refinance               Reduced       60.44     6.500      544000     20020301
6669570712     Single Family      Secondary           Purchase                Rapid        80.00     6.375      592000     20020201
6669783984          PUD            Primary           Refinance           All Ready Home    19.66     6.250      590000     20020301
6670605481     Single Family       Investor          Refinance              Standard       67.48     6.250      337400     20020101
6670904835     Single Family       Primary           Refinance              Standard       54.95     6.625      524300     20020201
6670993663          PUD            Primary           Refinance              Standard       69.46     6.250      555700     20020301
6671546718     Single Family       Primary           Refinance               Reduced       18.84     6.250      480500     20020201
6671623475     Single Family       Primary           Refinance               Reduced       47.48     6.125      500000     20020201
6671999248          PUD            Primary           Refinance                Rapid        51.72     6.000      600000     20020301
6672095103     Single Family       Primary           Refinance                Rapid        31.00     5.875      930000     20020301
6675672890          PUD            Primary           Refinance                Rapid        67.03     6.125      905000     20020201
6678123743     Single Family       Primary            Purchase              Standard       89.99     6.500      328172     20020201
6678199412     Single Family       Primary           Refinance              Standard       76.92     6.375      1000000    20020301
6678237626     Single Family       Primary           Refinance                Rapid        80.00     6.125      600000     20020301
6679383817     Single Family       Primary            Purchase              Standard       78.94     6.500      375000     20020301
6679645611     Single Family       Primary           Refinance               Reduced       37.37     6.250      302700     20020201
6680761514     Single Family       Primary       Cash-out Refinance           Rapid        57.83     5.875      306500     20020301
6680979363     Single Family       Primary           Refinance              Standard       79.91     6.125      398000     20020301
6683286139     Single Family       Primary           Refinance               Reduced       71.03     5.875      515000     20020201
6687696861          PUD            Primary            Purchase               Reduced       59.44     5.375      498373     20020201
6688093563     Single Family       Primary           Refinance              Standard       75.54     6.375      483500     20020201
6688536835     Single Family       Primary       Cash-out Refinance           Rapid        67.30     6.000      525000     20020301
6688633129     Single Family       Primary           Refinance               Reduced       50.26     5.375      475000     20020201
6688999512          PUD            Primary           Refinance               Reduced       80.00     5.875      556000     20020201
6690202434     Single Family       Primary       Cash-out Refinance         Standard       79.36     5.875      357159     20020201
6690308215     Single Family       Primary            Purchase              Standard       75.00     6.000      937500     20020201
6691024639       Two Family        Primary            Purchase              Standard       80.00     6.500      840000     20020201
6691289794     Single Family       Primary       Cash-out Refinance          Reduced       40.00     6.000      330000     20020201
6692318139      Condominium       Secondary           Purchase                Rapid        35.04     6.875      650000     20020201
6692808089     Single Family       Primary           Refinance               Reduced       80.00     6.250      360000     20020301
6693282953          PUD            Primary            Purchase              Standard       80.00     5.500      560000     20020301
6695012580     Single Family       Primary       Cash-out Refinance         Standard       67.51     6.375      530000     20020201
6696515888     Single Family      Secondary          Refinance                Rapid        80.00     6.250      612000     20020201
6697070388     Single Family       Primary            Purchase                Rapid        80.00     6.375      374000     20020301
6697420500      Condominium        Primary            Purchase                Rapid        80.00     6.250      376000     20020201
6699572282          PUD           Secondary           Purchase                Rapid        89.99     5.625      344058     20020201
6699861024     Single Family       Primary            Purchase                Rapid        79.38     6.500      450500     20020301
6700151779     Single Family      Secondary          Refinance                Rapid        77.00     6.375      606000     20020201
6701199470          PUD            Primary           Refinance           All Ready Home    53.92     6.375      350500     20020301
6701854553     Single Family       Primary           Refinance               Reduced       73.55     5.625      484000     20020201
6705553698     Single Family       Primary           Refinance              Standard       80.00     6.250      660000     20020301
6706236236          PUD            Primary            Purchase                Rapid        80.00     5.500      339920     20020201
6707285406          PUD            Primary       Cash-out Refinance         Standard       39.21     6.125      500000     20020201
6710393452          PUD            Primary           Refinance              Standard       60.69     6.000      434000     20020201
6710502979     Single Family       Primary           Refinance           All Ready Home    29.83     6.250      358000     20020201
6710807030     Single Family       Primary           Refinance              Standard       57.30     6.000      659000     20020301
6713783550     Single Family       Primary            Purchase                Rapid        80.00     5.125      332000     20020201
6713810361     Single Family       Primary           Refinance              Standard       80.00     6.625      380000     20020301
6714979041     Single Family       Primary       Cash-out Refinance         Standard       56.66     6.125      680000     20020201
6715773484          PUD            Primary           Refinance           All Ready Home    54.85     6.125      480000     20020201
6717231606     Single Family       Primary       Cash-out Refinance          Reduced       57.69     5.750      750000     20020301
6717941675     Single Family      Secondary          Refinance               Reduced       80.00     5.625      404800     20020301
6718291138     Single Family       Primary            Purchase                Rapid        80.00     6.875      428000     20020301
6723078199          PUD            Primary           Refinance                Rapid        61.04     6.000      891269     20020301
6724056277      Condominium        Primary            Purchase              Standard       80.00     6.375      316000     20020201
6725956889     Single Family       Primary            Purchase              Standard       80.00     6.250      388000     20020301
6729293412     Single Family       Primary       Cash-out Refinance           Rapid        19.56     5.750      450000     20020201
6730938427      Condominium       Secondary          Refinance                Rapid        63.66     6.250      417000     20020201
6731740657     Single Family       Primary       Cash-out Refinance           Rapid        50.72     5.500      350000     20020301
6732062101       Two Family        Primary       Cash-out Refinance         Standard       68.70     6.125      450000     20020201
6732364440      Condominium        Primary           Refinance              Standard       83.17     6.250      328530     20020201
6733351552          PUD            Primary           Refinance              Standard       76.39     6.250      557700     20020301
6734027136     Single Family       Primary            Purchase               Reduced       79.59     6.000      585000     20020201
6736295996     Single Family       Primary           Refinance               Reduced       18.35     6.125      390000     20020201
6736668689      Condominium        Primary           Refinance               Reduced       55.38     6.000      360000     20020201
6738266243     Single Family       Primary           Refinance               Reduced       72.84     6.000      346000     20020201
6740042988     Single Family       Primary           Refinance           All Ready Home    22.12     5.875      730000     20020301
6741295619     Single Family       Primary           Refinance                Rapid        32.41     6.375      316000     20020301
6742623041     Single Family       Primary           Refinance              Standard       55.74     5.875      696778     20020201
6743898782     Single Family       Investor           Purchase              Standard       46.25     6.125      710000     20020301
6744049450          PUD            Primary       Cash-out Refinance          Reduced       79.73     6.125      360000     20020301
6744900082     Single Family       Primary           Refinance               Reduced       73.36     5.875      403500     20020201
6745777588     Single Family       Primary           Refinance           All Ready Home    80.00     5.750      352000     20020301
6747360870    High-Rise Condo     Secondary           Purchase                Rapid        80.00     6.375      500000     20020201
6749949209          PUD            Primary            Purchase                Rapid        75.00     7.000      937500     20020301
6750006816          PUD            Primary       Cash-out Refinance          Reduced       59.79     5.625      571000     20020201
6750447002     Single Family       Primary           Refinance              Standard       57.10     6.375      928000     20020201
6751328854          PUD            Primary            Purchase                Rapid        89.98     6.875      366250     20020301
6752713039     Single Family       Primary       Cash-out Refinance          Reduced       64.79     6.125      635000     20020201
6753649927     Single Family       Primary           Refinance                Rapid        53.95     5.750      750000     20020201
6753679585          PUD            Primary       Cash-out Refinance          Reduced       43.45     5.750      365000     20020201
6753966842     Single Family       Primary       Cash-out Refinance         Standard       40.00     6.125      800000     20020301
6755378160     Single Family       Primary            Purchase                Rapid        80.00     6.500      520000     20020301
6755796924     Single Family       Primary       Cash-out Refinance           Rapid        62.50     6.375      500000     20020301
6756555113      Condominium        Primary            Purchase              Standard       73.02     5.875      332250     20020301
6757133522          PUD            Primary            Purchase                Rapid        79.86     6.250      447200     20020201
6757268641     Single Family       Primary           Refinance              Standard       64.19     6.125      337000     20020201
6758231267     Single Family      Secondary          Refinance               Reduced       52.08     6.250      625000     20020301
6759753277          PUD            Primary           Refinance                Rapid        80.00     6.625      492000     20020301
6760151610          PUD            Primary           Refinance                Rapid        75.43     5.875      347000     20020201
6760156387     Single Family       Primary            Purchase                Rapid        57.14     6.375      600000     20020301
6760986726     Single Family       Primary           Refinance              Standard       53.74     5.875      524000     20020201
6761900213     Single Family       Primary       Cash-out Refinance          Reduced       74.42     6.625      353500     20020201
6762282744     Single Family       Primary           Refinance              Standard       69.83     5.625      653000     20020301
6763537104          PUD            Primary            Purchase              Standard       76.53     6.250      750000     20020301
6764431729     Single Family       Primary           Refinance              Standard       46.86     6.125      785000     20020201
6765486177     Single Family       Primary       Cash-out Refinance         Standard       79.79     6.625      304000     20020201
6765983918     Single Family       Primary           Refinance           All Ready Home    61.87     6.250      990000     20020201
6766297599          PUD            Primary           Refinance              Standard       79.88     5.250      475308     20020201
6766591918     Single Family       Primary       Cash-out Refinance           Rapid        44.84     5.375      500000     20020201
6768365436     Single Family       Primary       Cash-out Refinance         Standard       68.53     6.500      514000     20020301
6769676500     Single Family       Primary            Purchase              Standard       75.00     6.750      656250     20020201
6769936862     Single Family       Primary           Refinance               Reduced       78.29     6.125      587200     20020201
6771760326     Single Family       Primary           Refinance              Standard       67.49     6.125      389700     20020201
6772607617     Single Family       Primary            Purchase               Reduced       80.00     6.500      602000     20020301
6774241340          PUD            Primary           Refinance              Standard       71.03     6.375      650000     20020301
6774881384     Single Family       Primary            Purchase                Rapid        80.00     6.125      696000     20020201
6775187740          PUD            Primary           Refinance                Rapid        79.85     6.125      448000     20020201
6776102615     Single Family       Primary            Purchase                Rapid        80.00     5.125      593600     20020201
6777966356      Condominium        Primary           Refinance                Rapid        80.00     5.875      420000     20020201
6780390578      Condominium       Secondary          Refinance              Standard       50.00     5.875      650000     20020301
6780611320          PUD            Primary           Refinance              Standard       43.47     5.875      1000000    20020201
6782108655     Single Family      Secondary          Refinance                Rapid        68.67     5.750      910000     20020301
6782632753     Single Family       Primary            Purchase                Rapid        80.00     6.375      544000     20020201
6783275982     Single Family       Primary            Purchase                Rapid        75.00     6.375      735000     20020301
6783473629     Single Family       Primary       Cash-out Refinance         Standard       46.31     6.375      440000     20020201
6784472794     Single Family       Primary       Cash-out Refinance         Standard       65.35     6.000      500000     20020201
6787963856     Single Family       Primary           Refinance           All Ready Home    73.14     6.500      640000     20020201
6790134982     Single Family       Primary            Purchase                Rapid        61.53     6.000      1000000    20020301
6792811900     Single Family      Secondary          Refinance                Rapid        64.27     6.250      996200     20020301
6793150886      Condominium        Primary           Refinance              Standard       79.89     5.875      363500     20020201
6794588001     Single Family       Primary       Cash-out Refinance          Reduced       61.29     5.875      380000     20020201
6795101648     Single Family       Primary            Purchase                Rapid        80.00     6.375      559920     20020301
6796644588     Single Family       Primary           Refinance              Standard       63.23     6.000      411000     20020201
6798522865     Single Family       Primary           Refinance               Reduced       70.73     5.625      435000     20020301
6799291692     Single Family       Primary           Refinance                Rapid        41.42     6.125      657000     20020201
6799503484      Condominium        Primary           Refinance              Standard       58.92     5.875      383000     20020201
6800091677     Single Family       Primary            Purchase                Rapid        80.00     6.250      352000     20020301
6800153444      Condominium        Primary            Purchase               Reduced       80.00     6.750      740000     20020301
6800754910     Single Family       Primary       Cash-out Refinance           Rapid        80.00     6.375      396000     20020301
6801841963     Single Family       Primary           Refinance           All Ready Home    77.77     5.750      587200     20020301
6803055604     Single Family      Secondary           Purchase              Standard       80.00     6.375      360000     20020201
6803106944          PUD            Primary       Cash-out Refinance           Rapid        71.62     6.500      462000     20020301
6804673884          PUD            Primary       Cash-out Refinance         Standard       58.88     6.000      709621     20020301
6805047757     Single Family       Primary           Refinance                Rapid        54.41     6.375      326500     20020201
6805469613     Single Family       Primary            Purchase              Standard       80.00     6.250      388000     20020201
6806420821     Single Family       Primary           Refinance               Reduced       75.86     5.875      455200     20020301
6806935257          PUD            Primary       Cash-out Refinance         Standard       75.00     5.875      487500     20020201
6807473340     Single Family       Primary            Purchase              Standard       77.47     6.625      650000     20020301
6807707010          PUD            Primary            Purchase               Reduced       66.55     5.500      398000     20020201
6808119934     Single Family       Primary           Refinance              Standard       66.54     5.750      649500     20020201
6810459062          PUD            Primary           Refinance              Standard       80.00     5.750      334400     20020201
6811065934          PUD            Primary            Purchase                Rapid        90.00     5.750      364797     20020201
6811822508      Condominium        Primary           Refinance               Reduced       47.86     5.750      359000     20020201
6815355273          PUD            Primary            Purchase                Rapid        72.28     6.250      450000     20020301
6816038357     Single Family       Primary       Cash-out Refinance           Rapid        57.57     5.875      475000     20020201
6820189451     Single Family      Secondary           Purchase              Standard       74.48     6.500      1000000    20020301
6822270812     Single Family       Primary           Refinance                Rapid        72.60     6.250      798700     20020201
6823057895     Single Family       Primary           Refinance               Reduced       71.83     6.000      686000     20020201
6823059321     Single Family       Primary       Cash-out Refinance          Reduced       75.00     5.875      438750     20020201
6823327827     Single Family       Primary       Cash-out Refinance          Reduced       27.14     6.500      380000     20020301
6823330409     Single Family       Primary           Refinance               Reduced       64.51     5.750      500000     20020201
6823647372     Single Family       Primary            Purchase                Rapid        80.00     6.500      360000     20020301
6826360908     Single Family       Primary            Purchase                Rapid        76.00     6.375      490200     20020201
6826958131     Single Family       Primary           Refinance              Standard       33.33     5.875      1000000    20020301
6827742708     Single Family       Primary            Purchase              Standard       80.00     6.250      432000     20020301
6829630802      Condominium        Primary           Refinance               Reduced       28.13     6.375      527500     20020301
6831774929          PUD           Secondary          Refinance               Reduced       65.63     6.250      338000     20020301
6832795576     Single Family       Primary           Refinance               Reduced       32.83     6.125      592600     20020201
6833060897     Single Family       Primary            Purchase                Rapid        80.00     6.375      480000     20020301
6833705111     Single Family       Primary            Purchase                Rapid        80.00     6.125      616000     20020301
6834815604          PUD            Primary            Purchase              Standard       79.36     6.625      750000     20020201
6835558781     Single Family       Primary           Refinance           All Ready Home    48.64     6.375      865800     20020301
6837458535     Single Family       Primary            Purchase                Rapid        80.00     6.500      388000     20020301
6838036165     Single Family       Primary           Refinance               Reduced       67.93     6.000      375000     20020201
6838690318     Single Family       Primary       Cash-out Refinance          Reduced       74.07     5.625      420000     20020201
6843048734     Single Family       Primary           Refinance                Rapid        68.57     5.750      562299     20020301
6843673762     Single Family       Primary       Cash-out Refinance           Rapid        70.00     6.250      479500     20020301
6844621711     Single Family       Primary           Refinance              Standard       71.63     6.375      985000     20020301
6845676615     Single Family       Primary           Refinance               Reduced       80.00     6.000      316800     20020201
6845996484     Single Family       Primary       Cash-out Refinance           Rapid        66.02     6.250      515000     20011201
6847559058      Condominium        Primary            Purchase               Reduced       80.00     5.875      436000     20020201
6848838402     Single Family      Secondary          Refinance           All Ready Home    57.74     6.375      620750     20020201
6849836231      Condominium        Primary       Cash-out Refinance          Reduced       67.18     6.000      430000     20020301
6850640191     Single Family       Primary       Cash-out Refinance         Standard       50.00     5.875      900000     20020301
6850885309     Single Family       Primary           Refinance               Reduced       38.37     6.250      330000     20020201
6851337292     Single Family       Primary           Refinance               Reduced       15.81     5.875      442800     20020101
6852905444          PUD            Primary            Purchase                Rapid        80.00     6.625      392000     20020301
6854147383     Single Family       Primary            Purchase               Reduced       70.00     5.875      434000     20020201
6855293475          PUD            Primary            Purchase                Rapid        73.17     6.750      750000     20020301
6856678419     Single Family       Primary           Refinance              Standard       80.00     5.875      356800     20020301
6857328899     Single Family       Primary            Purchase                Rapid        80.00     6.125      532000     20020201
6858975219      Condominium        Primary           Refinance              Standard       67.08     6.375      805000     20020201
6859549237     Single Family       Primary           Refinance           All Ready Home    55.78     5.750      477000     20020201
6860287686     Single Family       Primary            Purchase                Rapid        80.00     6.375      520000     20020301
6861403795     Single Family       Primary           Refinance              Standard       70.00     6.125      840000     20020201
6861486204     Single Family       Primary           Refinance                Rapid        14.88     6.125      335000     20020201
6862044390     Single Family       Primary            Purchase              Standard       80.00     6.250      372000     20020301
6862494132     Single Family       Primary           Refinance                Rapid        80.00     6.375      444000     20020301
6863557077     Single Family       Primary            Purchase                Rapid        41.48     6.000      950000     20020301
6864655672     Single Family       Primary           Refinance              Standard       78.65     6.000      350000     20020301
6866717777     Single Family       Primary       Cash-out Refinance         Standard       49.11     6.000      343800     20020301
6867987809     Single Family       Primary       Cash-out Refinance           Rapid        58.97     5.875      460000     20020201
6868015097     Single Family       Primary            Purchase              Standard       80.00     6.000      503200     20020201
6871222201     Single Family       Primary           Refinance                Rapid        57.63     6.625      415000     20020301
6871413289     Single Family       Primary       Cash-out Refinance           Rapid        69.48     6.625      337000     20020201
6872036832     Single Family       Investor          Refinance              Standard       61.74     6.375      460000     20020301
6872419947     Single Family       Primary           Refinance               Reduced       24.97     5.250      312235     20020201
6872859001      Condominium        Primary           Refinance           All Ready Home    68.26     6.250      512000     20020201
6873221466          PUD            Primary           Refinance               Reduced       70.16     6.000      350800     20020201
6875816859     Single Family       Primary       Cash-out Refinance         Standard       64.66     6.500      485000     20020301
6876260206     Single Family       Primary            Purchase              Standard       80.00     5.750      484000     20020301
6877650819     Single Family       Primary            Purchase                Rapid        80.00     6.375      672000     20020301
6877883444     Single Family       Primary           Refinance               Reduced       38.00     6.500      570000     20020301
6878094538          PUD            Primary            Purchase              Standard       80.00     6.375      616000     20020301
6879005707     Single Family       Primary           Refinance               Reduced       26.56     5.875      664000     20020201
6879122486          PUD            Primary           Refinance              Standard       35.71     6.000      1000000    20020201
6882780858          PUD            Primary           Refinance               Reduced       74.38     6.000      364500     20020201
6883234442     Single Family       Primary           Refinance              Standard       65.59     5.875      833100     20020201
6884026185     Single Family       Primary           Refinance               Reduced       74.93     6.125      562000     20020201
6885310836     Single Family       Primary            Purchase                Rapid        80.00     6.625      580000     20020301
6885809795          PUD            Primary           Refinance                Rapid        48.36     6.125      532000     20020301
6886558011      Condominium        Primary            Purchase               Reduced       80.00     6.125      440000     20020201
6886787461     Single Family       Primary           Refinance                Rapid        72.95     6.000      802500     20020201
6888648141     Single Family       Primary           Refinance                Rapid        56.98     6.375      359000     20020301
6889190267     Single Family       Primary           Refinance           All Ready Home    72.00     5.875      702000     20020301
6892679561          PUD            Primary           Refinance                Rapid        65.04     6.375      992000     20020301
6892921302     Single Family       Primary           Refinance               Reduced       52.99     5.625      696900     20020201
6893605151     Single Family       Primary           Refinance              Standard       80.00     6.625      520000     20020301
6894158259     Single Family       Primary            Purchase              Standard       84.25     5.375      455000     20020201
6895718432     Single Family       Primary           Refinance               Reduced       46.72     5.500      649500     20020201
6898257693     Single Family       Primary           Refinance                Rapid        55.51     6.250      805000     20020301
6898792707     Single Family       Primary            Purchase              Standard       80.00     6.500      335200     20020301
6899172198    High-Rise Condo     Secondary          Refinance               Reduced       41.36     5.500      393000     20020201
6899176603     Single Family       Primary           Refinance              Standard       66.88     6.250      410000     20020301
6899270265          PUD            Primary           Refinance           All Ready Home    78.34     6.625      642398     20020301
6899549866     Single Family       Primary           Refinance           All Ready Home    74.21     5.875      616000     20020301
6900960904     Single Family       Primary       Cash-out Refinance         Standard       35.01     5.875      450000     20020201
6901525458     Single Family       Primary       Cash-out Refinance          Reduced       56.45     5.750      350000     20020301
6902309431     Single Family       Primary           Refinance               Reduced       31.25     6.375      500000     20020301
6903029723     Single Family       Primary       Cash-out Refinance         Standard       75.00     6.250      397500     20020301
6904781967     Single Family       Primary           Refinance           All Ready Home    76.55     6.000      371300     20020301
6905112543     Single Family       Primary            Purchase                Rapid        80.00     6.375      440000     20020301
6905386485     Single Family       Primary            Purchase                Rapid        80.00     6.375      455200     20020301
6906170847     Single Family       Primary           Refinance                Rapid        49.00     5.875      980000     20020301
6906403388     Single Family       Primary           Refinance              Standard       74.21     6.250      423000     20011201
6906970410     Single Family       Primary           Refinance              Standard       56.17     6.500      955000     20020301
6907248915     Single Family       Primary       Cash-out Refinance         Standard       43.33     6.125      650000     20020301
6908343111     Single Family       Primary           Refinance           All Ready Home    65.71     5.750      414000     20020201
6908589598     Single Family       Primary           Refinance              Standard       63.70     6.125      395000     20020201
6909122530     Single Family       Primary           Refinance                Rapid        65.70     5.625      755000     20020201
6912254262     Single Family      Secondary          Refinance               Reduced       62.19     6.375      416117     20020301
6913372402     Single Family       Primary           Refinance               Reduced       57.14     5.875      420000     20020201
6913935950     Single Family       Primary           Refinance               Reduced       58.28     6.375      408000     20020301
6914093833     Single Family       Primary       Cash-out Refinance           Rapid        75.00     6.625      495000     20020301
6914473894     Single Family       Primary           Refinance                Rapid        42.43     6.000      785000     20020201
6914670408          PUD            Primary           Refinance              Standard       77.86     5.750      494430     20020201
6915134859          PUD            Primary           Refinance           All Ready Home    61.40     6.125      350000     20020201
6915212341          PUD            Primary           Refinance               Reduced       31.11     6.375      700000     20020201
6920683841     Single Family       Primary       Cash-out Refinance         Standard       80.00     5.125      316000     20020301
6922785909     Single Family       Primary       Cash-out Refinance         Standard       48.10     6.500      481000     20020301
6924758078     Single Family       Primary           Refinance              Standard       75.39     5.875      475000     20020201
6924784702     Single Family       Primary           Refinance              Standard       80.00     5.625      308800     20020201
6928162665          PUD            Primary            Purchase                Rapid        80.00     6.375      516000     20020301
6930060360     Single Family       Primary           Refinance               Reduced       45.00     5.500      675000     20020301
6930851792      Condominium        Primary           Refinance                Rapid        78.60     6.625      365500     20020301
6932235424     Single Family       Primary       Cash-out Refinance         Standard       54.76     6.000      575000     20020301
6932644872          PUD            Primary           Refinance           All Ready Home    59.06     6.000      945000     20020201
6933124395     Single Family       Primary           Refinance               Reduced       46.32     6.250      694900     20020301
6933349687          PUD            Primary       Cash-out Refinance          Reduced       74.50     5.750      380000     20020201
6933571850     Single Family       Primary            Purchase                Rapid        80.00     6.250      496800     20020301
6937383252          PUD            Primary           Refinance              Standard       63.52     5.875      310000     20020201
6941633544     Single Family       Primary           Refinance               Reduced       19.47     6.250      370000     20020201
6944038766     Single Family       Primary            Purchase                Rapid        70.00     6.375      875000     20020301
6945691357     Single Family       Primary           Refinance              Standard       80.00     6.500      376000     20020301
6945764881          PUD            Primary            Purchase              Standard       75.15     6.250      605000     20020301
6947866346     Single Family       Primary       Cash-out Refinance           Rapid        80.00     6.375      352000     20020301
6947990658     Single Family       Primary           Refinance               Reduced       65.83     6.625      370000     20020201
6948496093     Single Family       Primary       Cash-out Refinance          Reduced       54.78     6.000      315000     20020301
6949299421     Single Family       Primary            Purchase               Reduced       80.00     5.750      536000     20020301
6950880853     Single Family       Primary       Cash-out Refinance           Rapid        57.39     6.375      749000     20020201
6951043303     Single Family       Primary            Purchase               Reduced       79.86     6.375      361000     20020301
6952321914     Single Family       Primary            Purchase                Rapid        66.66     6.750      1000000    20020201
6955204901          PUD            Primary           Refinance               Reduced       42.81     5.875      342500     20020201
6955353146     Single Family       Primary            Purchase               Reduced       80.00     6.500      443200     20020201
6955897324     Single Family       Primary           Refinance                Rapid        78.00     6.125      468000     20020201
6957317222     Single Family       Primary           Refinance               Reduced       50.73     5.500      520000     20020301
6957490656     Single Family       Primary           Refinance           All Ready Home    50.00     5.875      400000     20020201
6957495754     Single Family       Primary           Refinance                Rapid        64.05     6.250      490000     20020201
6957970103          PUD            Primary           Refinance               Reduced       62.13     5.875      379000     20020301
6961546105          PUD            Primary           Refinance               Reduced       43.30     6.250      563000     20020301
6961863906      Four Family        Primary            Purchase              Standard       80.00     6.500      503200     20020201
6962011125          PUD           Secondary      Cash-out Refinance           Rapid        69.85     6.250      329000     20020201
6964956947     Single Family       Primary           Refinance               Reduced       59.78     6.000      544000     20020301
6965931709     Single Family       Primary            Purchase               Reduced       80.00     6.250      420000     20020201
6966882620          PUD            Primary       Cash-out Refinance         Standard       45.45     6.000      750000     20020301
6967531903          PUD            Primary       Cash-out Refinance           Rapid        65.23     5.875      424000     20020201
6970058605     Single Family       Primary           Refinance               Reduced       78.66     6.125      590000     20020301
6970451305          PUD            Primary           Refinance           All Ready Home    53.33     6.250      960000     20020301
6971274755     Single Family       Primary           Refinance                Rapid        60.20     6.375      602000     20020301
6972212192     Single Family       Primary       Cash-out Refinance         Standard       68.94     5.375      586000     20020301
6972681008     Single Family       Primary            Purchase              Standard       80.00     5.625      320000     20020201
6975314516     Single Family       Primary           Refinance              Standard       80.00     6.375      520000     20020301
6978029533     Single Family       Primary           Refinance               Reduced       76.48     5.875      353000     20020301
6979715577     Single Family       Primary            Purchase                Rapid        80.00     6.125      494400     20020301
6980273442          PUD            Primary       Cash-out Refinance          Reduced       41.66     5.750      750000     20020301
6982132604     Single Family       Primary            Purchase              Standard       68.08     6.000      800000     20020301
6982475599       Two Family        Primary           Refinance              Standard       78.77     6.625      945300     20020201
6984248788     Single Family       Primary       Cash-out Refinance          Reduced       48.38     6.625      750000     20020201
6985196457     Single Family       Primary           Refinance                Rapid        71.23     5.750      577000     20020201
6986360813    High-Rise Condo      Primary            Purchase                Rapid        80.00     6.500      400000     20020301
6987121941      Condominium        Primary            Purchase              Standard       75.00     6.500      725016     20020301
6987619134     Single Family       Primary           Refinance               Reduced       62.08     6.000      527700     20020201
6990643709          PUD            Primary       Cash-out Refinance         Standard       68.14     5.500      477000     20020201
6991340453          PUD            Primary            Purchase                Rapid        80.00     6.250      402400     20020301
6992708245     Single Family       Primary           Refinance               Reduced       66.12     6.250      383500     20020201
6993616694     Single Family       Primary            Purchase                Rapid        95.00     6.500      482600     20020201
6993949640          PUD            Primary           Refinance               Reduced       70.00     5.750      350000     20020201
6995560288     Single Family       Primary           Refinance                Rapid        62.50     5.875      625000     20020201
6996092133          PUD            Primary            Purchase              Standard       79.99     5.750      338560     20020301
6997133019     Single Family       Primary           Refinance               Reduced       46.73     5.500      437000     20020201
6015145185     Single Family       Primary           Refinance                Rapid        73.58     6.625      780000     20020301
6099408053     Single Family       Primary           Refinance               Reduced       43.57     6.375      305000     20020301
6171084640     Single Family       Primary            Purchase               Reduced       80.00     6.250      560000     20020301
6643526160     Single Family       Primary           Refinance                Rapid        80.00     6.250      516000     20020301
6655737267     Single Family       Primary           Refinance              Standard       72.91     6.375      875000     20020301
6689008115          PUD            Primary           Refinance              Standard       80.00     6.250      348000     20020301
6785971380     Single Family       Primary           Refinance               Reduced       63.30     6.875      538100     20020301
6895594270     Single Family      Secondary          Refinance           All Ready Home    38.05     6.125      723000     20011201
6018521754     Single Family       Primary            Purchase              Standard       75.00     6.500      787500     20020301

SCHEDULED PB (FEBRUARY 1, 2002):      500,769,810.54
UNPAID PB W/A:                               516,258
INTEREST RATE W/A:                             6.176
REMAINING TERM W/A:                              359



   LOAN          MATURITY    ORIGINAL      MONTHLY      CURRENT        SCHEDULED                APPRAISAL         SALES      CONVERT
  NUMBER           DATE        TERM          P&I       DUE DATE           PB          FICO        VALUE           PRICE       OPTION
-----------------------------------------------------------------------------------------------------------------------------------
0099138604       20310901       360        3,678.80    20020201        557,620.56     693         700,000         720,000        N
6000282985       20320201       360        3,805.14    20020301        618,000.00     688       1,068,000              -         N
6001037735       20320101       360        1,972.06    20020201        311,717.94     685         390,000              -         N
6001609947       20320201       360        5,511.03    20020301        907,000.00     771       1,350,000              -         N
6003512669       20320101       360        2,945.44    20020201        459,594.14     703         580,000              -         N
6004377179       20320201       360        2,364.95    20020301        360,000.00     688         450,000              -         N
6004510514       20320101       360        3,604.51    20020201        661,222.78     687       1,000,000              -         N
6004693807       20320101       360        2,576.27    20020201        423,587.90     707         565,000              -         N
6006277344       20320101       360        2,769.99    20020201        443,588.76     722         555,000         555,000        N
6006360595       20311201       360        6,076.11    20020201        998,051.16     717       7,500,000              -         N
6006647892       20320101       360        2,401.86    20020201        379,656.47     710         475,000         475,000        N
6007338350       20320101       360        4,250.82    20020201        708,294.18     743       5,000,000              -         N
6008882794       20320201       360        2,561.25    20020301        376,487.17     727         820,000              -         N
6009222008       20320201       360        4,679.03    20020301        750,000.00     759       1,450,000              -         N
6010896162       20320101       360        4,412.70    20020201        735,267.30     714       1,050,000         920,000        N
6012127723       20320101       360        2,462.87    20020201        399,620.46     752       1,015,000              -         N
6012389349       20320101       360        4,383.30    20020201        740,244.51     720       1,750,000              -         N
6016389592       20320101       360        1,804.20    20020201        300,625.43     700         390,000              -         N
6016646561       20320201       360        2,678.37    20020301        435,000.00     737       1,400,000              -         N
6016988831       20280201       312        2,523.05    20020301        384,000.00     760         480,000              -         N
6017564631       20320201       360        2,528.28    20020301        400,000.00     788         507,500         500,000        N
6018224649       20320101       360        4,557.08    20020201        749,271.05     742       1,020,000              -         N
6018284908       20320201       360        2,177.18    20020301        353,600.00     760         442,000         442,000        N
6018822483       20320201       360        2,248.74    20020301        413,000.00     714         780,000              -         N
6019084398       20320101       360        4,634.04    20020201        804,139.40     752       1,300,000              -         N
6019171120       20320201       360        2,070.39    20020301        350,000.00     810         459,900         459,900        N
6019571204       20320201       360        3,417.44    20020301        566,824.41     764       1,200,000              -         N
6020921588       20320101       360        2,734.25    20020201        449,562.63     686       1,400,000              -         N
6022096595       20320201       360        4,055.16    20020301        650,000.00     747       1,300,000       1,250,000        N
6022255951       20320201       360        2,509.37    20020301        430,000.00     776         735,000              -         N
6022505595       20320101       360        3,725.70    20020201        559,540.97     780         720,000         700,000        N
6022651654       20320101       360        4,551.87    20020301        779,185.63     663       1,040,000       1,040,000        N
6023125658       20311201       360        3,651.21    20020201        590,701.45     752       1,250,000              -         Y
6023963470       20320201       360        2,809.81    20020301        475,000.00     725         875,000              -         N
6024525617       20320201       360        2,661.01    20020301        421,000.00     664         750,000              -         N
6024869627       20320201       360        2,099.96    20020301        355,000.00     774         580,000              -         N
6025504058       20320201       360        1,865.42    20020301        324,050.00     681         525,000              -         N
6025956597       20320201       360        4,253.28    20020301        700,000.00     709       3,000,000              -         N
6026106440       20320101       360        5,544.32    20020201        962,100.35     755       1,360,000              -         N
6026242898       20320201       360        4,767.20    20020301        735,000.00     709       1,115,000              -         N
6031158667       20320101       360        3,170.65    20020201        535,453.52     765         925,000              -         N
6031330316       20320201       360        2,189.87    20020301        342,000.00     770         430,000              -         N
6032731983       20320201       360        2,763.93    20020301        461,000.00     759         800,000              -         N
6033041986       20320201       360        2,211.66    20020301        359,200.00     740         449,000         449,000        N
6033154482       20320101       360        3,354.02    20020201        566,421.92     789         975,000              -         N
6035354684       20320101       360        5,562.68    20020201        914,610.18     765       1,350,000              -         N
6035576757       20320101       360        2,659.87    20020201        474,467.73     733         657,000              -         N
6035781803       20320201       360        2,882.24    20020301        456,000.00     693         570,000         570,000        N
6035818845       20320101       360        2,629.41    20020201        415,623.92     772         525,000         520,000        N
6036158589       20320201       360        2,130.05    20020301        365,000.00     791         780,000              -         N
6038354533       20320201       360        2,072.65    20020301        345,700.00     797         850,000              -         N
6039275653       20320101       360        4,383.30    20020201        740,244.51     655       1,175,000              -         N
6039932527       20320101       360        2,248.32    20020201        374,626.68     739         599,000              -         N
6042394533       20320201       360        4,546.21    20020301        710,000.00     753         900,000              -         N
6043105490       20320101       360        1,974.55    20020201        316,206.86     739         540,000              -         N
6043596680       20320201       360        4,098.00    20020301        640,000.00     769       1,400,000              -         N
6044362371       20320101       360        2,528.28    20020201        399,638.39     737       1,000,000              -         N
6044923180       20320201       360        3,585.75    20020301        560,000.00     764         730,000         700,000        N
6045605596       20320101       360        3,597.31    20020201        599,402.69     736         750,000              -         N
6046331762       20320101       360        2,278.16    20020201        369,648.92     773         660,000              -         N
6047858847       20320201       360        4,354.12    20020301        680,000.00     694         885,000              -         N
6048807439       20320201       360        2,171.07    20020301        348,000.00     767         450,000         435,000        N
6048984105       20320101       360        3,119.35    20020201        499,536.90     773         970,000         970,000        N
6049935734       20320101       360        1,937.75    20020201        322,878.25     774       2,550,000              -         N
6051375449       20320201       360        2,241.22    20020301        364,000.00     744         455,000              -         N
6051763099       20320201       360        2,098.43    20020301        350,000.00     778         380,000         370,000        N
6052507370       20320201       360        3,670.87    20020301        646,520.00     700       1,375,000              -         N
6052591614       20320201       360        3,393.86    20020301        544,000.00     758       1,200,000              -         N
6052880462       20320101       360        2,217.58    20020201        379,603.25     743         610,000              -         N
6053805880       20320101       360        2,278.30    20020201        379,621.70     750         543,000              -         N
6056353532       20320201       360        2,654.69    20020301        420,000.00     769         600,000              -         N
6058246924       20320101       360        4,061.67    20020201        694,505.65     691         870,000              -         N
6060851661       20320201       360        2,470.53    20020301        396,000.00     770         496,000         495,000        N
6061164247       20170101       180        4,304.17    20020201        504,278.54     741       1,677,000              -         N
6063259672       20320201       360        3,046.42    20020301        515,000.00     728         845,000              -         N
6064185983       20320201       360        3,203.33    20020301        527,200.00     765         661,000         659,000        N
6064467886       20320101       360        4,617.88    20020201        749,288.37     771       1,500,000              -         N
6065303585       20320101       360        3,339.43    20020201        549,065.82     689         750,000              -         N
6065402312       20320101       360        5,833.07    20020201        959,066.93     659       1,200,000              -         N
6065915933       20320201       360        2,139.88    20020301        343,000.00     759         740,000              -         N
6068486023       20320101       360        2,838.95    20020201        499,452.72     723         725,000              -         N
6071042169       20320101       360        4,253.28    20020201        699,319.64     808       1,900,000              -         N
6074554970       20320101       360        2,258.43    20020201        386,595.95     724         572,000              -         Y
6074606572       20320201       360        2,586.02    20020301        420,000.00     754         585,000         560,000        N
6075274560       20320201       360        3,940.85    20020301        657,300.00     721       1,015,000              -         N
6075695756       20320201       360        2,844.31    20020301        450,000.00     731       1,180,000              -         N
6075981495       20320101       360        2,452.43    20020201        387,649.24     758         485,000         485,000        N
6076661336       20320101       360        2,554.40    20020201        419,991.39     756         526,000         525,500        N
6076661609       20320101       360        3,448.02    20020201        559,468.65     698         725,000         715,000        N
6076759924       20320201       360        2,070.39    20020301        350,000.00     779         620,000              -         N
6076868527       20320101       360        2,235.06    20020201        362,655.57     746         555,000              -         N
6076942652       20320101       360        4,324.47    20020201        649,467.20     696         925,000              -         N
6078517684       20320201       360        2,233.46    20020301        358,000.00     753         460,000              -         N
6079100167       20320101       360        4,904.85    20020201        775,298.48     663       1,035,000       1,035,000        N
6082295350       20320201       360        2,410.20    20020301        371,600.00     675         465,000         464,500        N
6083221157       20320101       360        2,980.08    20020201        483,540.75     814         895,000              -         N
6084701777       20320201       360        2,205.91    20020301        378,000.00     754         545,000              -         N
6086618250       20320101       360        2,296.36    20020201        393,089.16     762         752,000              -         N
6087047988       20320201       360        3,788.80    20020301        640,500.00     773       1,025,000              -         N
6087744824       20320201       360        4,556.31    20020301        740,000.00     691         925,000         925,000        N
6087836687       20320201       360        2,370.71    20020301        380,000.00     769         475,000         475,000        N
6091229648       20320101       360        3,386.45    20020201        549,478.13     770       1,540,000              -         N
6091332400       20320201       360        2,477.71    20020301        392,000.00     621         495,000              -         N
6092578480       20320201       360        2,561.25    20020301        400,000.00     654         520,000         517,500        N
6094435077       20320101       360        2,038.48    20020201        339,661.52     755         660,000              -         N
6094726772       20320201       360        3,672.47    20020301        552,000.00     747         690,000         690,000        N
6099080811       20320201       360        3,003.06    20020301        469,000.00     669         736,000              -         N
6099887538       20320101       360        5,915.38    20020201        998,980.45     764       1,800,000              -         N
6102799548       20320101       360        3,177.62    20020301        529,472.38     744         805,000              -         N
6102812325       20320201       360        3,356.72    20020301        575,200.00     725         760,000              -         N
6109046901       20320101       360        2,334.30    20020201        399,582.37     760       3,900,000              -         N
6109111341       20320201       360        2,604.13    20020301        412,000.00     759         515,000         515,000        N
6110115778       20320101       360        4,739.37    20020201        779,241.88     806       1,236,000              -         N
6110633200       20320101       360        2,900.61    20020301        431,228.68     778         600,000         590,000        N
6110996656       20320201       360        1,915.17    20020301        303,000.00     717         475,000              -         N
6116689321       20320201       360        3,634.40    20020301        575,000.00     694         850,000              -         N
6118751624       20320201       360        2,270.89    20020301        364,000.00     792         455,000         455,000        N
6119219472       20320201       360        2,203.35    20020301        367,500.00     761         585,000              -         N
6119982319       20320101       360        2,188.69    20020201        369,622.77     765       3,200,000              -         N
6122082669       20320201       360        4,427.75    20020301        719,120.00     696         900,000         898,900        N
6122222463       20320101       360        2,116.17    20020201        338,885.83     762         424,000         424,000        N
6122800409       20320101       360        1,936.31    20020201        302,133.19     657         378,000         378,000        N
6126860649       20320201       360        2,561.25    20020301        400,000.00     768         565,000              -         N
6128315741       20320201       360        2,247.85    20020301        380,000.00     758         570,000              -         N
6128755250       20320201       360        2,043.97    20020301        350,251.00     774         440,000         437,814        N
6133050440       20320101       360        2,114.49    20020201        347,661.76     707         435,000         435,000        N
6134003455       20320101       360        5,442.15    20020201        919,062.02     741       1,150,000              -         N
6134009932       20320201       360        2,031.87    20020301        330,000.00     778         735,000              -         N
6136780555       20320201       360        2,301.09    20020301        389,000.00     764         625,000              -         N
6138698540       20320201       360        3,678.81    20020301        560,000.00     761         701,000         701,000        N
6138836538       20320201       360        3,500.18    20020301        583,800.00     812         930,000              -         N
6139156910       20320101       360        2,487.50    20020201        403,616.67     777         515,000         505,000        N
6139430141       20320201       360        2,714.92    20020301        424,000.00     808         545,000         530,000        N
6139463597       20320201       360        4,263.47    20020301        649,000.00     773         850,000              -         N
6139549106       20320201       360        2,141.67    20020301        362,050.00     683         470,000              -         N
6140358026       20320201       360        1,987.57    20020301        336,000.00     750         525,000              -         N
6145548191       20320201       360        2,113.68    20020301        338,800.00     785         530,000              -         N
6146199341       20320101       360        3,549.23    20020201        599,388.27     767       1,525,000              -         N
6147284837       20320201       360        2,044.19    20020301        332,000.00     730         424,000              -         N
6150074539       20320101       360        3,017.15    20020201        470,784.27     747         590,000         589,000        N
6150927165       20320201       360        2,422.80    20020301        438,750.00     723         585,000              -         N
6154319906       20320201       360        6,155.95    20020301        999,800.00     660       1,675,000              -         N
6153506362       20320101       360        2,446.17    20020201        407,593.83     648         585,000              -         N
6154452269       20320101       360        3,534.52    20020201        551,512.98     755         700,000         690,000        N
6155608356       20320201       360        3,845.00    20020301        650,000.00     703       1,085,000       1,085,000        N
6156001049       20320201       360        5,028.05    20020301        785,250.00     717       1,047,000       1,047,000        N
6156384973       20320101       360        4,045.24    20020201        639,421.43     763         800,000              -         N
6157870483       20320101       360        2,296.63    20020201        372,646.08     712         575,000              -         N
6158135928       20320101       360        3,078.59    20020201        499,525.58     686       1,100,000       1,200,000        N
6158883238       20320101       360        2,642.42    20020201        452,327.25     643         566,000              -         N
6159822599       20320101       360        1,944.36    20020201        319,688.97     757         400,000              -         N
6160303100       20320201       360        3,119.35    20020301        500,000.00     743         660,000              -         N
6160654833       20320201       360        3,117.67    20020301        520,000.00     748         660,000              -         N
6161680209       20320201       360        3,597.31    20020301        600,000.00     780       1,350,000              -         N
6161830671       20320101       360        3,476.38    20020201        549,502.79     777         830,000         830,000        N
6162782947       20320101       360        3,330.36    20020201        562,425.99     790         850,000              -         N
6163521963       20320201       360        2,370.52    20020301        385,000.00     685         533,000              -         N
6163665497       20320201       360        2,395.67    20020301        384,000.00     780         505,000              -         N
6165353803       20320101       360        3,329.62    20020301        519,470.83     767         660,000         650,000        N
6167032504       20320101       360        2,236.01    20020201        367,642.32     709         460,000         460,000        N
6167220729       20320101       360        4,731.60    20020201        867,979.75     761       1,575,000              -         N
6167514329       20320201       360        4,925.74    20020301        800,000.00     771       2,650,000              -         N
6168276001       20320201       360        1,974.74    20020301        325,000.00     765         650,000              -         N
6168325790       20320101       360        2,458.16    20020201        409,591.84     704         525,000              -         N
6169385975       20320201       360        4,695.86    20020301        724,000.00     773         905,000         905,000        N
6170261330       20320101       360        4,436.54    20020201        749,235.34     746       1,400,000              -         N
6170736075       20320101       360        1,887.11    20020201        336,622.37     754         440,000              -         N
6172776822       20320101       360        2,638.03    20020201        439,561.97     686         680,000              -         N
6172910520       20320101       360        2,279.51    20020301        355,685.91     787         475,000         445,000        N
6173654762       20320101       360        3,342.19    20020201        564,423.96     746         850,000              -         N
6173687317       20320201       360        5,614.83    20020301        900,000.00     662       2,400,000              -         N
6175380747       20320201       360        2,612.47    20020301        408,000.00     750         510,000              -         N
6175448932       20320101       360        1,940.75    20020201        314,900.92     760         400,000              -         N
6176272596       20320201       360        6,076.11    20020301      1,000,000.00     775       2,800,000              -         N
6178424930       20320201       360        2,176.06    20020301        348,800.00     684         440,000              -         N
6179269722       20320101       360        3,496.58    20020301        582,619.42     789         730,000         729,000        N
6179550329       20320201       360        1,987.57    20020301        336,000.00     638         492,000              -         N
6181864817       20320101       360        1,888.59    20020201        314,686.41     814         490,000              -         N
6182252251       20320201       360        3,886.69    20020301        607,000.00     688         775,000              -         N
6183386660       20320201       360        2,300.32    20020301        373,600.00     740         467,000              -         N
6184435250       20320201       360        3,070.69    20020301        492,200.00     792         625,000         615,333        N
6184973565       20320201       360        2,152.36    20020301        345,000.00     801         450,000         445,000        N
6185792436       20320101       360        3,306.11    20020201        558,330.17     756         940,000              -         N
6187871063       20320201       360        2,060.55    20020301        326,000.00     713         440,000              -         N
6187961039       20320101       360        3,973.78    20020201        653,364.35     668       1,150,000              -         N
6188109943       20320201       360        2,198.12    20020301        357,000.00     690         595,000              -         N
6189355636       20220101       240        3,439.44    20020201        498,852.23     713         753,000              -         N
6189519900       20320201       360        4,441.96    20020301        712,000.00     745         950,000              -         N
6189816280       20320101       360        1,902.67    20020201        334,733.20     702         360,000              -         N
6191784799       20320201       360        2,495.48    20020301        400,000.00     717         760,000              -         N
6192199005       20320101       360        2,046.30    20020201        327,696.20     779         435,000              -         N
6192754601       20320201       360        2,496.33    20020301        380,000.00     771         475,000         475,000        N
6193141527       20320201       360        3,154.02    20020301        499,000.00     730         650,000              -         N
6194022650       20320201       360        3,762.04    20020301        611,000.00     731         800,000              -         N
6194134950       20320101       360        1,817.24    20020201        302,798.26     711         433,000              -         N
6195283236       20320101       360        2,567.24    20020201        422,103.34     767         760,000              -         N
6197764043       20320201       360        3,035.08    20020301        474,000.00     782       1,250,000              -         N
6197996777       20320101       360        2,417.67    20020201        382,154.21     724         578,000              -         N
6199185742       20320101       360        2,493.66    20020201        404,615.72     706         540,000              -         N
6199468064       20320101       360        3,949.47    20020201        649,368.24     691         860,000              -         N
6200017488       20320101       360        3,790.32    20020301        640,103.72     794       1,260,000              -         N
6200933833       20320101       360        3,767.19    20020201        619,397.39     736         806,000              -         N
6201371066       20320201       360        2,521.59    20020301        415,000.00     708         675,000              -         N
6202624885       20320101       360        2,103.43    20020301        328,210.16     671         390,000              -         N
6204349812       20320201       360        4,045.24    20020301        640,000.00     778         800,000         800,000        N
6204720087       20320201       360        2,604.90    20020301        434,475.00     675         585,000              -         N
6206457548       20320201       360        1,954.54    20020301        326,000.00     788         505,000              -         N
6207303741       20320201       360        3,911.98    20020301        588,000.00     717         755,000         735,000        N
6208934817       20320201       360        2,452.17    20020301        409,000.00     725         760,000              -         N
6211515850       20320201       360        3,992.77    20020301        640,000.00     673         800,000              -         N
6213315622       20320101       360        2,216.59    20020201        359,658.41     759         625,000              -         N
6213560631       20320201       360        1,922.50    20020301        325,000.00     659         565,000              -         N
6213863696       20320101       360        4,551.92    20020201        835,018.50     739       1,450,000              -         N
6216903218       20320201       360        2,448.64    20020301        387,400.00     758         515,000              -         N
6217620589       20320101       360        1,831.12    20020201        322,147.01     728         650,000              -         N
6220178948       20320101       360        2,100.23    20020201        327,710.60     774         410,000         410,000        N
6220248667       20320201       360        3,586.17    20020301        574,826.00     623         805,000              -         N
6221013193       20320101       360        2,157.02    20020201        354,654.96     722         450,000         450,000        N
6222977073       20320201       360        2,161.17    20020301        351,000.00     749         595,000              -         N
6224418878       20320201       360        2,989.45    20020301        492,000.00     767         630,000         630,000        N
6224595998       20320101       360        2,489.25    20020201        398,630.44     694         505,000              -         N
6225172862       20320201       360        2,692.61    20020301        426,000.00     725         548,000         532,500        N
6225718417       20320201       360        4,516.82    20020301        724,000.00     670         906,000         905,000        N
6227808547       20320201       360        4,902.02    20020301        840,000.00     785       1,680,000              -         N
6227947873       20320101       360        3,124.97    20020201        500,436.06     721         695,000              -         N
6232111663       20320101       360        2,770.23    20020201        474,204.37     718         750,000              -         N
6232112687       20320101       360        3,049.49    20020201        475,829.81     802         780,000         775,000        N
6233154332       20320101       360        2,502.99    20020201        395,642.01     742         440,000         440,000        N
6236326408       20320201       360        2,696.15    20020301        421,068.00     671         539,750         526,335        N
6236578339       20320201       360        2,110.42    20020301        352,000.00     769         440,000              -         N
6237855595       20320201       360        2,430.45    20020301        400,000.00     761         664,000              -         N
6238386970       20320201       360        2,462.87    20020301        400,000.00     778         742,200              -         N
6238717943       20320201       360        3,204.59    20020301        507,000.00     699         665,000              -         N
6240437035       20320201       360        2,582.35    20020301        425,000.00     804         575,000         575,000        N
6243380414       20320101       360        5,848.79    20020201        936,631.68      0        1,490,000       1,250,000        N
6245140527       20320201       360        4,679.03    20020301        750,000.00     748       1,100,000       1,075,000        N
6245599599       20320201       360        3,017.40    20020301        496,600.00     654         635,000              -         N
6246521840       20320101       360        2,320.87    20020201        397,284.78     654         570,000              -         N
6247134320       20320201       360        6,113.93    20020301        980,000.00     773       1,500,000              -         N
6247285247       20320201       360        1,922.50    20020301        325,000.00     754         390,000              -         N
6247642215       20320201       360        3,386.27    20020301        564,800.00     658         715,000         706,000        N
6248666981       20320201       360        3,119.35    20020301        500,000.00     788       2,100,000       2,100,000        N
6249850907       20320201       360        2,656.01    20020301        449,000.00     748         562,000              -         N
6251104706       20320201       360        5,323.85    20020301        900,000.00     729       1,200,000       1,200,000        N
6251888498       20320101       360        3,201.73    20020201        519,506.60     633         780,000              -         N
6253617234       20320201       360        2,437.14    20020301        412,000.00     780         640,000              -         N
6256395341       20320101       360        4,274.25    20020201        741,706.22     686       1,025,000              -         N
6256903532       20320201       360        2,495.48    20020301        400,000.00     748         705,000              -         N
6257408275       20320201       360        2,320.27    20020301        387,000.00     676         580,000              -         N
6258126603       20320101       360        3,315.87    20020201        531,007.72     786         710,000              -         N
6259111695       20320201       360        2,320.80    20020301        372,000.00     662         465,000         465,000        N
6259775689       20170201       180        3,145.88    20020301        364,000.00     715         580,000              -         N
6260264749       20320201       360        2,717.90    20020301        430,000.00     769         625,000              -         N
6262100982       20320201       360        2,743.34    20020301        417,600.00     715         522,000         522,000        N
6263392562       20320101       360        2,085.32    20020201        342,866.43     757         429,000         429,000        N
6265692498       20320101       360        5,980.68    20020201        909,635.15     705       1,160,000       1,138,000        N
6265906500       20320201       360        2,489.32    20020301        383,800.00     704         479,755         479,755        N
6267378047       20320101       360        4,435.56    20020201        729,290.48     639       1,225,000              -         N
6267422126       20170101       180        3,231.56    20020201        387,785.13     773         530,000              -         N
6268126767       20320101       360        4,679.03    20020201        749,305.35     742       4,800,000              -         N
6268742258       20320101       360        4,611.01    20020201        800,143.68     635       1,150,000              -         N
6270474635       20320101       360        3,160.34    20020201        499,547.99     780         830,000         830,000        N
6270891374       20320201       360        2,994.58    20020301        480,000.00     703         600,000         645,427        N
6270963967       20320201       360        2,230.34    20020301        357,500.00     679         600,000              -         N
6271223304       20320101       360        2,809.81    20020201        474,515.71     762         850,000              -         N
6271884519       20320201       360        2,553.56    20020301        404,000.00     738         505,000         505,000        N
6272246817       20320101       360        2,333.23    20020201        383,626.77     775         525,000              -         N
6272395051       20311101       360        4,232.01    20020201        694,458.74     702         995,000              -         N
6273465192       20320201       360        3,618.45    20020301        580,000.00     754       1,080,000              -         N
6275209911       20320201       360        2,375.13    20020301        357,000.00     662         465,000              -         N
6276847610       20320101       360        2,957.69    20020301        499,447.92     731         690,000              -         N
6279185182       20320101       360        1,842.11    20020201        319,657.89     686         446,000         445,184        N
6279502626       20320101       360        3,370.60    20020201        525,935.57     777         658,000         658,000        N
6280516870       20320201       360        4,431.60    20020301        780,500.00     759       1,150,000              -         N
6280804904       20320201       360        2,081.02    20020301        325,000.00     764         465,000              -         N
6281043882       20320101       360        4,045.24    20020201        639,421.43     782         850,000         800,000        N
6281793460       20320201       360        2,358.20    20020301        383,000.00     769         657,500              -         N
6283121819       20320101       360        2,957.69    20020201        499,490.23     698         875,000              -         N
6284257562       20320101       360        1,927.81    20020201        300,199.90     786         410,000              -         N
6287177221       20320201       360        2,659.75    20020301        420,800.00     667         526,000         526,000        N
6287522558       20320101       360        2,327.94    20020201        409,551.23     658         520,000              -         N
6288083154       20320101       360        2,117.53    20020201        348,161.27     695         445,000              -         N
6288821322       20320201       360        2,547.24    20020301        403,000.00     775         685,000              -         N
6290482477       20320101       360        3,159.64    20020201        526,475.36     744         900,000              -         N
6290575551       20320201       360        2,867.81    20020301        478,326.00     758         640,000              -         N
6290814653       20320201       360        2,312.39    20020301        352,000.00     654         440,000         440,000        N
6292815435       20320201       360        2,139.88    20020301        343,000.00     743         475,000              -         N
6293191075       20320201       360        1,988.77    20020301        323,000.00     761         500,000              -         N
6294733180       20320201       360        4,194.91    20020301        672,400.00     723         841,000         840,500        N
6295182692       20320101       360        3,739.42    20020201        583,484.75     730         850,000         731,677        N
6295415589       20320101       360        2,782.17    20020201        489,463.66     794         665,000              -         N
6296678540       20320101       360        1,974.74    20020201        324,684.11     778       1,100,000              -         N
6296685552       20320101       360        1,838.26    20020201        314,671.12     770         985,000              -         N
6296969683       20320101       360        3,893.54    20020201        615,443.13     673         784,000         770,000        N
6298796506       20320101       360        4,165.45    20020201        667,060.59     691         836,500         834,599        N
6298897650       20320201       360        3,108.67    20020301        518,500.00     778         785,000              -         N
6299416104       20320101       360        2,388.99    20020201        387,631.84     753         485,000         485,000        N
6300136725       20320201       360        6,403.11    20020301      1,000,000.00     746       2,000,000              -         N
6300148761       20320101       360        5,995.51    20020201        999,004.49     739       1,450,000              -         N
6301417041       20320101       360        3,697.12    20020201        624,362.78     705         975,000              -         N
6302344673       20320101       360        2,823.89    20020201        470,531.11     746         650,000              -         N
6303537598       20320201       360        2,770.73    20020301        450,000.00     743       1,500,000       1,500,000        N
6304255059       20320201       360        1,859.47    20020301        302,000.00     797       1,650,000              -         N
6305455070       20320101       360        3,512.08    20020201        562,428.59     768         800,000         703,800        N
6305595982       20320101       360        4,242.32    20020301        679,370.18     780         860,000         850,000        N
6306711943       20320201       360        3,855.62    20020301        610,000.00     663       1,000,000              -         N
6308229878       20320201       360        2,257.92    20020301        357,227.00     666         655,000              -         N
6308853115       20320101       360        3,645.67    20020201        599,416.83     786         860,000              -         N
6309529508       20320101       360        2,430.45    20020201        399,611.22     728         500,000              -         N
6309740857       20320201       360        6,150.03    20020301        973,000.00     748       1,400,000              -         N
6310894883       20320201       360        2,239.31    20020301        389,000.00     792         545,000              -         N
6311791815       20320201       360        3,119.35    20020301        500,000.00     650         640,000              -         N
6312215491       20320101       360        5,935.55    20020201        989,014.45     730       4,200,000              -         N
6312621359       20320201       360        2,506.85    20020301        381,600.00     695         477,000         477,000        N
6313148329       20320201       360        4,200.45    20020301        656,000.00     743         822,000         820,000        N
6313226232       20320201       360        2,550.94    20020301        393,300.00     701         414,000         414,000        N
6314555688       20320101       360        3,844.62    20020301        640,611.63     703         855,000         855,000        N
6315401098       20320101       360        2,308.27    20020201        384,616.73     686         587,500              -         N
6316809703       20320101       360        2,158.39    20020201        359,641.61     722         550,000              -         N
6317954433       20320201       360        2,780.23    20020301        470,000.00     683         735,000              -         N
6319609886       20320201       360        2,750.06    20020301        424,000.00     770         550,000         530,000        N
6321126820       20320201       360        2,781.10    20020301        440,000.00     730         720,000              -         N
6321719509       20320101       360        3,615.29    20020201        602,399.71     708       1,040,000              -         N
6322572121       20320101       360        2,354.33    20020201        397,594.21     786       1,600,000              -         N
6323597275       20320201       360        2,096.52    20020301        340,500.00     787         800,000              -         N
6326258412       20320201       360        1,888.59    20020301        315,000.00     705         445,000              -         N
6328662983       20320101       360        2,137.40    20020201        356,145.10     744         620,000              -         N
6328882037       20320201       360        3,233.00    20020301        554,000.00     710         775,000              -         N
6329471780       20320201       360        3,398.76    20020301        552,000.00     794         740,500         690,000        N
6338771121       20320201       360        4,306.40    20020301        728,000.00     685         910,000              -         N
6339793249       20320101       360        3,380.85    20020201        527,534.15     687         660,000         660,000        N
6339859909       20320101       360        3,361.64    20020201        524,536.80     739         700,000              -         N
6340122420       20320101       360        3,431.29    20020201        549,490.59     751       1,800,000              -         N
6340346649       20320101       360        2,445.58    20020201        391,636.92     652         490,000              -         N
6344154718       20320101       360        3,402.62    20020201        559,455.71     739         800,000              -         N
6344438137       20320101       360        3,845.00    20020201        649,337.29     713       1,250,000              -         N
6344777963       20320201       360        2,654.98    20020301        431,200.00     768         539,000         539,000        N
6344849150       20320101       360        2,485.73    20020201        403,328.94     644         570,000              -         N
6345267196       20320101       360        5,835.73    20020201        998,955.94     746       2,000,000              -         N
6345649351       20320101       360        4,071.15    20020201        643,517.73     751         820,000              -         N
6345862616       20320201       360        3,839.00    20020301        623,500.00     760       1,700,000              -         N
6347085133       20320101       360        3,462.48    20020201        554,485.96     746         830,000              -         N
6347603000       20320201       360        4,108.45    20020301        650,000.00     733         860,000         860,000        N
6347709799       20320201       360        3,845.00    20020301        650,000.00     670       2,950,000              -         N
6347957737       20320101       360        2,907.07    20020201        504,460.12     756       1,430,000              -         N
6349744109       20320201       360        2,951.76    20020301        467,000.00     769       1,085,000              -         N
6350182371       20320201       360        3,297.53    20020301        550,000.00     743       1,050,000              -         N
6351065559       20320201       360        1,930.89    20020301        313,600.00      0          425,000         392,000        N
6352909623       20320201       360        6,320.68    20020301      1,000,000.00     778       1,700,000              -         N
6353372425       20320201       360        3,286.76    20020301        520,000.00     726       1,500,000              -         N
6353739318       20320201       360        3,182.81    20020301        478,400.00     762         598,000         598,000        N
6354099985       20320101       360        2,458.16    20020201        409,591.84     734         725,000              -         N
6354130731       20320201       360        3,453.94    20020301        600,000.00     763       1,100,000              -         N
6357066338       20320101       360        2,041.58    20020201        335,673.42     741         430,000              -         N
6358817523       20320201       360        2,210.53    20020301        384,000.00     775         649,000              -         N
6360016528       20320201       360        6,238.70    20020301      1,000,000.00     738       2,060,000              -         N
6360035197       20320101       360        1,971.43    20020201        315,707.32     680         395,000         395,000        N
6360488602       20320101       360        5,678.77    20020201        959,021.23     701       1,300,000              -         N
6361099812       20320201       360        6,238.70    20020301      1,000,000.00     692       2,050,000              -         N
6362306703       20320201       360        2,751.27    20020301        441,000.00     702         490,000              -         N
6363436517       20320201       360        4,424.48    20020301        700,000.00     740       2,750,000              -         N
6365410833       20320201       360        2,224.88    20020301        352,000.00     726         440,000         440,000        N
6365412664       20320201       360        3,887.22    20020301        615,000.00     703         825,000              -         N
6368982846       20320201       360        3,694.31    20020301        600,000.00     768       1,630,000              -         N
6370737790       20320201       360        3,119.35    20020301        500,000.00     781       2,220,000              -         N
6371092609       20320101       360        2,656.01    20020201        442,558.99     775         800,000              -         N
6371205029       20320101       360        4,525.53    20020301        734,257.80     699         985,000         980,500        N
6371401834       20320101       360        3,256.61    20020201        521,516.52     789         925,000              -         N
6372204294       20320201       360        1,960.54    20020301        327,000.00     784       1,395,000              -         N
6372265733       20320201       360        4,557.08    20020301        750,000.00     805       1,450,000       1,450,000        N
6372297595       20320101       360        1,810.65    20020201        301,699.35     751         600,000              -         N
6373133310       20320201       360        3,160.19    20020301        475,000.00     775         825,000         825,000        N
6373526612       20320101       360        2,302.08    20020201        368,658.23     760         580,000              -         N
6373606554       20320101       360        3,369.48    20020201        559,743.04     678         915,000              -         N
6373968566       20320101       360        2,366.16    20020201        399,592.17     785         825,000              -         N
6374798830       20320201       360        2,795.01    20020301        460,000.00     803         620,000         615,000        N
6375644603       20320201       360        2,943.05    20020301        448,000.00     796         560,000         560,000        N
6375949622       20320201       360        3,982.03    20020301        630,000.00     732         985,000              -         N
6377108342       20320201       360        4,040.21    20020301        683,000.00     746       1,700,000              -         N
6377337248       20320201       360        2,910.37    20020301        492,000.00     712         615,000         615,000        N
6377345373       20320101       360        2,155.02    20020201        349,667.90     784         575,000              -         N
6378318254       20320101       360        2,631.92    20020201        450,529.12     751       1,725,000              -         N
6379139147       20320201       360        2,840.00    20020301        461,250.00     745         615,000         615,000        N
6380156478       20320101       360        6,157.18    20020201        999,051.15     676       1,500,000              -         N
6380318532       20320201       360        4,648.23    20020301        765,000.00     704       1,184,000              -         N
6380580024       20320101       360        2,448.60    20020201        430,777.96     755         575,000              -         N
6384973548       20320201       360        4,679.03    20020301        750,000.00     766       1,199,000       1,199,000        N
6386358110       20320201       360        2,703.44    20020301        503,600.00     793         630,000         629,500        N
6388668342       20320201       360        1,784.07    20020301        318,600.00     780         650,000              -         N
6389215911       20320101       360        2,917.87    20020201        499,477.96     711       2,500,000              -         N
6389979748       20320101       360        3,425.69    20020201        594,455.80     752       1,600,000              -         N
6390941158       20320101       360        2,121.16    20020201        339,685.09     746         434,000         425,000        N
6392314735       20320101       360        5,235.11    20020201        884,097.70     746       1,200,000       1,180,000        N
6392385297       20320201       360        2,270.89    20020301        364,000.00     751         455,000              -         N
6394778424       20320101       360        3,897.08    20020201        649,352.92     732       1,250,000       1,125,000        N
6394912676       20320201       360        2,275.45    20020301        360,000.00     794         895,000              -         N
6395113951       20320101       360        4,242.19    20020201        670,553.26     698         845,000         838,950        N
6396476498       20320201       360        2,430.45    20020301        400,000.00     751         500,000         500,000        N
6397453389       20320101       360        2,600.58    20020201        427,584.00     677         550,000              -         N
6397785939       20320101       360        3,197.59    20020201        492,575.54     726         640,000              -         N
6398414331       20320101       360        1,982.61    20020201        321,694.47     786         460,000              -         N
6398492972       20320201       360        2,889.46    20020301        516,000.00     772         733,000              -         Y
6398829058       20320101       360        2,248.16    20020201        368,510.56     775         600,000              -         N
6398942653       20320101       360        2,345.45    20020201        395,860.14     678         650,000              -         N
6399528048       20320101       360        3,402.62    20020201        559,455.71     764         700,000              -         N
6400314214       20320201       360        1,798.28    20020301        304,000.00     712         380,000              -         N
6404451715       20320201       360        4,042.66    20020301        712,000.00     722         890,000         890,000        N
6408698618       20320201       360        2,624.88    20020301        432,000.00     758         900,000              -         N
6408836176       20320201       360        2,249.09    20020301        385,400.00     747         750,000              -         N
6409329312       20320101       360        2,053.42    20020201        333,183.56     766         532,000              -         N
6410114315       20311201       360        2,863.09    20020201        464,115.27     802       2,600,000              -         N
6410734294       20320201       360        3,711.53    20020301        636,000.00     754         795,000         795,000        N
6411831560       20320201       360        2,071.69    20020301        355,000.00     734         650,000              -         N
6412042191       20320101       360        3,390.74    20020301        542,996.60     796         715,000              -         N
6413232387       20320101       360        3,372.72    20020201        519,552.28     778         650,000         650,000        N
6413386159       20320201       360        1,972.06    20020301        312,000.00     743         390,000              -         N
6414324167       20320101       360        2,128.41    20020201        354,646.59     769         620,000              -         N
6416130943       20320101       360        2,400.07    20020201        394,616.08     701         535,000              -         N
6419113326       20320101       360        2,413.48    20020201        407,584.02     624         800,000              -         N
6421521466       20320201       360        2,819.03    20020301        446,000.00     778         915,000              -         N
6423033569       20320101       360        2,334.30    20020201        399,582.37     658         795,000              -         N
6424564026       20320101       360        4,607.72    20020201        757,595.94     729       1,887,000              -         N
6424717434       20320101       360        3,286.76    20020301        519,529.91     794         650,000         650,000        N
6425160725       20320101       360        2,327.42    20020201        377,483.48     730         420,000              -         N
6425244792       20320101       360        2,126.64    20020201        349,659.82     767         925,000              -         N
6426122427       20320101       360        2,917.87    20020201        499,477.96     794         570,000         566,399        N
6426168313       20320101       360        4,557.08    20020201        749,271.05     783       1,550,000              -         N
6426172893       20320101       360        2,560.61    20020201        399,547.17     753         502,000         499,900        N
6426804925       20320201       360        1,828.63    20020301        305,000.00     719         710,000              -         N
6426839343       20320201       360        4,028.98    20020301        672,000.00     762         855,000         840,000        N
6426953276       20320201       360        3,743.22    20020301        600,000.00     714         875,000              -         N
6427052169       20320101       360        2,098.43    20020201        349,651.57     789         650,000              -         N
6428584749       20320201       360        2,056.50    20020301        334,000.00     734         440,000              -         N
6429436253       20320201       360        3,596.55    20020301        608,000.00     700         885,000              -         N
6429560219       20320101       360        2,123.75    20020201        335,696.25     686         430,000              -         N
6429902254       20320201       360        2,020.05    20020301        371,000.00     756         470,000              -         N
6431296752       20320201       360        1,978.32    20020301        339,000.00     782         625,000              -         N
6432443304       20320101       360        4,211.13    20020201        674,374.81     792         975,000              -         N
6432460357       20320201       360        2,398.21    20020301        400,000.00     709         680,000              -         N
6434383516       20320201       360        3,886.71    20020301        623,000.00     651         820,000              -         N
6439765758       20320101       360        3,343.10    20020201        557,044.90     728         950,000              -         N
6440910120       20320101       360        3,668.36    20020201        587,455.39     640         840,000              -         N
6441303424       20320201       360        2,188.36    20020301        365,000.00     683         516,000              -         N
6441889687       20320101       360        2,189.79    20020201        350,674.90     620         460,000              -         N
6442429699       20320201       360        2,161.71    20020301        346,500.00     695         385,000         385,000        N
6442757560       20320201       360        4,538.25    20020301        718,000.00     650       1,500,000              -         N
6443053480       20320201       360        2,325.06    20020301        387,800.00     697         575,000              -         N
6443618886       20320201       360        2,275.70    20020301        369,600.00     749         462,000         462,000        N
6444540451       20320201       360        4,171.65    20020301        660,000.00     667       1,030,000              -         N
6449827366       20320201       360        2,988.34    20020301        479,000.00     784       1,300,000              -         N
6449980835       20320201       360        2,661.21    20020301        400,000.00     801         775,000              -         N
6450522260       20320101       360        4,534.76    20020201        735,801.18     708       1,150,000              -         N
6450651655       20320101       360        4,140.77    20020201        699,286.31     710         875,000              -         N
6454412393       20320201       360        4,679.03    20020301        750,000.00     772         953,000         949,000        N
6455032281       20320201       360        2,464.68    20020301        380,000.00     762         475,000         475,000        N
6455259793       20320101       360        3,705.08    20020201        563,526.17     780         710,000         705,000        N
6456282356       20320101       360        2,123.63    20020201        358,633.97     767         620,000              -         N
6456686358       20320201       360        2,308.32    20020301        370,000.00     769         660,000              -         N
6456837456       20320201       360        3,613.11    20020301        550,000.00     769       1,065,000              -         N
6457189303       20320201       360        2,813.41    20020301        482,100.00     650         700,000              -         N
6460660282       20320201       360        4,679.03    20020301        750,000.00     775       1,150,000              -         N
6460875468       20320101       360        2,745.03    20020201        439,592.47     805         550,000         550,000        N
6464261178       20320101       360        2,712.97    20020301        452,049.53     723         610,000              -         N
6464394789       20320101       360        4,392.54    20020201        685,394.75     748       2,800,000              -         N
6464512166       20320101       360        4,113.00    20020201        667,366.17     742         835,000         835,000        N
6465356548       20320101       360        3,329.62    20020201        519,541.21     786         850,000         849,000        N
6465798152       20320201       360        1,845.60    20020301        312,000.00     702         750,000              -         N
6467987431       20311201       360        4,587.10    20020201        743,582.54     713       1,850,000              -         N
6468443889       20320101       360        2,969.63    20020201        475,559.12     667         595,000         595,000        N
6469439050       20320201       360        2,432.25    20020301        375,000.00     738         635,000              -         N
6469519729       20320201       360        2,352.19    20020301        432,000.00     643         575,000              -         N
6470455301       20320201       360        4,335.90    20020301        695,000.00     799       2,750,000              -         N
6472804852       20320101       360        2,135.95    20020201        346,573.84     787         550,000              -         N
6473308630       20320101       360        4,259.08    20020201        719,265.92     758       1,250,000              -         N
6473898416       20320101       360        1,994.93    20020201        323,692.57     761         405,000              -         N
6474555767       20320201       360        2,495.48    20020301        400,000.00     725         600,000              -         N
6475040660       20320201       360        4,891.15    20020301        784,000.00     778       1,210,000              -         N
6476226201       20320201       360        2,295.17    20020301        388,000.00     675         485,000              -         Y
6476809048       20320201       360        2,308.27    20020301        385,000.00     726         515,000              -         N
6476822660       20320201       360        3,078.59    20020301        500,000.00     752       1,150,000       1,150,000        N
6479809441       20320101       360        2,211.71    20020201        363,646.21     783         455,000         455,000        N
6485057522       20320201       360        3,573.33    20020301        596,000.00     767       1,170,000              -         N
6486465203       20320201       360        2,184.29    20020301        332,500.00     710         350,000         350,000        N
6486899195       20320101       360        3,921.07    20020201        653,348.93     784         835,000              -         N
6487176676       20320201       360        2,533.48    20020301        380,800.00     662         476,000         476,000        N
6488352748       20320201       360        2,689.45    20020301        425,500.00     771         760,000              -         N
6488964757       20320201       360        2,085.39    20020301        383,000.00     795         775,000              -         N
6489988979       20320201       360        2,528.28    20020301        400,000.00     633         860,000              -         N
6490189971       20320201       360        2,314.27    20020301        386,000.00     662       1,080,000              -         N
6493050303       20320201       360        2,187.40    20020301        360,000.00     703         450,000              -         N
6493894957       20320101       360        2,437.14    20020201        411,579.94     698         515,000              -         N
6495076942       20320101       360        4,004.63    20020201        649,782.87     778       1,375,000              -         N
6495391101       20320201       360        1,996.39    20020301        320,000.00     770         570,000              -         N
6497855780       20320201       360        4,317.18    20020301        692,000.00     690       1,025,000              -         N
6497878758       20320101       360        2,468.52    20020201        422,558.36     786         933,000              -         N
6498196036       20320201       360        2,567.75    20020301        465,000.00     728         715,000              -         N
6500930851       20320101       360        2,629.41    20020201        415,623.92     720         520,000              -         Y
6501402355       20320101       360        2,639.58    20020201        428,293.23     736         540,000         535,888        N
6502789768       20320101       360        2,366.16    20020201        399,592.17     757         680,000              -         N
6503364447       20320101       360        1,870.65    20020201        320,215.32     710         425,000              -         N
6505218641       20320101       360        2,264.57    20020201        372,337.75     786         680,000              -         N
6506027884       20320201       360        3,967.82    20020301        636,000.00     785       1,500,000              -         N
6506704755       20320101       360        2,398.22    20020201        381,581.52     757       1,750,000              -         N
6507722087       20320101       360        2,923.34    20020201        444,626.14     697         565,000              -         N
6508433148       20320101       360        2,064.89    20020201        348,715.10     736         600,000              -         N
6509040942       20320201       360        3,065.38    20020301        532,500.00     792         785,000              -         N
6510912915       20320101       360        3,585.75    20020201        559,505.92     755         800,000              -         N
6510915363       20320201       360        2,029.42    20020301        334,000.00     799         485,000              -         N
6511480490       20320101       360        6,157.18    20020201        999,051.15     709      10,000,000              -         N
6513916269       20320201       360        2,127.68    20020301        354,879.00     787         990,000              -         N
6514182275       20320101       360        2,319.47    20020201        361,920.40     713         452,800         452,800        N
6515465562       20320201       360        2,464.68    20020301        380,000.00     662         475,000              -         N
6515941950       20320201       360        5,813.07    20020301        896,250.00     769       1,195,000       1,195,000        N
6519832601       20320201       360        4,482.18    20020301        700,000.00     715         875,000         875,000        N
6520367464       20320201       360        2,794.32    20020301        447,900.00     701         771,000              -         N
6520578367       20320201       360        2,241.56    20020301        345,600.00     759         390,000         384,000        N
6521305638       20320201       360        3,501.44    20020301        600,000.00     774       1,250,000              -         N
6521869542       20320201       360        2,175.68    20020301        367,800.00     758         465,000              -         N
6524055651       20320201       360        2,725.29    20020301        467,000.00     688         682,000              -         N
6524509376       20320101       360        2,386.22    20020201        397,603.78     738         770,000              -         N
6526706822       20320201       360        2,065.01    20020301        322,500.00     689         435,000              -         N
6528521211       20320201       360        2,591.07    20020301        444,000.00     758         678,000              -         N
6528738054       20320101       360        3,478.91    20020201        549,902.42     788         690,000         688,000        N
6530385175       20320201       360        1,757.31    20020301        309,500.00     780         350,000              -         N
6532268585       20320101       360        2,188.69    20020201        369,622.77     744         553,000              -         N
6532430763       20320101       360        6,020.49    20020201        976,872.22     754       1,970,000              -         N
6533389638       20320201       360        2,470.53    20020301        396,000.00     781         625,000              -         Y
6534101461       20320101       360        6,157.18    20020201        998,476.80     718       1,550,000              -         N
6534355737       20320201       360        2,534.17    20020301        434,250.00      0          495,000         482,500        N
6537258904       20320101       360        2,594.40    20020201        399,655.60      0          768,000         764,826        N
6538305712       20320201       360        2,372.86    20020301        412,200.00     736         607,500              -         N
6540171821       20320101       360        5,995.51    20020201        999,004.49     769       3,450,000              -         N
6540399901       20311201       360        2,616.80    20020201        424,191.38     788       3,000,000              -         N
6540440051       20320201       360        2,813.66    20020301        451,000.00     677         851,000         851,000        N
6540462766       20320201       360        3,286.76    20020301        520,000.00     782         652,000         650,000        N
6541466394       20320201       360        2,376.58    20020301        376,000.00     712         470,000              -         N
6542145203       20320201       360        2,104.79    20020301        333,000.00     695         569,000         444,165        N
6542252512       20320201       360        2,684.53    20020301        436,000.00     691         546,000         545,000        Y
6542393837       20320101       360        3,251.33    20020201        534,579.91     749         820,000              -         N
6547598372       20320101       360        2,307.00    20020201        387,663.65     798       1,000,000              -         N
6547764693       20320201       360        3,743.22    20020301        600,000.00     745       1,400,000              -         N
6548591962       20320201       360        3,394.25    20020301        597,800.00     776       1,150,000              -         N
6550935784       20320201       360        2,291.96    20020301        372,241.00     805         692,000              -         N
6551634238       20320201       360        3,078.59    20020301        500,000.00     775         725,000              -         N
6552028992       20320201       360        2,997.76    20020301        500,000.00     785         910,000              -         N
6552184191       20320201       360        2,253.90    20020301        352,000.00     775         440,000         440,000        N
6553334514       20320101       360        1,986.02    20020201        344,631.17     748         555,000              -         N
6554245867       20320101       360        6,257.48    20020201        989,105.02     724       3,500,000              -         N
6554396900       20320101       360        4,002.17    20020201        649,383.25     773       1,050,000              -         N
6554685252       20320201       360        2,271.16    20020301        400,000.00     740         614,000              -         N
6555285334       20320201       360        1,978.52    20020301        329,584.68     757         460,000              -         N
6557156129       20320201       360        4,616.65    20020301        721,000.00     703       1,030,000              -         N
6557424113       20320201       360        5,898.58    20020301        958,000.00     782       1,900,000              -         N
6557670541       20320101       360        2,182.37    20020201        363,637.63     764         458,000              -         N
6558029168       20320101       360        1,871.79    20020201        303,711.54     789         380,000              -         N
6560421528       20320101       360        4,055.47    20020201        675,744.62     732         925,000              -         N
6561402006       20320201       360        2,548.41    20020301        392,910.00     655         495,000         491,138        N
6562971819       20320201       360        5,655.11    20020301        956,000.00     763       3,655,000              -         N
6563095451       20320201       360        2,669.85    20020301        457,500.00     718         610,000              -         N
6568274655       20320201       360        3,016.85    20020301        510,000.00     745       1,200,000              -         N
6568617945       20320201       360        4,094.52    20020301        665,000.00     636         860,000         855,000        N
6569343418       20320201       360        2,381.96    20020301        372,000.00     765         465,000              -         N
6571089637       20320201       360        2,174.32    20020301        344,000.00     703         450,000              -         N
6571852547       20320101       360        3,038.06    20020201        499,514.02     799       5,000,000              -         N
6572029095       20320101       360        2,957.69    20020201        499,490.23     722       2,700,000              -         N
6573457667       20320101       360        5,119.73    20020201        841,781.04     778       1,300,000              -         N
6573767107       20320201       360        2,351.23    20020301        367,200.00     753         459,000         459,000        N
6576740085       20320201       360        3,638.08    20020301        540,000.00     735         720,000         720,000        N
6577502047       20320101       360        5,521.25    20020201        884,180.31     753       2,850,000              -         N
6579115541       20320101       360        2,417.67    20020201        382,154.21     756         425,000         425,000        N
6579865699       20320201       360        2,124.81    20020301        359,200.00     766         449,000         449,000        N
6582015993       20320201       360        3,246.07    20020301        527,200.00     685         659,000         659,000        N
6582569296       20320101       360        3,393.51    20020201        557,957.17     769         835,000              -         N
6582881006       20320201       360        2,401.30    20020301        390,000.00     708         540,000              -         N
6583405672       20320201       360        3,085.04    20020301        494,500.00     768         900,000              -         N
6584574989       20320201       360        3,374.44    20020301        527,000.00     753         775,000              -         N
6585371971       20320101       360        2,552.49    20020201        431,060.06     629         720,000              -         N
6585704403       20320101       360        2,725.39    20020201        479,474.61     738         600,000         600,000        N
6587648426       20320101       360        1,990.53    20020201        336,156.92     782         422,000         420,625        Y
6588359841       20320101       360        2,903.63    20020301        483,817.87     730         650,000              -         N
6589397147       20320201       360        2,041.58    20020301        336,000.00     689         850,000              -         N
6591045122       20320101       360        2,171.07    20020201        347,677.68     785         498,000              -         N
6592133067       20320101       360        2,068.45    20020201        344,656.55     748         715,000         715,000        N
6594693480       20320101       360        2,220.98    20020201        355,670.27     790         445,000         445,000        N
6594795012       20320201       360        2,495.48    20020301        400,000.00     696         825,000              -         Y
6595539039       20320201       360        5,557.62    20020301        846,000.00     792       1,128,000       1,128,000        N
6595577708       20320101       360        2,809.81    20020201        474,515.71     738         730,000              -         N
6597441317       20320201       360        5,917.57    20020301        987,000.00     767       2,225,000              -         N
6598100391       20320101       360        2,095.42    20020201        326,961.27     782         425,000         425,000        N
6600626151       20320201       360        2,324.26    20020301        392,917.00     709       1,500,000              -         N
6602156207       20320201       360        3,532.27    20020301        544,600.00     723         778,000              -         N
6603861672       20320201       360        2,616.80    20020301        425,000.00     678         570,000              -         N
6604358678       20320101       360        2,749.50    20020201        434,606.75     787         800,000              -         N
6604453990       20320201       360        6,403.11    20020301      1,000,000.00     766       5,500,000              -         N
6605256418       20320101       360        2,460.83    20020201        404,606.36     718         825,000              -         N
6606007935       20320101       360        2,019.29    20020201        336,464.71     724         600,000              -         N
6607068431       20320101       360        2,426.99    20020201        404,397.01     650         550,000              -         N
6607618771       20320101       360        2,511.08    20020201        402,127.20     715         565,000              -         N
6609472896       20320101       360        2,345.76    20020201        375,651.74     705         470,000         470,000        N
6612293503       20320101       360        2,075.52    20020201        319,724.48     751         555,000         555,000        N
6613121547       20320201       360        2,327.42    20020301        378,000.00     776         473,000         472,500        N
6614218938       20320201       360        3,372.24    20020301        555,000.00     751         815,000              -         N
6617479511       20320201       360        2,098.43    20020301        350,000.00     757       1,500,000              -         N
6618400938       20320101       360        1,978.52    20020201        329,671.48     638         590,000              -         N
6619629360       20320101       360        4,479.77    20020201        799,103.56     776       1,100,000              -         N
6620395084       20320101       360        3,194.31    20020201        539,449.44     772         675,000              -         N
6621491015       20320201       360        2,578.84    20020301        408,000.00     672         900,000              -         N
6621800389       20320201       360        2,622.08    20020301        409,500.00     751         585,000              -         N
6622006127       20320201       360        2,777.95    20020301        428,300.00     758         630,000         619,500        N
6622429709       20320101       360        2,517.94    20020201        403,226.19     776         562,000              -         N
6623056261       20320101       360        3,992.01    20020201        655,238.22     750       1,000,000              -         N
6623127781       20320101       360        2,670.17    20020201        427,603.58     711         536,000         535,000        N
6624223928       20320101       360        2,755.82    20020201        435,605.85     746         725,000              -         N
6625239600       20320201       360        2,216.59    20020301        360,000.00     710       3,300,000              -         N
6625339228       20320101       360        2,121.16    20020301        339,685.09     763         425,000         425,000        N
6625939811       20320101       360        5,631.48    20020201        963,992.48     725       1,400,000              -         N
6627709188       20320101       360        5,541.46    20020201        899,146.04     750       1,300,000              -         N
6629588168       20320101       360        2,256.30    20020201        366,102.29     775         550,000         523,500        N
6629682607       20320201       360        2,265.84    20020301        368,000.00     760         490,000         488,000        N
6630864905       20320201       360        2,543.62    20020301        430,000.00     697         840,000              -         N
6631245716       20320201       360        2,312.39    20020301        352,000.00     723         467,000         440,000        N
6636757590       20320101       360        4,322.10    20020201        674,404.46     713       1,015,000              -         N
6637090090       20320101       360        2,771.98    20020201        474,504.06     775         930,000              -         N
6637464691       20320101       360        3,109.38    20020201        504,520.83     687         650,000              -         N
6638705662       20320201       360        2,561.36    20020301        433,000.00     688         620,000              -         N
6640255243       20320101       360        2,804.60    20020201        449,051.85     660         600,000              -         N
6604263118       20320201       360        2,407.46    20020301        391,000.00     749         529,000              -         N
6643515155       20320201       360        2,422.19    20020301        404,000.00     785         505,000         505,000        N
6646266236       20320101       360        6,320.68    20020201        999,095.99     669       1,825,000              -         N
6646711264       20320201       360        3,137.53    20020301        490,000.00     723         670,000              -         N
6646806908       20320201       360        3,387.47    20020301        565,000.00     684         875,000              -         N
6646860624       20320101       360        3,880.76    20020201        664,305.70     737       1,015,000              -         N
6647967287       20320201       360        5,664.91    20020301        896,250.00     716       1,195,000       1,195,000        N
6648216163       20320201       360        1,964.41    20020301        323,300.00     730         448,000              -         N
6648396221       20320101       360        1,959.42    20020201        309,719.75     764         550,000         550,000        N
6648716907       20320101       360        2,283.37    20020201        365,661.01     775         495,000              -         N
6649380646       20320101       360        3,925.11    20020201        612,459.16     666         775,000              -         N
6649633416       20320201       360        4,334.65    20020301        704,000.00     765       1,000,000       1,000,000        N
6650128371       20320201       360        2,955.45    20020301        480,000.00     772         600,000         600,000        N
6651348945       20320201       360        2,247.01    20020301        355,500.00     744         569,000              -         N
6652350619       20320201       360        4,362.60    20020301        737,500.00     718       1,275,000              -         N
6652955474       20220201       240        2,952.93    20020301        400,000.00     778         640,000              -         N
6653038973       20320101       360        3,366.07    20020201        532,066.57     687         764,000         665,685        N
6653704038       20320201       360        4,557.08    20020301        750,000.00     746         965,000              -         N
6657543416       20320201       360        2,326.34    20020301        368,051.00     766         418,240         418,240        N
6659961681       20320201       360        3,011.24    20020301        516,000.00     658         645,000         645,000        N
6661765534       20320201       360        2,094.05    20020301        354,000.00     751         490,000              -         N
6663302708       20320201       360        3,426.47    20020301        556,500.00     740         795,000              -         N
6664173132       20320201       360        3,433.00    20020301        565,000.00     756         900,000              -         N
6665931256       20320101       360        2,251.07    20020301        365,253.10     738         457,000         457,000        N
6666817959       20320201       360        3,438.45    20020301        544,000.00     784         900,000              -         Y
6669570712       20320101       360        3,693.31    20020201        591,451.69     776         740,000         740,000        N
6669783984       20320201       360        3,632.74    20020301        590,000.00     786       3,000,000              -         N
6670605481       20311201       360        2,077.43    20020301        336,758.05     759         500,000              -         N
6670904835       20320101       360        3,357.16    20020201        523,837.41     698         954,000              -         N
6670993663       20320201       360        3,421.55    20020301        555,700.00     695         800,000              -         N
6671546718       20320101       360        2,958.53    20020201        480,044.07     746       2,550,000              -         N
6671623475       20320101       360        3,038.06    20020201        499,514.02     743       1,053,000              -         N
6671999248       20320201       360        3,597.31    20020301        600,000.00     772       1,160,000              -         N
6672095103       20320201       360        5,501.31    20020301        930,000.00     760       3,000,000              -         N
6675672890       20320101       360        5,498.88    20020201        904,120.39     739       1,350,000              -         N
6678123743       20320101       360        2,074.28    20020201        327,875.32     650         364,636         364,636        N
6678199412       20320201       360        6,238.70    20020301      1,000,000.00     802       1,300,000              -         N
6678237626       20320201       360        3,645.67    20020301        600,000.00     766         750,000              -         N
6679383817       20320201       360        2,370.26    20020301        375,000.00     649         475,000         475,000        N
6679645611       20320101       360        1,863.78    20020201        302,412.78     793         810,000              -         N
6680761514       20320201       360        1,813.07    20020301        306,500.00     708         530,000              -         N
6680979363       20320201       360        2,418.29    20020301        398,000.00     664         498,000              -         N
6683286139       20320101       360        3,046.42    20020201        514,474.93     739         725,000              -         N
6687696861       20320101       360        2,790.75    20020201        497,814.55     746         842,000         838,373        N
6688093563       20320101       360        3,016.42    20020201        483,052.17     673         640,000              -         N
6688536835       20320201       360        3,147.65    20020301        525,000.00     747         780,000              -         N
6688633129       20320101       360        2,659.87    20020301        474,467.73     792         945,000              -         N
6688999512       20320101       360        3,288.96    20020201        555,433.12     772         695,000              -         N
6690202434       20320101       360        2,112.74    20020201        356,794.85     806         450,000              -         N
6690308215       20320101       360        5,620.79    20020201        936,566.71      0        1,250,000       1,250,000        N
6691024639       20320101       360        5,309.38    20020201        839,240.62     746       1,050,000       1,050,000        N
6691289794       20320101       360        1,978.52    20020201        329,671.48     732         825,000              -         N
6692318139       20320101       360        4,270.04    20020201        649,453.92     714       1,995,000       1,855,000        N
6692808089       20320201       360        2,216.59    20020301        360,000.00     757         450,000              -         N
6693282953       20320201       360        3,179.62    20020301        560,000.00     682         700,000         700,000        N
6695012580       20320101       360        3,306.52    20020301        529,509.11     725         785,000              -         N
6696515888       20320101       360        3,768.19    20020201        611,419.31     768         765,000              -         N
6697070388       20320201       360        2,333.28    20020301        374,000.00     797         467,500         467,500        N
6697420500       20320101       360        2,315.10    20020201        375,643.23     785         470,000         470,000        N
6699572282       20320101       360        1,980.60    20020201        343,690.17     773         387,000         382,287        N
6699861024       20320201       360        2,847.47    20020301        450,500.00     786         570,000         567,500        N
6700151779       20320101       360        3,780.66    20020201        605,438.72     766         787,000              -         N
6701199470       20320201       360        2,186.67    20020301        350,500.00     684         650,000              -         N
6701854553       20320101       360        2,786.18    20020201        483,482.57     700         658,000              -         N
6705553698       20320201       360        4,063.74    20020301        660,000.00     649         825,000              -         N
6706236236       20320101       360        1,930.03    20020201        339,547.94     730         430,000         424,900        N
6707285406       20320101       360        3,038.06    20020201        499,514.02     786       1,275,000              -         Y
6710393452       20320101       360        2,602.05    20020201        433,567.95     736         715,000              -         N
6710502979       20320101       360        2,204.27    20020301        337,664.90     692       1,200,000              -         N
6710807030       20320201       360        3,951.04    20020301        659,000.00     725       1,150,000              -         N
6713783550       20320101       360        1,807.70    20020201        331,610.22     778         415,000         415,000        N
6713810361       20320201       360        2,433.19    20020301        380,000.00     654         475,000              -         N
6714979041       20320101       360        4,131.76    20020201        679,339.07     666       1,200,000              -         N
6715773484       20320101       360        2,916.54    20020201        479,533.46     803         875,000              -         N
6717231606       20320201       360        4,376.80    20020301        750,000.00     730       1,300,000              -         N
6717941675       20320201       360        2,330.26    20020301        404,800.00     733         506,000              -         N
6718291138       20320201       360        2,811.66    20020301        428,000.00     731         535,000         535,000        N
6723078199       20320201       360        5,343.61    20020301        891,269.00     772       1,460,000              -         N
6724056277       20320101       360        1,971.43    20020201        315,707.32     694         395,000         395,000        N
6725956889       20320201       360        2,388.99    20020301        388,000.00     650         485,000         485,000        N
6729293412       20320101       360        2,626.08    20020201        449,530.17     738       2,300,000              -         N
6730938427       20320101       360        2,567.55    20020301        416,604.32     765         655,000              -         N
6731740657       20320201       360        1,987.27    20020301        350,000.00     772         690,000              -         N
6732062101       20320101       360        2,734.25    20020201        449,562.63     708         655,000              -         N
6732364440       20320101       360        2,022.82    20020301        328,218.27     688         395,000              -         N
6733351552       20320201       360        3,433.86    20020301        557,700.00     705         730,000              -         N
6734027136       20320101       360        3,507.38    20020201        584,417.62     774         735,000         735,000        N
6736295996       20320101       360        2,369.69    20020201        389,620.94     759       2,125,000              -         N
6736668689       20320101       360        2,158.39    20020201        359,641.61     701         650,000              -         N
6738266243       20320101       360        2,074.45    20020201        345,655.55     796         475,000              -         N
6740042988       20320201       360        4,318.23    20020301        730,000.00     802       3,300,000              -         N
6741295619       20320201       360        1,971.43    20020301        316,000.00     758         975,000              -         N
6742623041       20320101       360        4,121.71    20020201        696,067.60     705       1,250,000              -         N
6743898782       20320201       360        4,314.04    20020301        710,000.00     758       1,565,000       1,535,000        N
6744049450       20320201       360        2,187.40    20020301        360,000.00     721         451,500              -         N
6744900082       20320101       360        2,386.86    20020201        403,088.61     702         550,000              -         N
6745777588       20320201       360        2,054.18    20020301        352,000.00     674         440,000              -         N
6747360870       20320101       360        3,119.35    20020201        499,536.90     776         625,000         625,000        N
6749949209       20320201       360        6,237.22    20020301        937,500.00     813       1,350,000       1,250,000        N
6750006816       20320101       360        3,287.00    20020201        570,389.56     760         955,000              -         N
6750447002       20320101       360        5,789.52    20020201        927,140.48     709       1,625,000              -         N
6751328854       20320201       360        2,406.01    20020301        366,250.00     712         407,000         407,000        N
6752713039       20320101       360        3,858.33    20020201        634,382.82     757         980,000              -         N
6753649927       20320101       360        4,376.80    20020201        749,216.95     773       1,390,000              -         N
6753679585       20320101       360        2,130.05    20020201        364,618.91     791         840,000              -         N
6753966842       20320201       360        4,860.89    20020301        800,000.00     697       2,000,000              -         N
6755378160       20320201       360        3,286.76    20020301        520,000.00     794         800,000         650,000        Y
6755796924       20320201       360        3,119.35    20020301        500,000.00     752         800,000              -         N
6756555113       20320201       360        1,965.39    20020301        332,250.00     771         455,000         455,000        N
6757133522       20320101       360        2,753.49    20020201        446,775.68     751         560,000         559,950        N
6757268641       20320101       360        2,047.65    20020201        334,539.06     667         525,000              -         N
6758231267       20320201       360        3,848.24    20020301        625,000.00     768       1,200,000              -         N
6759753277       20320201       360        3,150.34    20020301        492,000.00     715         615,000              -         N
6760151610       20320101       360        2,052.64    20020201        346,646.21     707         460,000              -         N
6760156387       20320201       360        3,743.22    20020301        600,000.00     730       1,050,000       1,050,000        N
6760986726       20320101       360        3,099.66    20020201        523,465.76     694         975,000              -         N
6761900213       20320101       360        2,263.50    20020201        353,188.12     795         475,000              -         N
6762282744       20320201       360        3,759.04    20020301        653,000.00     768         935,000              -         N
6763537104       20320201       360        4,617.88    20020301        750,000.00     741         980,000         980,000        N
6764431729       20320101       360        4,769.75    20020201        784,237.02     633       1,675,000              -         N
6765486177       20320101       360        1,946.55    20020301        303,731.78     637         381,000              -         N
6765983918       20320101       360        6,095.61    20020201        989,060.64     700       1,600,000              -         N
6766297599       20320101       360        2,624.67    20020201        474,762.80     637         595,000              -         Y
6766591918       20320101       360        2,799.86    20020201        499,439.72     768       1,115,000              -         N
6768365436       20320201       360        3,248.83    20020301        511,118.99     784         750,000              -         N
6769676500       20320101       360        4,256.43    20020201        655,684.98     685         875,000         875,000        N
6769936862       20320101       360        3,567.89    20020201        586,629.28     695         750,000              -         N
6771760326       20320101       360        2,367.86    20020201        389,321.23     646         577,400              -         N
6772607617       20320201       360        3,805.05    20020301        602,000.00     733         755,000         752,500        N
6774241340       20320201       360        4,055.16    20020301        650,000.00     636         915,000              -         N
6774881384       20320101       360        4,228.97    20020201        695,323.53     742         870,000         870,000        N
6775187740       20320101       360        2,722.10    20020201        447,564.57     774         561,000              -         N
6776102615       20320101       360        3,232.08    20020201        592,903.09     736         742,000         742,000        N
6777966356       20320101       360        2,484.46    20020201        419,571.79     779         525,000              -         N
6780390578       20320201       360        3,845.00    20020301        650,000.00     665       1,300,000              -         N
6780611320       20320101       360        5,915.38    20020201        998,980.45     678       2,300,000              -         N
6782108655       20320201       360        5,310.52    20020301        910,000.00     754       1,325,000              -         N
6782632753       20320101       360        3,393.86    20020201        543,496.14     740         680,000         680,000        N
6783275982       20320201       360        4,585.45    20020301        735,000.00     744         980,000         980,000        N
6783473629       20320101       360        2,745.03    20020301        439,592.47     662         950,000              -         N
6784472794       20320101       360        2,997.76    20020201        499,502.24     684         765,000              -         N
6787963856       20320101       360        4,045.24    20020201        639,421.43     677         875,000              -         N
6790134982       20320201       360        5,995.51    20020301      1,000,000.00     791       1,625,000       1,625,000        N
6792811900       20320201       360        6,133.78    20020301        996,200.00     789       1,550,000              -         N
6793150886       20320101       360        2,150.24    20020201        363,129.40     679         455,000              -         N
6794588001       20320101       360        2,247.85    20020201        379,612.57     692         620,000              -         N
6795101648       20320201       360        3,493.18    20020301        559,920.00     740         700,000         699,900        N
6796644588       20320101       360        2,464.16    20020201        410,590.84     697         650,000              -         N
6798522865       20320201       360        2,504.11    20020301        435,000.00     708         615,000              -         N
6799291692       20320101       360        3,992.01    20020201        656,361.43     748       1,586,000              -         N
6799503484       20320101       360        2,265.59    20020201        382,609.51     625         650,000              -         N
6800091677       20320201       360        2,167.33    20020301        352,000.00     751         440,000         440,000        N
6800153444       20320201       360        4,799.63    20020301        740,000.00     791         925,000         925,000        N
6800754910       20320201       360        2,470.53    20020301        396,000.00     740         495,000              -         N
6801841963       20320201       360        3,426.75    20020301        587,200.00     667         755,000              -         N
6803055604       20320101       360        2,245.94    20020201        359,666.56     730         450,000         450,000        N
6803106944       20320201       360        2,920.16    20020301        462,000.00     722         645,000              -         N
6804673884       20320201       360        4,254.54    20020301        709,621.00     733       1,205,000              -         N
6805047757       20320101       360        2,036.94    20020201        317,645.47     732         600,000              -         N
6805469613       20320101       360        2,388.99    20020301        387,631.84     772         485,000         485,000        N
6806420821       20320201       360        2,692.69    20020301        455,200.00     789         600,000              -         N
6806935257       20320101       360        2,883.75    20020201        487,002.97     734         650,000              -         N
6807473340       20320201       360        4,162.03    20020301        650,000.00     773         839,000         839,000        N
6807707010       20320101       360        2,259.81    20020201        397,564.36     769         600,000         598,000        N
6808119934       20320101       360        3,790.31    20020201        648,821.88     675         976,000              -         N
6810459062       20320101       360        1,951.47    20020201        334,050.86     658         418,000              -         N
6811065934       20320101       360        2,128.86    20020201        364,416.13     703         408,000         405,330        N
6811822508       20320101       360        2,095.03    20020201        358,625.18     691         750,000              -         N
6815355273       20320201       360        2,770.73    20020301        450,000.00     735         622,500         622,500        N
6816038357       20320101       360        2,809.81    20020201        474,515.71     720         825,000              -         N
6820189451       20320201       360        6,320.68    20020301      1,000,000.00     760       1,360,000       1,342,500        N
6822270812       20320101       360        4,917.74    20020201        797,942.16     766       1,100,000              -         N
6823057895       20320101       360        4,112.92    20020201        685,317.08     761         955,000              -         N
6823059321       20320101       360        2,595.38    20020201        438,302.67     709         585,000              -         N
6823327827       20320201       360        2,401.86    20020301        380,000.00     725       1,400,000              -         N
6823330409       20320101       360        2,917.87    20020201        499,477.96     721         775,000              -         N
6823647372       20320201       360        2,275.45    20020301        360,000.00     749         482,000         450,000        N
6826360908       20320101       360        3,058.22    20020201        489,745.97     757         645,000         645,000        N
6826958131       20320201       360        5,915.38    20020301        981,443.75     641       3,000,000              -         N
6827742708       20320201       360        2,659.90    20020301        432,000.00     679         540,000         540,000        N
6829630802       20320201       360        3,290.92    20020301        527,500.00     712       1,875,000              -         N
6831774929       20320201       360        2,081.13    20020301        338,000.00     769         515,000              -         N
6832795576       20320101       360        3,600.70    20020201        592,024.03     766       1,805,000              -         N
6833060897       20320201       360        2,994.58    20020301        480,000.00     767         600,000         600,000        N
6833705111       20320201       360        3,742.89    20020301        616,000.00     787         770,000         785,000        N
6834815604       20320101       360        4,802.34    20020201        749,338.29     679         945,000         945,000        N
6835558781       20320201       360        5,401.47    20020301        865,800.00     803       1,780,000              -         N
6837458535       20320201       360        2,452.43    20020301        388,000.00     747         485,000         485,000        N
6838036165       20320101       360        2,248.32    20020201        374,626.68     777         552,000              -         N
6838690318       20320101       360        2,417.76    20020201        419,550.99     778         567,000              -         N
6843048734       20320201       360        3,281.43    20020301        562,299.00     772         820,000              -         N
6843673762       20320201       360        2,952.37    20020301        479,500.00     703         685,000              -         N
6844621711       20320201       360        6,145.12    20020301        985,000.00     785       1,375,000              -         N
6845676615       20320101       360        1,899.38    20020201        316,484.62     772         396,000              -         N
6845996484       20311101       360        3,170.95    20020301        513,526.38     755         780,000              -         N
6847559058       20320101       360        2,579.11    20020201        435,555.47     720         545,000         545,000        N
6848838402       20320101       360        3,872.68    20020201        620,175.05      0        1,075,000              -         N
6849836231       20320201       360        2,578.07    20020301        430,000.00     689         640,000              -         N
6850640191       20320201       360        5,323.85    20020301        900,000.00     655       1,800,000              -         N
6850885309       20320101       360        2,031.87    20020201        329,686.88     778         860,000              -         N
6851337292       20311201       360        2,619.33    20020201        441,894.88     741       2,800,000              -         N
6852905444       20320201       360        2,510.02    20020301        392,000.00     746         540,000         490,000        N
6854147383       20320101       360        2,567.28    20020201        433,557.51     761         620,000         620,000        N
6855293475       20320201       360        4,864.49    20020301        750,000.00     770       1,040,000       1,025,000        N
6856678419       20320201       360        2,110.61    20020301        356,800.00     715         446,000              -         N
6857328899       20320101       360        3,232.49    20020201        531,482.93     740         665,000         665,000        N
6858975219       20320101       360        5,022.16    20020201        804,254.40     707       1,200,000              -         N
6859549237       20320101       360        2,783.65    20020201        476,501.98     780         855,000              -         N
6860287686       20320201       360        3,244.13    20020301        520,000.00     735         650,000         650,000        N
6861403795       20320101       360        5,103.93    20020201        839,183.57     692       1,200,000              -         N
6861486204       20320101       360        2,035.50    20020201        334,674.40     787       2,250,000              -         N
6862044390       20320201       360        2,290.47    20020301        372,000.00     698         465,000         465,000        N
6862494132       20320201       360        2,769.99    20020301        444,000.00     706         555,000              -         N
6863557077       20320201       360        5,695.73    20020301        950,000.00     712       2,290,000       2,290,000        N
6864655672       20320201       360        2,098.43    20020301        350,000.00     699         445,000              -         N
6866717777       20320201       360        2,061.26    20020301        343,800.00     685         700,000              -         N
6867987809       20320101       360        2,721.08    20020201        459,531.00     758         780,000              -         N
6868015097       20320101       360        3,016.94    20020201        502,699.06     658         630,000         629,000        N
6871222201       20320201       360        2,657.30    20020301        415,000.00     738         720,000              -         N
6871413289       20320101       360        2,157.85    20020201        336,702.67     721         485,000              -         N
6872036832       20320201       360        2,869.81    20020301        460,000.00     765         745,000              -         N
6872419947       20320101       360        1,724.18    20020201        311,876.85     750       1,250,000              -         N
6872859001       20320101       360        3,152.48    20020201        511,514.19     731         750,000              -         N
6873221466       20320101       360        2,103.23    20020201        350,450.77     719         500,000              -         N
6875816859       20320201       360        3,065.53    20020301        485,000.00     676         750,000              -         N
6876260206       20320201       360        2,824.50    20020301        484,000.00     622         605,000         605,000        N
6877650819       20320201       360        4,192.41    20020301        672,000.00     743         840,000         840,000        N
6877883444       20320201       360        3,602.79    20020301        570,000.00     751       1,500,000              -         N
6878094538       20320201       360        3,843.04    20020301        616,000.00     627         770,000         770,000        N
6879005707       20320101       360        3,927.82    20020301        663,323.01     765       2,500,000              -         N
6879122486       20320101       360        5,995.51    20020201        999,004.49     622       2,800,000              -         N
6882780858       20320101       360        2,185.37    20020201        364,137.13     768         490,000              -         N
6883234442       20320101       360        4,928.11    20020201        832,250.61     759       1,270,000              -         N
6884026185       20320101       360        3,414.78    20020201        561,453.76     747         750,000              -         N
6885310836       20320201       360        3,713.81    20020301        580,000.00     756         725,000         725,000        N
6885809795       20320201       360        3,232.49    20020301        532,000.00     791       1,100,000              -         N
6886558011       20320101       360        2,673.49    20020201        439,572.34     744         550,000         550,000        N
6886787461       20320101       360        4,811.40    20020201        801,701.10     762       1,100,000              -         N
6888648141       20320201       360        2,239.70    20020301        359,000.00     796         630,000              -         N
6889190267       20320201       360        4,152.60    20020301        702,000.00     753         975,000              -         N
6892679561       20320201       360        6,188.79    20020301        992,000.00     769       1,525,000              -         N
6892921302       20320101       360        4,011.75    20020201        696,154.97     702       1,315,000              -         N
6893605151       20320201       360        3,329.62    20020301        520,000.00     687         650,000              -         N
6894158259       20320101       360        2,547.87    20020301        454,490.15      0          550,000         540,000        N
6895718432       20320101       360        3,687.79    20020201        648,789.09     770       1,390,000              -         N
6898257693       20320201       360        4,956.53    20020301        805,000.00     747       1,450,000              -         N
6898792707       20320201       360        2,118.70    20020301        335,200.00     664         419,000         419,000        N
6899172198       20320101       360        2,231.42    20020201        392,569.83     777         950,000              -         N
6899176603       20320201       360        2,524.45    20020301        410,000.00     785         613,000              -         N
6899270265       20320201       360        4,113.35    20020301        642,398.00     708         820,000              -         Y
6899549866       20320201       360        3,643.88    20020301        616,000.00     701         830,000              -         N
6900960904       20320101       360        2,661.93    20020201        449,541.19     643       1,285,000              -         N
6901525458       20320201       360        2,042.51    20020301        350,000.00     755         620,000              -         N
6902309431       20320201       360        3,119.35    20020301        500,000.00     717       1,600,000              -         N
6903029723       20320201       360        2,447.48    20020301        397,500.00     652         530,000              -         N
6904781967       20320201       360        2,226.14    20020301        371,300.00     669         485,000              -         N
6905112543       20320201       360        2,745.03    20020301        440,000.00     762         550,000         550,000        N
6905386485       20320201       360        2,839.86    20020301        455,200.00     803         575,000         569,000        N
6906170847       20320201       360        5,797.08    20020301        980,000.00     784       2,000,000              -         N
6906403388       20311101       360        2,604.49    20020201        420,781.79     763         570,000              -         N
6906970410       20320201       360        6,036.25    20020301        955,000.00     724       1,700,000              -         N
6907248915       20320201       360        3,949.47    20020301        650,000.00     621       1,500,000              -         N
6908343111       20320101       360        2,416.00    20020201        413,567.75     770         630,000              -         N
6908589598       20320101       360        2,400.07    20020201        394,616.08     694         620,000              -         N
6909122530       20320101       360        4,346.21    20020201        754,192.85     721       1,149,000              -         N
6912254262       20320201       360        2,596.03    20020301        416,117.00     738         669,000              -         N
6913372402       20320101       360        2,484.46    20020201        418,662.72     784         735,000              -         N
6913935950       20320201       360        2,545.39    20020301        408,000.00     770         700,000              -         N
6914093833       20320201       360        3,169.54    20020301        495,000.00     741         660,000              -         N
6914473894       20320101       360        4,706.48    20020201        784,218.52     754       1,850,000              -         N
6914670408       20320101       360        2,885.36    20020201        491,136.82     671         635,000              -         N
6915134859       20320101       360        2,126.64    20020201        349,659.82     786         570,000              -         N
6915212341       20320101       360        4,367.09    20020201        699,351.66     726       2,250,000              -         N
6920683841       20320201       360        1,720.58    20020301        316,000.00     781         395,000              -         N
6922785909       20320201       360        3,040.25    20020301        481,000.00     704       1,000,000              -         N
6924758078       20320101       360        2,809.81    20020201        474,515.71     650         630,000              -         N
6924784702       20320101       360        1,777.63    20020201        308,469.87     732         386,000              -         N
6928162665       20320201       360        3,219.17    20020301        516,000.00     781         649,000         645,000        N
6930060360       20320201       360        3,832.58    20020301        675,000.00     794       1,500,000              -         N
6930851792       20320201       360        2,340.34    20020301        365,500.00     708         465,000              -         N
6932235424       20320201       360        3,447.42    20020301        575,000.00     683       1,050,000              -         N
6932644872       20320101       360        5,665.76    20020201        944,059.24     704       1,600,000              -         N
6933124395       20320201       360        4,278.62    20020301        694,900.00     797       1,500,000              -         N
6933349687       20320101       360        2,217.58    20020201        379,603.25     715         510,000              -         N
6933571850       20320201       360        3,058.89    20020301        496,800.00     728         621,000         621,000        N
6937383252       20320101       360        1,833.77    20020201        309,683.94     692         488,000              -         N
6941633544       20320101       360        2,278.16    20020201        369,648.92     781       1,900,000              -         N
6944038766       20320201       360        5,458.87    20020301        875,000.00     782       1,250,000       1,250,000        N
6945691357       20320201       360        2,376.58    20020301        376,000.00     621         470,000              -         Y
6945764881       20320201       360        3,725.09    20020301        605,000.00     783         805,000         805,000        N
6947866346       20320201       360        2,196.03    20020301        352,000.00     783         440,000              -         N
6947990658       20320101       360        2,369.16    20020201        369,673.55     769         562,000              -         N
6948496093       20320201       360        1,888.59    20020301        315,000.00     681         575,000              -         N
6949299421       20320201       360        3,127.96    20020301        536,000.00     813         670,000         670,000        N
6950880853       20320101       360        4,672.79    20020301        748,306.27     771       1,305,000              -         N
6951043303       20320201       360        2,252.18    20020301        361,000.00     697         452,000         452,000        N
6952321914       20320101       360        6,485.99    20020201        999,139.01     788       1,500,000       1,500,000        N
6955204901       20320101       360        2,026.02    20020201        342,150.80     789         800,000              -         N
6955353146       20320101       360        2,801.33    20020201        442,799.34     788         554,000         554,000        N
6955897324       20320101       360        2,843.62    20020201        467,545.13     733         600,000              -         N
6957317222       20320201       360        2,952.51    20020301        520,000.00     729       1,025,000              -         N
6957490656       20320101       360        2,366.16    20020201        399,592.17     786         800,000              -         N
6957495754       20320101       360        3,017.02    20020201        489,535.06     785         765,000              -         N
6957970103       20320201       360        2,241.93    20020301        379,000.00     700         610,000              -         N
6961546105       20320201       360        3,466.49    20020301        563,000.00     792       1,300,000              -         N
6961863906       20320101       360        3,180.57    20020201        502,745.10     722         629,000         629,000        N
6962011125       20320101       360        2,025.71    20020201        328,687.83     763         471,000              -         N
6964956947       20320201       360        3,261.56    20020301        544,000.00     734         910,000              -         N
6965931709       20320101       360        2,586.02    20020201        419,601.48     762         525,000         525,000        N
6966882620       20320201       360        4,496.63    20020301        750,000.00     703       1,650,000              -         N
6967531903       20320101       360        2,508.13    20020201        423,567.70     729         650,000              -         N
6970058605       20320201       360        3,584.91    20020301        590,000.00     733         750,000              -         N
6970451305       20320201       360        5,910.89    20020301        960,000.00     726       1,800,000              -         N
6971274755       20320201       360        3,755.70    20020301        602,000.00     799       1,000,000              -         N
6972212192       20320201       360        3,281.44    20020301        586,000.00     698         850,000              -         N
6972681008       20320101       360        1,842.11    20020201        319,657.89     781         453,000         400,000        N
6975314516       20320201       360        3,244.13    20020301        520,000.00     660         650,000              -         N
6978029533       20320201       360        2,088.13    20020301        353,000.00     797         461,500              -         N
6979715577       20320201       360        3,004.03    20020301        494,400.00     768         618,000         618,000        N
6980273442       20320201       360        4,376.80    20020301        750,000.00     773       1,800,000              -         N
6982132604       20320201       360        4,796.41    20020301        800,000.00     786       1,175,000       1,175,000        N
6982475599       20320101       360        6,052.86    20020201        944,465.98     775       1,200,000              -         N
6984248788       20320101       360        4,802.34    20020201        749,338.29     684       1,550,000              -         N
6985196457       20320101       360        3,367.22    20020301        570,397.57     730         810,000              -         N
6986360813       20320201       360        2,528.28    20020301        400,000.00     786         500,000         500,000        N
6987121941       20320201       360        4,582.60    20020301        725,016.00     710         967,000         966,688        N
6987619134       20320101       360        3,163.83    20020201        527,174.67     726         850,000              -         N
6990643709       20320101       360        2,708.36    20020201        476,477.89     656         700,000              -         N
6991340453       20320201       360        2,477.65    20020301        402,400.00     778         505,000         503,000        N
6992708245       20320101       360        2,361.28    20020201        383,136.12     761         580,000              -         N
6993616694       20320101       360        3,050.37    20020201        482,163.71     762         510,000         508,000        N
6993949640       20320101       360        2,042.51    20020301        349,016.70     791         500,000              -         N
6995560288       20320101       360        3,697.12    20020201        624,362.78     760       1,000,000              -         N
6996092133       20320201       360        1,975.75    20020301        338,560.00     753         424,000         423,201        N
6997133019       20320101       360        2,481.24    20020201        436,521.68     716         935,000              -         N
6015145185       20320201       360        4,994.43    20020301        780,000.00     728       1,060,000              -         N
6099408053       20320201       360        1,902.81    20020301        305,000.00     759         700,000              -         N
6171084640       20320201       360        3,448.02    20020301        560,000.00     778         700,000         700,000        N
6643526160       20320201       360        3,177.11    20020301        516,000.00     703         645,000              -         N
6655737267       20320201       360        5,458.87    20020301        875,000.00     665       1,200,000              -         N
6689008115       20320201       360        2,142.70    20020301        348,000.00     693         435,000              -         N
6785971380       20320201       360        3,534.94    20020301        538,100.00     745         850,000              -         N
6895594270       20311101       360        4,393.03    20020301        720,881.07     666       1,900,000              -         N
6018521754       20320201       360        4,977.54    20020301        786,788.09     624       1,080,000       1,050,000        N

SCHEDULED PB (FEBRUARY 1, 2002):      500,769,810.54
UNPAID PB W/A:                               516,258
INTEREST RATE W/A:                             6.176
REMAINING TERM W/A:                              359





   LOAN               INITIAL        INITIAL    PERIODIC    LIFETIME               RATE
  NUMBER            CHANGE DATE      RATE CAP   RATE CAP       CAP      MARGIN    CEILING
----------------------------------------------------------------------------------------
0099138604            20060901       5.00000      2.00        5.00       2.250    11.875
6000282985            20070201       5.00000      2.00        5.00       2.250    11.250
6001037735            20070101       5.00000      2.00        5.00       2.250    11.500
6001609947            20070201       5.00000      2.00        5.00       2.250    11.125
6003512669            20070101       5.00000      2.00        5.00       2.250    11.625
6004377179            20070201       5.00000      2.00        5.00       2.250    11.875
6004510514            20070101       5.00000      2.00        5.00       2.250    10.125
6004693807            20070101       5.00000      2.00        5.00       2.250    11.125
6006277344            20070101       5.00000      2.00        5.00       2.250    11.375
6006360595            20061201       5.00000      2.00        5.00       2.250    11.125
6006647892            20070101       5.00000      2.00        5.00       2.250    11.500
6007338350            20070101       5.00000      2.00        5.00       2.250    11.000
6008882794            20070201       5.00000      2.00        5.00       2.250    11.625
6009222008            20070201       5.00000      2.00        5.00       2.250    11.375
6010896162            20070101       5.00000      2.00        5.00       2.250    11.000
6012127723            20070101       5.00000      2.00        5.00       2.250    11.250
6012389349            20070101       5.00000      2.00        5.00       2.250    10.875
6016389592            20070101       5.00000      2.00        5.00       2.250    11.000
6016646561            20070201       5.00000      2.00        5.00       2.250    11.250
6016988831            20070201       5.00000      2.00        5.00       2.250    11.375
6017564631            20070201       5.00000      2.00        5.00       2.250    11.500
6018224649            20070101       5.00000      2.00        5.00       2.250    11.125
6018284908            20070201       5.00000      2.00        5.00       2.250    11.250
6018822483            20070201       5.00000      2.00        5.00       2.250    10.125
6019084398            20070101       5.00000      2.00        5.00       2.250    10.625
6019171120            20070201       5.00000      2.00        5.00       2.250    10.875
6019571204            20070201       5.00000      2.00        5.00       2.250    11.000
6020921588            20070101       5.00000      2.00        5.00       2.250    11.125
6022096595            20070201       5.00000      2.00        5.00       2.250    11.375
6022255951            20070201       5.00000      2.00        5.00       2.250    10.750
6022505595            20070101       5.00000      2.00        5.00       2.250    12.000
6022651654            20070101       5.00000      2.00        5.00       2.250    10.750
6023125658            20061201       5.00000      2.00        5.00       2.250    11.250
6023963470            20070201       5.00000      2.00        5.00       2.250    10.875
6024525617            20070201       5.00000      2.00        5.00       2.250    11.500
6024869627            20070201       5.00000      2.00        5.00       2.250    10.875
6025504058            20070201       5.00000      2.00        5.00       2.250    10.625
6025956597            20070201       5.00000      2.00        5.00       2.250    11.125
6026106440            20070101       5.00000      2.00        5.00       2.250    10.625
6026242898            20070201       5.00000      2.00        5.00       2.250    11.750
6031158667            20070101       5.00000      2.00        5.00       2.250    10.875
6031330316            20070201       5.00000      2.00        5.00       2.250    11.625
6032731983            20070201       5.00000      2.00        5.00       2.250    11.000
6033041986            20070201       5.00000      2.00        5.00       2.250    11.250
6033154482            20070101       5.00000      2.00        5.00       2.250    10.875
6035354684            20070101       5.00000      2.00        5.00       2.250    11.125
6035576757            20070101       5.00000      2.00        5.00       2.250    10.375
6035781803            20070201       5.00000      2.00        5.00       2.250    11.500
6035818845            20070101       5.00000      2.00        5.00       2.250    11.500
6036158589            20070201       5.00000      2.00        5.00       2.250    10.750
6038354533            20070201       5.00000      2.00        5.00       2.250    11.000
6039275653            20070101       5.00000      2.00        5.00       2.250    10.875
6039932527            20070101       5.00000      2.00        5.00       2.250    11.000
6042394533            20070201       5.00000      2.00        5.00       2.250    11.625
6043105490            20070101       5.00000      2.00        5.00       2.250    11.375
6043596680            20070201       5.00000      2.00        5.00       2.250    11.625
6044362371            20070101       5.00000      2.00        5.00       2.250    11.500
6044923180            20070201       5.00000      2.00        5.00       2.250    11.625
6045605596            20070101       5.00000      2.00        5.00       2.250    11.000
6046331762            20070101       5.00000      2.00        5.00       2.250    11.250
6047858847            20070201       5.00000      2.00        5.00       2.250    11.625
6048807439            20070201       5.00000      2.00        5.00       2.250    11.375
6048984105            20070101       5.00000      2.00        5.00       2.250    11.375
6049935734            20070101       5.00000      2.00        5.00       2.250    11.000
6051375449            20070201       5.00000      2.00        5.00       2.250    11.250
6051763099            20070201       5.00000      2.00        5.00       2.250    11.000
6052507370            20070201       5.00000      2.00        5.00       2.250    10.500
6052591614            20070201       5.00000      2.00        5.00       2.250    11.375
6052880462            20070101       5.00000      2.00        5.00       2.250    10.750
6053805880            20070101       5.00000      2.00        5.00       2.250    11.000
6056353532            20070201       5.00000      2.00        5.00       2.250    11.500
6058246924            20070101       5.00000      2.00        5.00       2.250    10.750
6060851661            20070201       5.00000      2.00        5.00       2.250    11.375
6061164247            20070101       5.00000      2.00        5.00       2.250    11.125
6063259672            20070201       5.00000      2.00        5.00       2.250    10.875
6064185983            20070201       5.00000      2.00        5.00       2.250    11.125
6064467886            20070101       5.00000      2.00        5.00       2.250    11.250
6065303585            20070101       5.00000      2.00        5.00       2.250    11.125
6065402312            20070101       5.00000      2.00        5.00       2.250    11.125
6065915933            20070201       5.00000      2.00        5.00       2.250    11.375
6068486023            20070101       5.00000      2.00        5.00       2.250    10.500
6071042169            20070101       5.00000      2.00        5.00       2.250    11.125
6074554970            20070101       5.00000      2.00        5.00       2.250    10.750
6074606572            20070201       5.00000      2.00        5.00       2.250    11.250
6075274560            20070201       5.00000      2.00        5.00       2.250    11.000
6075695756            20070201       5.00000      2.00        5.00       2.250    11.500
6075981495            20070101       5.00000      2.00        5.00       2.250    11.500
6076661336            20070101       5.00000      2.00        5.00       2.250    11.125
6076661609            20070101       5.00000      2.00        5.00       2.250    11.250
6076759924            20070201       5.00000      2.00        5.00       2.250    10.875
6076868527            20070101       5.00000      2.00        5.00       2.250    11.250
6076942652            20070101       5.00000      2.00        5.00       2.250    12.000
6078517684            20070201       5.00000      2.00        5.00       2.250    11.375
6079100167            20070101       5.00000      2.00        5.00       2.250    11.500
6082295350            20070201       5.00000      2.00        5.00       2.250    11.750
6083221157            20070101       5.00000      2.00        5.00       2.250    11.250
6084701777            20070201       5.00000      2.00        5.00       2.250    10.750
6086618250            20070101       5.00000      2.00        5.00       2.250    10.750
6087047988            20070201       5.00000      2.00        5.00       2.250    10.875
6087744824            20070201       5.00000      2.00        5.00       2.250    11.250
6087836687            20070201       5.00000      2.00        5.00       2.250    11.375
6091229648            20070101       5.00000      2.00        5.00       2.250    11.250
6091332400            20070201       5.00000      2.00        5.00       2.250    11.500
6092578480            20070201       5.00000      2.00        5.00       2.250    11.625
6094435077            20070101       5.00000      2.00        5.00       2.250    11.000
6094726772            20070201       5.00000      2.00        5.00       2.250    12.000
6099080811            20070201       5.00000      2.00        5.00       2.250    11.625
6099887538            20070101       5.00000      2.00        5.00       2.250    10.875
6102799548            20070101       5.00000      2.00        5.00       2.250    11.000
6102812325            20070201       5.00000      2.00        5.00       2.250    10.750
6109046901            20070101       5.00000      2.00        5.00       2.250    10.750
6109111341            20070201       5.00000      2.00        5.00       2.250    11.500
6110115778            20070101       5.00000      2.00        5.00       2.250    11.125
6110633200            20070101       5.00000      2.00        5.00       2.250    11.625
6110996656            20070201       5.00000      2.00        5.00       2.250    11.500
6116689321            20070201       5.00000      2.00        5.00       2.250    11.500
6118751624            20070201       5.00000      2.00        5.00       2.250    11.375
6119219472            20070201       5.00000      2.00        5.00       2.250    11.000
6119982319            20070101       5.00000      2.00        5.00       2.250    10.875
6122082669            20070201       5.00000      2.00        5.00       2.250    11.250
6122222463            20070101       5.00000      2.00        5.00       2.250    11.375
6122800409            20070101       5.00000      2.00        5.00       2.250    11.625
6126860649            20070201       5.00000      2.00        5.00       2.250    11.625
6128315741            20070201       5.00000      2.00        5.00       2.250    10.875
6128755250            20070201       5.00000      2.00        5.00       2.250    10.750
6133050440            20070101       5.00000      2.00        5.00       2.250    11.125
6134003455            20070101       5.00000      2.00        5.00       2.250    10.875
6134009932            20070201       5.00000      2.00        5.00       2.250    11.250
6136780555            20070201       5.00000      2.00        5.00       2.250    10.875
6138698540            20070201       5.00000      2.00        5.00       2.250    11.875
6138836538            20070201       5.00000      2.00        5.00       2.250    11.000
6139156910            20070101       5.00000      2.00        5.00       2.250    11.250
6139430141            20070201       5.00000      2.00        5.00       2.250    11.625
6139463597            20070201       5.00000      2.00        5.00       2.250    11.875
6139549106            20070201       5.00000      2.00        5.00       2.250    10.875
6140358026            20070201       5.00000      2.00        5.00       2.250    10.875
6145548191            20070201       5.00000      2.00        5.00       2.250    11.375
6146199341            20070101       5.00000      2.00        5.00       2.250    10.875
6147284837            20070201       5.00000      2.00        5.00       2.250    11.250
6150074539            20070101       5.00000      2.00        5.00       2.250    11.625
6150927165            20070201       5.00000      2.00        5.00       2.250    10.250
6154319906            20070201       5.00000      2.00        5.00       2.250    11.250
6153506362            20070101       5.00000      2.00        5.00       2.250    11.000
6154452269            20070101       5.00000      2.00        5.00       2.250    11.625
6155608356            20070201       5.00000      2.00        5.00       2.250    10.875
6156001049            20070201       5.00000      2.00        5.00       2.250    11.625
6156384973            20070101       5.00000      2.00        5.00       2.250    11.500
6157870483            20070101       5.00000      2.00        5.00       2.250    11.250
6158135928            20070101       5.00000      2.00        5.00       2.250    11.250
6158883238            20070101       5.00000      2.00        5.00       2.250    10.750
6159822599            20070101       5.00000      2.00        5.00       2.250    11.125
6160303100            20070201       5.00000      2.00        5.00       2.250    11.375
6160654833            20070201       5.00000      2.00        5.00       2.250    11.000
6161680209            20070201       5.00000      2.00        5.00       2.250    11.000
6161830671            20070101       5.00000      2.00        5.00       2.250    11.500
6162782947            20070101       5.00000      2.00        5.00       2.250    10.875
6163521963            20070201       5.00000      2.00        5.00       2.250    11.250
6163665497            20070201       5.00000      2.00        5.00       2.250    11.375
6165353803            20070101       5.00000      2.00        5.00       2.250    11.625
6167032504            20070101       5.00000      2.00        5.00       2.250    11.125
6167220729            20070101       5.00000      2.00        5.00       2.250    10.125
6167514329            20070201       5.00000      2.00        5.00       2.250    11.250
6168276001            20070201       5.00000      2.00        5.00       2.250    11.125
6168325790            20070101       5.00000      2.00        5.00       2.250    11.000
6169385975            20070201       5.00000      2.00        5.00       2.250    11.750
6170261330            20070101       5.00000      2.00        5.00       2.250    10.875
6170736075            20070101       5.00000      2.00        5.00       2.250    10.375
6172776822            20070101       5.00000      2.00        5.00       2.250    11.000
6172910520            20070101       5.00000      2.00        5.00       2.250    11.625
6173654762            20070101       5.00000      2.00        5.00       2.250    10.875
6173687317            20070201       5.00000      2.00        5.00       2.250    11.375
6175380747            20070201       5.00000      2.00        5.00       2.250    11.625
6175448932            20070101       5.00000      2.00        5.00       2.250    11.250
6176272596            20070201       5.00000      2.00        5.00       2.250    11.125
6178424930            20070201       5.00000      2.00        5.00       2.250    11.375
6179269722            20070101       5.00000      2.00        5.00       2.250    11.000
6179550329            20070201       5.00000      2.00        5.00       2.250    10.875
6181864817            20070101       5.00000      2.00        5.00       2.250    11.000
6182252251            20070201       5.00000      2.00        5.00       2.250    11.625
6183386660            20070201       5.00000      2.00        5.00       2.250    11.250
6184435250            20070201       5.00000      2.00        5.00       2.250    11.375
6184973565            20070201       5.00000      2.00        5.00       2.250    11.375
6185792436            20070101       5.00000      2.00        5.00       2.250    10.875
6187871063            20070201       5.00000      2.00        5.00       2.250    11.500
6187961039            20070101       5.00000      2.00        5.00       2.250    11.125
6188109943            20070201       5.00000      2.00        5.00       2.250    11.250
6189355636            20070101       5.00000      2.00        5.00       2.250    10.500
6189519900            20070201       5.00000      2.00        5.00       2.250    11.375
6189816280            20070101       5.00000      2.00        5.00       2.250    10.500
6191784799            20070201       5.00000      2.00        5.00       2.250    11.375
6192199005            20070101       5.00000      2.00        5.00       2.250    11.375
6192754601            20070201       5.00000      2.00        5.00       2.250    11.875
6193141527            20070201       5.00000      2.00        5.00       2.250    11.500
6194022650            20070201       5.00000      2.00        5.00       2.250    11.250
6194134950            20070101       5.00000      2.00        5.00       2.250    11.000
6195283236            20070101       5.00000      2.00        5.00       2.250    11.125
6197764043            20070201       5.00000      2.00        5.00       2.250    11.625
6197996777            20070101       5.00000      2.00        5.00       2.250    11.500
6199185742            20070101       5.00000      2.00        5.00       2.250    11.250
6199468064            20070101       5.00000      2.00        5.00       2.250    11.125
6200017488            20070101       5.00000      2.00        5.00       2.250    10.875
6200933833            20070101       5.00000      2.00        5.00       2.250    11.125
6201371066            20070201       5.00000      2.00        5.00       2.250    11.125
6202624885            20070101       5.00000      2.00        5.00       2.250    11.625
6204349812            20070201       5.00000      2.00        5.00       2.250    11.500
6204720087            20070201       5.00000      2.00        5.00       2.250    11.000
6206457548            20070201       5.00000      2.00        5.00       2.250    11.000
6207303741            20070201       5.00000      2.00        5.00       2.250    12.000
6208934817            20070201       5.00000      2.00        5.00       2.250    11.000
6211515850            20070201       5.00000      2.00        5.00       2.250    11.375
6213315622            20070101       5.00000      2.00        5.00       2.250    11.250
6213560631            20070201       5.00000      2.00        5.00       2.250    10.875
6213863696            20070101       5.00000      2.00        5.00       2.250    10.125
6216903218            20070201       5.00000      2.00        5.00       2.250    11.500
6217620589            20070101       5.00000      2.00        5.00       2.250    10.500
6220178948            20070101       5.00000      2.00        5.00       2.250    11.625
6220248667            20070201       5.00000      2.00        5.00       2.250    11.375
6221013193            20070101       5.00000      2.00        5.00       2.250    11.125
6222977073            20070201       5.00000      2.00        5.00       2.250    11.250
6224418878            20070201       5.00000      2.00        5.00       2.250    11.125
6224595998            20070101       5.00000      2.00        5.00       2.250    11.375
6225172862            20070201       5.00000      2.00        5.00       2.250    11.500
6225718417            20070201       5.00000      2.00        5.00       2.250    11.375
6227808547            20070201       5.00000      2.00        5.00       2.250    10.750
6227947873            20070101       5.00000      2.00        5.00       2.250    11.375
6232111663            20070101       5.00000      2.00        5.00       2.250    10.750
6232112687            20070101       5.00000      2.00        5.00       2.250    11.625
6233154332            20070101       5.00000      2.00        5.00       2.250    11.500
6236326408            20070201       5.00000      2.00        5.00       2.250    11.625
6236578339            20070201       5.00000      2.00        5.00       2.250    11.000
6237855595            20070201       5.00000      2.00        5.00       2.250    11.125
6238386970            20070201       5.00000      2.00        5.00       2.250    11.250
6238717943            20070201       5.00000      2.00        5.00       2.250    11.500
6240437035            20070201       5.00000      2.00        5.00       2.250    11.125
6243380414            20070101       5.00000      2.00        5.00       2.250    11.375
6245140527            20070201       5.00000      2.00        5.00       2.250    11.375
6245599599            20070201       5.00000      2.00        5.00       2.250    11.125
6246521840            20070101       5.00000      2.00        5.00       2.250    10.750
6247134320            20070201       5.00000      2.00        5.00       2.250    11.375
6247285247            20070201       5.00000      2.00        5.00       2.250    10.875
6247642215            20070201       5.00000      2.00        5.00       2.250    11.000
6248666981            20070201       5.00000      2.00        5.00       2.250    11.375
6249850907            20070201       5.00000      2.00        5.00       2.250    10.875
6251104706            20070201       5.00000      2.00        5.00       2.250    10.875
6251888498            20070101       5.00000      2.00        5.00       2.250    11.250
6253617234            20070201       5.00000      2.00        5.00       2.250    10.875
6256395341            20070101       5.00000      2.00        5.00       2.250    10.625
6256903532            20070201       5.00000      2.00        5.00       2.250    11.375
6257408275            20070201       5.00000      2.00        5.00       2.250    11.000
6258126603            20070101       5.00000      2.00        5.00       2.250    11.375
6259111695            20070201       5.00000      2.00        5.00       2.250    11.375
6259775689            20070201       5.00000      2.00        5.00       2.250    11.375
6260264749            20070201       5.00000      2.00        5.00       2.250    11.500
6262100982            20070201       5.00000      2.00        5.00       2.250    11.875
6263392562            20070101       5.00000      2.00        5.00       2.250    11.125
6265692498            20070101       5.00000      2.00        5.00       2.250    11.875
6265906500            20070201       5.00000      2.00        5.00       2.250    11.750
6267378047            20070101       5.00000      2.00        5.00       2.250    11.125
6267422126            20070101       5.00000      2.00        5.00       2.250    10.750
6268126767            20070101       5.00000      2.00        5.00       2.250    11.375
6268742258            20070101       5.00000      2.00        5.00       2.250    10.625
6270474635            20070101       5.00000      2.00        5.00       2.250    11.500
6270891374            20070201       5.00000      2.00        5.00       2.250    11.375
6270963967            20070201       5.00000      2.00        5.00       2.250    11.375
6271223304            20070101       5.00000      2.00        5.00       2.250    10.875
6271884519            20070201       5.00000      2.00        5.00       2.250    11.500
6272246817            20070101       5.00000      2.00        5.00       2.250    11.125
6272395051            20061101       5.00000      2.00        5.00       2.250    11.125
6273465192            20070201       5.00000      2.00        5.00       2.250    11.375
6275209911            20070201       5.00000      2.00        5.00       2.250    12.000
6276847610            20070101       5.00000      2.00        5.00       2.250    10.875
6279185182            20070101       5.00000      2.00        5.00       2.250    10.625
6279502626            20070101       5.00000      2.00        5.00       2.250    11.625
6280516870            20070201       5.00000      2.00        5.00       2.250    10.500
6280804904            20070201       5.00000      2.00        5.00       2.250    11.625
6281043882            20070101       5.00000      2.00        5.00       2.250    11.500
6281793460            20070201       5.00000      2.00        5.00       2.250    11.250
6283121819            20070101       5.00000      2.00        5.00       2.250    10.875
6284257562            20070101       5.00000      2.00        5.00       2.250    11.500
6287177221            20070201       5.00000      2.00        5.00       2.250    11.500
6287522558            20070101       5.00000      2.00        5.00       2.250    10.500
6288083154            20070101       5.00000      2.00        5.00       2.250    11.125
6288821322            20070201       5.00000      2.00        5.00       2.250    11.500
6290482477            20070101       5.00000      2.00        5.00       2.250    11.000
6290575551            20070201       5.00000      2.00        5.00       2.250    11.000
6290814653            20070201       5.00000      2.00        5.00       2.250    11.875
6292815435            20070201       5.00000      2.00        5.00       2.250    11.375
6293191075            20070201       5.00000      2.00        5.00       2.250    11.250
6294733180            20070201       5.00000      2.00        5.00       2.250    11.375
6295182692            20070101       5.00000      2.00        5.00       2.250    11.625
6295415589            20070101       5.00000      2.00        5.00       2.250    10.500
6296678540            20070101       5.00000      2.00        5.00       2.250    11.125
6296685552            20070101       5.00000      2.00        5.00       2.250    10.750
6296969683            20070101       5.00000      2.00        5.00       2.250    11.500
6298796506            20070101       5.00000      2.00        5.00       2.250    11.375
6298897650            20070201       5.00000      2.00        5.00       2.250    11.000
6299416104            20070101       5.00000      2.00        5.00       2.250    11.250
6300136725            20070201       5.00000      2.00        5.00       2.250    11.625
6300148761            20070101       5.00000      2.00        5.00       2.250    11.000
6301417041            20070101       5.00000      2.00        5.00       2.250    10.875
6302344673            20070101       5.00000      2.00        5.00       2.250    11.000
6303537598            20070201       5.00000      2.00        5.00       2.250    11.250
6304255059            20070201       5.00000      2.00        5.00       2.250    11.250
6305455070            20070101       5.00000      2.00        5.00       2.250    11.375
6305595982            20070101       5.00000      2.00        5.00       2.250    11.375
6306711943            20070201       5.00000      2.00        5.00       2.250    11.500
6308229878            20070201       5.00000      2.00        5.00       2.250    11.500
6308853115            20070101       5.00000      2.00        5.00       2.250    11.125
6309529508            20070101       5.00000      2.00        5.00       2.250    11.125
6309740857            20070201       5.00000      2.00        5.00       2.250    11.500
6310894883            20070201       5.00000      2.00        5.00       2.250    10.625
6311791815            20070201       5.00000      2.00        5.00       2.250    11.375
6312215491            20070101       5.00000      2.00        5.00       2.250    11.000
6312621359            20070201       5.00000      2.00        5.00       2.250    11.875
6313148329            20070201       5.00000      2.00        5.00       2.250    11.625
6313226232            20070201       5.00000      2.00        5.00       2.250    11.750
6314555688            20070101       5.00000      2.00        5.00       2.250    11.000
6315401098            20070101       5.00000      2.00        5.00       2.250    11.000
6316809703            20070101       5.00000      2.00        5.00       2.250    11.000
6317954433            20070201       5.00000      2.00        5.00       2.250    10.875
6319609886            20070201       5.00000      2.00        5.00       2.250    11.750
6321126820            20070201       5.00000      2.00        5.00       2.250    11.500
6321719509            20070101       5.00000      2.00        5.00       2.250    11.000
6322572121            20070101       5.00000      2.00        5.00       2.250    10.875
6323597275            20070201       5.00000      2.00        5.00       2.250    11.250
6326258412            20070201       5.00000      2.00        5.00       2.250    11.000
6328662983            20070101       5.00000      2.00        5.00       2.250    11.000
6328882037            20070201       5.00000      2.00        5.00       2.250    10.750
6329471780            20070201       5.00000      2.00        5.00       2.250    11.250
6338771121            20070201       5.00000      2.00        5.00       2.250    10.875
6339793249            20070101       5.00000      2.00        5.00       2.250    11.625
6339859909            20070101       5.00000      2.00        5.00       2.250    11.625
6340122420            20070101       5.00000      2.00        5.00       2.250    11.375
6340346649            20070101       5.00000      2.00        5.00       2.250    11.375
6344154718            20070101       5.00000      2.00        5.00       2.250    11.125
6344438137            20070101       5.00000      2.00        5.00       2.250    10.875
6344777963            20070201       5.00000      2.00        5.00       2.250    11.250
6344849150            20070101       5.00000      2.00        5.00       2.250    11.250
6345267196            20070101       5.00000      2.00        5.00       2.250    10.750
6345649351            20070101       5.00000      2.00        5.00       2.250    11.500
6345862616            20070201       5.00000      2.00        5.00       2.250    11.250
6347085133            20070101       5.00000      2.00        5.00       2.250    11.375
6347603000            20070201       5.00000      2.00        5.00       2.250    11.500
6347709799            20070201       5.00000      2.00        5.00       2.250    10.875
6347957737            20070101       5.00000      2.00        5.00       2.250    10.625
6349744109            20070201       5.00000      2.00        5.00       2.250    11.500
6350182371            20070201       5.00000      2.00        5.00       2.250    11.000
6351065559            20070201       5.00000      2.00        5.00       2.250    11.250
6352909623            20070201       5.00000      2.00        5.00       2.250    11.500
6353372425            20070201       5.00000      2.00        5.00       2.250    11.500
6353739318            20070201       5.00000      2.00        5.00       2.250    12.000
6354099985            20070101       5.00000      2.00        5.00       2.250    11.000
6354130731            20070201       5.00000      2.00        5.00       2.250    10.625
6357066338            20070101       5.00000      2.00        5.00       2.250    11.125
6358817523            20070201       5.00000      2.00        5.00       2.250    10.625
6360016528            20070201       5.00000      2.00        5.00       2.250    11.375
6360035197            20070101       5.00000      2.00        5.00       2.250    11.375
6360488602            20070101       5.00000      2.00        5.00       2.250    10.875
6361099812            20070201       5.00000      2.00        5.00       2.250    11.375
6362306703            20070201       5.00000      2.00        5.00       2.250    11.375
6363436517            20070201       5.00000      2.00        5.00       2.250    11.500
6365410833            20070201       5.00000      2.00        5.00       2.250    11.500
6365412664            20070201       5.00000      2.00        5.00       2.250    11.500
6368982846            20070201       5.00000      2.00        5.00       2.250    11.250
6370737790            20070201       5.00000      2.00        5.00       2.250    11.375
6371092609            20070101       5.00000      2.00        5.00       2.250    11.000
6371205029            20070101       5.00000      2.00        5.00       2.250    11.250
6371401834            20070101       5.00000      2.00        5.00       2.250    11.375
6372204294            20070201       5.00000      2.00        5.00       2.250    11.000
6372265733            20070201       5.00000      2.00        5.00       2.250    11.125
6372297595            20070101       5.00000      2.00        5.00       2.250    11.000
6373133310            20070201       5.00000      2.00        5.00       2.250    12.000
6373526612            20070101       5.00000      2.00        5.00       2.250    11.375
6373606554            20070101       5.00000      2.00        5.00       2.250    11.000
6373968566            20070101       5.00000      2.00        5.00       2.250    10.875
6374798830            20070201       5.00000      2.00        5.00       2.250    11.125
6375644603            20070201       5.00000      2.00        5.00       2.250    11.875
6375949622            20070201       5.00000      2.00        5.00       2.250    11.500
6377108342            20070201       5.00000      2.00        5.00       2.250    10.875
6377337248            20070201       5.00000      2.00        5.00       2.250    10.875
6377345373            20070101       5.00000      2.00        5.00       2.250    11.250
6378318254            20070101       5.00000      2.00        5.00       2.250    10.750
6379139147            20070201       5.00000      2.00        5.00       2.250    11.250
6380156478            20070101       5.00000      2.00        5.00       2.250    11.250
6380318532            20070201       5.00000      2.00        5.00       2.250    11.125
6380580024            20070101       5.00000      2.00        5.00       2.250    10.500
6384973548            20070201       5.00000      2.00        5.00       2.250    11.375
6386358110            20070201       5.00000      2.00        5.00       2.250    10.000
6388668342            20070201       5.00000      2.00        5.00       2.250    10.375
6389215911            20070101       5.00000      2.00        5.00       2.250    10.750
6389979748            20070101       5.00000      2.00        5.00       2.250    10.625
6390941158            20070101       5.00000      2.00        5.00       2.250    11.375
6392314735            20070101       5.00000      2.00        5.00       2.250    10.875
6392385297            20070201       5.00000      2.00        5.00       2.250    11.375
6394778424            20070101       5.00000      2.00        5.00       2.250    11.000
6394912676            20070201       5.00000      2.00        5.00       2.250    11.500
6395113951            20070101       5.00000      2.00        5.00       2.250    11.500
6396476498            20070201       5.00000      2.00        5.00       2.250    11.125
6397453389            20070101       5.00000      2.00        5.00       2.250    11.125
6397785939            20070101       5.00000      2.00        5.00       2.250    11.750
6398414331            20070101       5.00000      2.00        5.00       2.250    11.250
6398492972            20070201       5.00000      2.00        5.00       2.250    10.375
6398829058            20070101       5.00000      2.00        5.00       2.250    11.125
6398942653            20070101       5.00000      2.00        5.00       2.250    10.875
6399528048            20070101       5.00000      2.00        5.00       2.250    11.125
6400314214            20070201       5.00000      2.00        5.00       2.250    10.875
6404451715            20070201       5.00000      2.00        5.00       2.250    10.500
6408698618            20070201       5.00000      2.00        5.00       2.250    11.125
6408836176            20070201       5.00000      2.00        5.00       2.250    10.750
6409329312            20070101       5.00000      2.00        5.00       2.250    11.250
6410114315            20061201       5.00000      2.00        5.00       2.250    11.250
6410734294            20070201       5.00000      2.00        5.00       2.250    10.750
6411831560            20070201       5.00000      2.00        5.00       2.250    10.750
6412042191            20070101       5.00000      2.00        5.00       2.250    11.375
6413232387            20070101       5.00000      2.00        5.00       2.250    11.750
6413386159            20070201       5.00000      2.00        5.00       2.250    11.500
6414324167            20070101       5.00000      2.00        5.00       2.250    11.000
6416130943            20070101       5.00000      2.00        5.00       2.250    11.125
6419113326            20070101       5.00000      2.00        5.00       2.250    10.875
6421521466            20070201       5.00000      2.00        5.00       2.250    11.500
6423033569            20070101       5.00000      2.00        5.00       2.250    10.750
6424564026            20070101       5.00000      2.00        5.00       2.250    11.125
6424717434            20070101       5.00000      2.00        5.00       2.250    11.500
6425160725            20070101       5.00000      2.00        5.00       2.250    11.250
6425244792            20070101       5.00000      2.00        5.00       2.250    11.125
6426122427            20070101       5.00000      2.00        5.00       2.250    10.750
6426168313            20070101       5.00000      2.00        5.00       2.250    11.125
6426172893            20070101       5.00000      2.00        5.00       2.250    11.625
6426804925            20070201       5.00000      2.00        5.00       2.250    11.000
6426839343            20070201       5.00000      2.00        5.00       2.250    11.000
6426953276            20070201       5.00000      2.00        5.00       2.250    11.375
6427052169            20070101       5.00000      2.00        5.00       2.250    11.000
6428584749            20070201       5.00000      2.00        5.00       2.250    11.250
6429436253            20070201       5.00000      2.00        5.00       2.250    10.875
6429560219            20070101       5.00000      2.00        5.00       2.250    11.500
6429902254            20070201       5.00000      2.00        5.00       2.250    10.125
6431296752            20070201       5.00000      2.00        5.00       2.250    10.750
6432443304            20070101       5.00000      2.00        5.00       2.250    11.375
6432460357            20070201       5.00000      2.00        5.00       2.250    11.000
6434383516            20070201       5.00000      2.00        5.00       2.250    11.375
6439765758            20070101       5.00000      2.00        5.00       2.250    11.000
6440910120            20070101       5.00000      2.00        5.00       2.250    11.375
6441303424            20070201       5.00000      2.00        5.00       2.250    11.000
6441889687            20070101       5.00000      2.00        5.00       2.250    11.375
6442429699            20070201       5.00000      2.00        5.00       2.250    11.375
6442757560            20070201       5.00000      2.00        5.00       2.250    11.500
6443053480            20070201       5.00000      2.00        5.00       2.250    11.000
6443618886            20070201       5.00000      2.00        5.00       2.250    11.250
6444540451            20070201       5.00000      2.00        5.00       2.250    11.500
6449827366            20070201       5.00000      2.00        5.00       2.250    11.375
6449980835            20070201       5.00000      2.00        5.00       2.250    12.000
6450522260            20070101       5.00000      2.00        5.00       2.250    11.250
6450651655            20070101       5.00000      2.00        5.00       2.250    10.875
6454412393            20070201       5.00000      2.00        5.00       2.250    11.375
6455032281            20070201       5.00000      2.00        5.00       2.250    11.750
6455259793            20070101       5.00000      2.00        5.00       2.250    11.875
6456282356            20070101       5.00000      2.00        5.00       2.250    10.875
6456686358            20070201       5.00000      2.00        5.00       2.250    11.375
6456837456            20070201       5.00000      2.00        5.00       2.250    11.875
6457189303            20070201       5.00000      2.00        5.00       2.250    10.750
6460660282            20070201       5.00000      2.00        5.00       2.250    11.375
6460875468            20070101       5.00000      2.00        5.00       2.250    11.375
6464261178            20070101       5.00000      2.00        5.00       2.250    11.000
6464394789            20070101       5.00000      2.00        5.00       2.250    11.625
6464512166            20070101       5.00000      2.00        5.00       2.250    11.250
6465356548            20070101       5.00000      2.00        5.00       2.250    11.625
6465798152            20070201       5.00000      2.00        5.00       2.250    10.875
6467987431            20061201       5.00000      2.00        5.00       2.250    11.250
6468443889            20070101       5.00000      2.00        5.00       2.250    11.375
6469439050            20070201       5.00000      2.00        5.00       2.250    11.750
6469519729            20070201       5.00000      2.00        5.00       2.250    10.125
6470455301            20070201       5.00000      2.00        5.00       2.250    11.375
6472804852            20070101       5.00000      2.00        5.00       2.250    11.250
6473308630            20070101       5.00000      2.00        5.00       2.250    10.875
6473898416            20070101       5.00000      2.00        5.00       2.250    11.250
6474555767            20070201       5.00000      2.00        5.00       2.250    11.375
6475040660            20070201       5.00000      2.00        5.00       2.250    11.375
6476226201            20070201       5.00000      2.00        5.00       2.250    10.875
6476809048            20070201       5.00000      2.00        5.00       2.250    11.000
6476822660            20070201       5.00000      2.00        5.00       2.250    11.250
6479809441            20070101       5.00000      2.00        5.00       2.250    11.125
6485057522            20070201       5.00000      2.00        5.00       2.250    11.000
6486465203            20070201       5.00000      2.00        5.00       2.250    11.875
6486899195            20070101       5.00000      2.00        5.00       2.250    11.000
6487176676            20070201       5.00000      2.00        5.00       2.250    12.000
6488352748            20070201       5.00000      2.00        5.00       2.250    11.500
6488964757            20070201       5.00000      2.00        5.00       2.250    10.125
6489988979            20070201       5.00000      2.00        5.00       2.250    11.500
6490189971            20070201       5.00000      2.00        5.00       2.250    11.000
6493050303            20070201       5.00000      2.00        5.00       2.250    11.125
6493894957            20070101       5.00000      2.00        5.00       2.250    10.875
6495076942            20070101       5.00000      2.00        5.00       2.250    11.250
6495391101            20070201       5.00000      2.00        5.00       2.250    11.375
6497855780            20070201       5.00000      2.00        5.00       2.250    11.375
6497878758            20070101       5.00000      2.00        5.00       2.250    10.750
6498196036            20070201       5.00000      2.00        5.00       2.250    10.250
6500930851            20070101       5.00000      2.00        5.00       2.250    11.500
6501402355            20070101       5.00000      2.00        5.00       2.250    11.250
6502789768            20070101       5.00000      2.00        5.00       2.250    10.875
6503364447            20070101       5.00000      2.00        5.00       2.250    10.750
6505218641            20070101       5.00000      2.00        5.00       2.250    11.125
6506027884            20070201       5.00000      2.00        5.00       2.250    11.375
6506704755            20070101       5.00000      2.00        5.00       2.250    11.250
6507722087            20070101       5.00000      2.00        5.00       2.250    11.875
6508433148            20070101       5.00000      2.00        5.00       2.250    10.875
6509040942            20070201       5.00000      2.00        5.00       2.250    10.625
6510912915            20070101       5.00000      2.00        5.00       2.250    11.625
6510915363            20070201       5.00000      2.00        5.00       2.250    11.125
6511480490            20070101       5.00000      2.00        5.00       2.250    11.250
6513916269            20070201       5.00000      2.00        5.00       2.250    11.000
6514182275            20070101       5.00000      2.00        5.00       2.250    11.625
6515465562            20070201       5.00000      2.00        5.00       2.250    11.750
6515941950            20070201       5.00000      2.00        5.00       2.250    11.750
6519832601            20070201       5.00000      2.00        5.00       2.250    11.625
6520367464            20070201       5.00000      2.00        5.00       2.250    11.375
6520578367            20070201       5.00000      2.00        5.00       2.250    11.750
6521305638            20070201       5.00000      2.00        5.00       2.250    10.750
6521869542            20070201       5.00000      2.00        5.00       2.250    10.875
6524055651            20070201       5.00000      2.00        5.00       2.250    10.750
6524509376            20070101       5.00000      2.00        5.00       2.250    11.000
6526706822            20070201       5.00000      2.00        5.00       2.250    11.625
6528521211            20070201       5.00000      2.00        5.00       2.250    10.750
6528738054            20070101       5.00000      2.00        5.00       2.250    11.500
6530385175            20070201       5.00000      2.00        5.00       2.250    10.500
6532268585            20070101       5.00000      2.00        5.00       2.250    10.875
6532430763            20070101       5.00000      2.00        5.00       2.250    11.250
6533389638            20070201       5.00000      2.00        5.00       2.250    11.375
6534101461            20070101       5.00000      2.00        5.00       2.250    11.250
6534355737            20070201       5.00000      2.00        5.00       2.250    10.750
6537258904            20070101       5.00000      2.00        5.00       2.250    11.750
6538305712            20070201       5.00000      2.00        5.00       2.250    10.625
6540171821            20070101       5.00000      2.00        5.00       2.250    11.000
6540399901            20061201       5.00000      2.00        5.00       2.250    11.250
6540440051            20070201       5.00000      2.00        5.00       2.250    11.375
6540462766            20070201       5.00000      2.00        5.00       2.250    11.500
6541466394            20070201       5.00000      2.00        5.00       2.250    11.500
6542145203            20070201       5.00000      2.00        5.00       2.250    11.500
6542252512            20070201       5.00000      2.00        5.00       2.250    11.250
6542393837            20070101       5.00000      2.00        5.00       2.250    11.125
6547598372            20070101       5.00000      2.00        5.00       2.250    10.875
6547764693            20070201       5.00000      2.00        5.00       2.250    11.375
6548591962            20070201       5.00000      2.00        5.00       2.250    10.500
6550935784            20070201       5.00000      2.00        5.00       2.250    11.250
6551634238            20070201       5.00000      2.00        5.00       2.250    11.250
6552028992            20070201       5.00000      2.00        5.00       2.250    11.000
6552184191            20070201       5.00000      2.00        5.00       2.250    11.625
6553334514            20070101       5.00000      2.00        5.00       2.250    10.625
6554245867            20070101       5.00000      2.00        5.00       2.250    11.500
6554396900            20070101       5.00000      2.00        5.00       2.250    11.250
6554685252            20070201       5.00000      2.00        5.00       2.250    10.500
6555285334            20070201       5.00000      2.00        5.00       2.250    11.000
6557156129            20070201       5.00000      2.00        5.00       2.250    11.625
6557424113            20070201       5.00000      2.00        5.00       2.250    11.250
6557670541            20070101       5.00000      2.00        5.00       2.250    11.000
6558029168            20070101       5.00000      2.00        5.00       2.250    11.250
6560421528            20070101       5.00000      2.00        5.00       2.250    11.000
6561402006            20070201       5.00000      2.00        5.00       2.250    11.750
6562971819            20070201       5.00000      2.00        5.00       2.250    10.875
6563095451            20070201       5.00000      2.00        5.00       2.250    10.750
6568274655            20070201       5.00000      2.00        5.00       2.250    10.875
6568617945            20070201       5.00000      2.00        5.00       2.250    11.250
6569343418            20070201       5.00000      2.00        5.00       2.250    11.625
6571089637            20070201       5.00000      2.00        5.00       2.250    11.500
6571852547            20070101       5.00000      2.00        5.00       2.250    11.125
6572029095            20070101       5.00000      2.00        5.00       2.250    10.875
6573457667            20070101       5.00000      2.00        5.00       2.250    11.125
6573767107            20070201       5.00000      2.00        5.00       2.250    11.625
6576740085            20070201       5.00000      2.00        5.00       2.250    12.125
6577502047            20070101       5.00000      2.00        5.00       2.250    11.375
6579115541            20070101       5.00000      2.00        5.00       2.250    11.500
6579865699            20070201       5.00000      2.00        5.00       2.250    10.875
6582015993            20070201       5.00000      2.00        5.00       2.250    11.250
6582569296            20070101       5.00000      2.00        5.00       2.250    11.125
6582881006            20070201       5.00000      2.00        5.00       2.250    11.250
6583405672            20070201       5.00000      2.00        5.00       2.250    11.375
6584574989            20070201       5.00000      2.00        5.00       2.250    11.625
6585371971            20070101       5.00000      2.00        5.00       2.250    10.875
6585704403            20070101       5.00000      2.00        5.00       2.250    10.500
6587648426            20070101       5.00000      2.00        5.00       2.250    10.875
6588359841            20070101       5.00000      2.00        5.00       2.250    11.000
6589397147            20070201       5.00000      2.00        5.00       2.250    11.125
6591045122            20070101       5.00000      2.00        5.00       2.250    11.375
6592133067            20070101       5.00000      2.00        5.00       2.250    11.000
6594693480            20070101       5.00000      2.00        5.00       2.250    11.375
6594795012            20070201       5.00000      2.00        5.00       2.250    11.375
6595539039            20070201       5.00000      2.00        5.00       2.250    11.875
6595577708            20070101       5.00000      2.00        5.00       2.250    10.875
6597441317            20070201       5.00000      2.00        5.00       2.250    11.000
6598100391            20070101       5.00000      2.00        5.00       2.250    11.625
6600626151            20070201       5.00000      2.00        5.00       2.250    10.875
6602156207            20070201       5.00000      2.00        5.00       2.250    11.750
6603861672            20070201       5.00000      2.00        5.00       2.250    11.250
6604358678            20070101       5.00000      2.00        5.00       2.250    11.500
6604453990            20070201       5.00000      2.00        5.00       2.250    11.625
6605256418            20070101       5.00000      2.00        5.00       2.250    11.125
6606007935            20070101       5.00000      2.00        5.00       2.250    11.000
6607068431            20070101       5.00000      2.00        5.00       2.250    11.000
6607618771            20070101       5.00000      2.00        5.00       2.250    11.375
6609472896            20070101       5.00000      2.00        5.00       2.250    11.375
6612293503            20070101       5.00000      2.00        5.00       2.250    11.750
6613121547            20070201       5.00000      2.00        5.00       2.250    11.250
6614218938            20070201       5.00000      2.00        5.00       2.250    11.125
6617479511            20070201       5.00000      2.00        5.00       2.250    11.000
6618400938            20070101       5.00000      2.00        5.00       2.250    11.000
6619629360            20070101       5.00000      2.00        5.00       2.250    10.375
6620395084            20070101       5.00000      2.00        5.00       2.250    10.875
6621491015            20070201       5.00000      2.00        5.00       2.250    11.500
6621800389            20070201       5.00000      2.00        5.00       2.250    11.625
6622006127            20070201       5.00000      2.00        5.00       2.250    11.750
6622429709            20070101       5.00000      2.00        5.00       2.250    11.375
6623056261            20070101       5.00000      2.00        5.00       2.250    11.125
6623127781            20070101       5.00000      2.00        5.00       2.250    11.375
6624223928            20070101       5.00000      2.00        5.00       2.250    11.500
6625239600            20070201       5.00000      2.00        5.00       2.250    11.250
6625339228            20070101       5.00000      2.00        5.00       2.250    11.375
6625939811            20070101       5.00000      2.00        5.00       2.250    10.750
6627709188            20070101       5.00000      2.00        5.00       2.250    11.250
6629588168            20070101       5.00000      2.00        5.00       2.250    11.250
6629682607            20070201       5.00000      2.00        5.00       2.250    11.250
6630864905            20070201       5.00000      2.00        5.00       2.250    10.875
6631245716            20070201       5.00000      2.00        5.00       2.250    11.875
6636757590            20070101       5.00000      2.00        5.00       2.250    11.625
6637090090            20070101       5.00000      2.00        5.00       2.250    10.750
6637464691            20070101       5.00000      2.00        5.00       2.250    11.250
6638705662            20070201       5.00000      2.00        5.00       2.250    10.875
6640255243            20070101       5.00000      2.00        5.00       2.250    11.250
6604263118            20070201       5.00000      2.00        5.00       2.250    11.250
6643515155            20070201       5.00000      2.00        5.00       2.250    11.000
6646266236            20070101       5.00000      2.00        5.00       2.250    11.500
6646711264            20070201       5.00000      2.00        5.00       2.250    11.625
6646806908            20070201       5.00000      2.00        5.00       2.250    11.000
6646860624            20070101       5.00000      2.00        5.00       2.250    10.750
6647967287            20070201       5.00000      2.00        5.00       2.250    11.500
6648216163            20070201       5.00000      2.00        5.00       2.250    11.125
6648396221            20070101       5.00000      2.00        5.00       2.250    11.500
6648716907            20070101       5.00000      2.00        5.00       2.250    11.375
6649380646            20070101       5.00000      2.00        5.00       2.250    11.625
6649633416            20070201       5.00000      2.00        5.00       2.250    11.250
6650128371            20070201       5.00000      2.00        5.00       2.250    11.250
6651348945            20070201       5.00000      2.00        5.00       2.250    11.500
6652350619            20070201       5.00000      2.00        5.00       2.250    10.875
6652955474            20070201       5.00000      2.00        5.00       2.250    11.375
6653038973            20070101       5.00000      2.00        5.00       2.250    11.500
6653704038            20070201       5.00000      2.00        5.00       2.250    11.125
6657543416            20070201       5.00000      2.00        5.00       2.250    11.500
6659961681            20070201       5.00000      2.00        5.00       2.250    10.750
6661765534            20070201       5.00000      2.00        5.00       2.250    10.875
6663302708            20070201       5.00000      2.00        5.00       2.250    11.250
6664173132            20070201       5.00000      2.00        5.00       2.250    11.125
6665931256            20070101       5.00000      2.00        5.00       2.250    11.250
6666817959            20070201       5.00000      2.00        5.00       2.250    11.500
6669570712            20070101       5.00000      2.00        5.00       2.250    11.375
6669783984            20070201       5.00000      2.00        5.00       2.250    11.250
6670605481            20061101       5.00000      2.00        5.00       2.250    11.250
6670904835            20070101       5.00000      2.00        5.00       2.250    11.625
6670993663            20070201       5.00000      2.00        5.00       2.250    11.250
6671546718            20070101       5.00000      2.00        5.00       2.250    11.250
6671623475            20070101       5.00000      2.00        5.00       2.250    11.125
6671999248            20070201       5.00000      2.00        5.00       2.250    11.000
6672095103            20070201       5.00000      2.00        5.00       2.250    10.875
6675672890            20070101       5.00000      2.00        5.00       2.250    11.125
6678123743            20070101       5.00000      2.00        5.00       2.250    11.500
6678199412            20070201       5.00000      2.00        5.00       2.250    11.375
6678237626            20070201       5.00000      2.00        5.00       2.250    11.125
6679383817            20070201       5.00000      2.00        5.00       2.250    11.500
6679645611            20070101       5.00000      2.00        5.00       2.250    11.250
6680761514            20070201       5.00000      2.00        5.00       2.250    10.875
6680979363            20070201       5.00000      2.00        5.00       2.250    11.125
6683286139            20070101       5.00000      2.00        5.00       2.250    10.875
6687696861            20070101       5.00000      2.00        5.00       2.250    10.375
6688093563            20070101       5.00000      2.00        5.00       2.250    11.375
6688536835            20070201       5.00000      2.00        5.00       2.250    11.000
6688633129            20070101       5.00000      2.00        5.00       2.250    10.375
6688999512            20070101       5.00000      2.00        5.00       2.250    10.875
6690202434            20070101       5.00000      2.00        5.00       2.250    10.875
6690308215            20070101       5.00000      2.00        5.00       2.250    11.000
6691024639            20070101       5.00000      2.00        5.00       2.250    11.500
6691289794            20070101       5.00000      2.00        5.00       2.250    11.000
6692318139            20070101       5.00000      2.00        5.00       2.250    11.875
6692808089            20070201       5.00000      2.00        5.00       2.250    11.250
6693282953            20070201       5.00000      2.00        5.00       2.250    10.500
6695012580            20070101       5.00000      2.00        5.00       2.250    11.375
6696515888            20070101       5.00000      2.00        5.00       2.250    11.250
6697070388            20070201       5.00000      2.00        5.00       2.250    11.375
6697420500            20070101       5.00000      2.00        5.00       2.250    11.250
6699572282            20070101       5.00000      2.00        5.00       2.250    10.625
6699861024            20070201       5.00000      2.00        5.00       2.250    11.500
6700151779            20070101       5.00000      2.00        5.00       2.250    11.375
6701199470            20070201       5.00000      2.00        5.00       2.250    11.375
6701854553            20070101       5.00000      2.00        5.00       2.250    10.625
6705553698            20070201       5.00000      2.00        5.00       2.250    11.250
6706236236            20070101       5.00000      2.00        5.00       2.250    10.500
6707285406            20070101       5.00000      2.00        5.00       2.250    11.125
6710393452            20070101       5.00000      2.00        5.00       2.250    11.000
6710502979            20070101       5.00000      2.00        5.00       2.250    11.250
6710807030            20070201       5.00000      2.00        5.00       2.250    11.000
6713783550            20070101       5.00000      2.00        5.00       2.250    10.125
6713810361            20070201       5.00000      2.00        5.00       2.250    11.625
6714979041            20070101       5.00000      2.00        5.00       2.250    11.125
6715773484            20070101       5.00000      2.00        5.00       2.250    11.125
6717231606            20070201       5.00000      2.00        5.00       2.250    10.750
6717941675            20070201       5.00000      2.00        5.00       2.250    10.625
6718291138            20070201       5.00000      2.00        5.00       2.250    11.875
6723078199            20070201       5.00000      2.00        5.00       2.250    11.000
6724056277            20070101       5.00000      2.00        5.00       2.250    11.375
6725956889            20070201       5.00000      2.00        5.00       2.250    11.250
6729293412            20070101       5.00000      2.00        5.00       2.250    10.750
6730938427            20070101       5.00000      2.00        5.00       2.250    11.250
6731740657            20070201       5.00000      2.00        5.00       2.250    10.500
6732062101            20070101       5.00000      2.00        5.00       2.250    11.125
6732364440            20070101       5.00000      2.00        5.00       2.250    11.250
6733351552            20070201       5.00000      2.00        5.00       2.250    11.250
6734027136            20070101       5.00000      2.00        5.00       2.250    11.000
6736295996            20070101       5.00000      2.00        5.00       2.250    11.125
6736668689            20070101       5.00000      2.00        5.00       2.250    11.000
6738266243            20070101       5.00000      2.00        5.00       2.250    11.000
6740042988            20070201       5.00000      2.00        5.00       2.250    10.875
6741295619            20070201       5.00000      2.00        5.00       2.250    11.375
6742623041            20070101       5.00000      2.00        5.00       2.250    10.875
6743898782            20070201       5.00000      2.00        5.00       2.250    11.125
6744049450            20070201       5.00000      2.00        5.00       2.250    11.125
6744900082            20070101       5.00000      2.00        5.00       2.250    10.875
6745777588            20070201       5.00000      2.00        5.00       2.250    10.750
6747360870            20070101       5.00000      2.00        5.00       2.250    11.375
6749949209            20070201       5.00000      2.00        5.00       2.250    12.000
6750006816            20070101       5.00000      2.00        5.00       2.250    10.625
6750447002            20070101       5.00000      2.00        5.00       2.250    11.375
6751328854            20070201       5.00000      2.00        5.00       2.250    11.875
6752713039            20070101       5.00000      2.00        5.00       2.250    11.125
6753649927            20070101       5.00000      2.00        5.00       2.250    10.750
6753679585            20070101       5.00000      2.00        5.00       2.250    10.750
6753966842            20070201       5.00000      2.00        5.00       2.250    11.125
6755378160            20070201       5.00000      2.00        5.00       2.250    11.500
6755796924            20070201       5.00000      2.00        5.00       2.250    11.375
6756555113            20070201       5.00000      2.00        5.00       2.250    10.875
6757133522            20070101       5.00000      2.00        5.00       2.250    11.250
6757268641            20070101       5.00000      2.00        5.00       2.250    11.125
6758231267            20070201       5.00000      2.00        5.00       2.250    11.250
6759753277            20070201       5.00000      2.00        5.00       2.250    11.625
6760151610            20070101       5.00000      2.00        5.00       2.250    10.875
6760156387            20070201       5.00000      2.00        5.00       2.250    11.375
6760986726            20070101       5.00000      2.00        5.00       2.250    10.875
6761900213            20070101       5.00000      2.00        5.00       2.250    11.625
6762282744            20070201       5.00000      2.00        5.00       2.250    10.625
6763537104            20070201       5.00000      2.00        5.00       2.250    11.250
6764431729            20070101       5.00000      2.00        5.00       2.250    11.125
6765486177            20070101       5.00000      2.00        5.00       2.250    11.625
6765983918            20070101       5.00000      2.00        5.00       2.250    11.250
6766297599            20070101       5.00000      2.00        5.00       2.250    10.250
6766591918            20070101       5.00000      2.00        5.00       2.250    10.375
6768365436            20070201       5.00000      2.00        5.00       2.250    11.500
6769676500            20070101       5.00000      2.00        5.00       2.250    11.750
6769936862            20070101       5.00000      2.00        5.00       2.250    11.125
6771760326            20070101       5.00000      2.00        5.00       2.250    11.125
6772607617            20070201       5.00000      2.00        5.00       2.250    11.500
6774241340            20070201       5.00000      2.00        5.00       2.250    11.375
6774881384            20070101       5.00000      2.00        5.00       2.250    11.125
6775187740            20070101       5.00000      2.00        5.00       2.250    11.125
6776102615            20070101       5.00000      2.00        5.00       2.250    10.125
6777966356            20070101       5.00000      2.00        5.00       2.250    10.875
6780390578            20070201       5.00000      2.00        5.00       2.250    10.875
6780611320            20070101       5.00000      2.00        5.00       2.250    10.875
6782108655            20070201       5.00000      2.00        5.00       2.250    10.750
6782632753            20070101       5.00000      2.00        5.00       2.250    11.375
6783275982            20070201       5.00000      2.00        5.00       2.250    11.375
6783473629            20070101       5.00000      2.00        5.00       2.250    11.375
6784472794            20070101       5.00000      2.00        5.00       2.250    11.000
6787963856            20070101       5.00000      2.00        5.00       2.250    11.500
6790134982            20070201       5.00000      2.00        5.00       2.250    11.000
6792811900            20070201       5.00000      2.00        5.00       2.250    11.250
6793150886            20070101       5.00000      2.00        5.00       2.250    10.875
6794588001            20070101       5.00000      2.00        5.00       2.250    10.875
6795101648            20070201       5.00000      2.00        5.00       2.250    11.375
6796644588            20070101       5.00000      2.00        5.00       2.250    11.000
6798522865            20070201       5.00000      2.00        5.00       2.250    10.625
6799291692            20070101       5.00000      2.00        5.00       2.250    11.125
6799503484            20070101       5.00000      2.00        5.00       2.250    10.875
6800091677            20070201       5.00000      2.00        5.00       2.250    11.250
6800153444            20070201       5.00000      2.00        5.00       2.250    11.750
6800754910            20070201       5.00000      2.00        5.00       2.250    11.375
6801841963            20070201       5.00000      2.00        5.00       2.250    10.750
6803055604            20070101       5.00000      2.00        5.00       2.250    11.375
6803106944            20070201       5.00000      2.00        5.00       2.250    11.500
6804673884            20070201       5.00000      2.00        5.00       2.250    11.000
6805047757            20070101       5.00000      2.00        5.00       2.250    11.375
6805469613            20070101       5.00000      2.00        5.00       2.250    11.250
6806420821            20070201       5.00000      2.00        5.00       2.250    10.875
6806935257            20070101       5.00000      2.00        5.00       2.250    10.875
6807473340            20070201       5.00000      2.00        5.00       2.250    11.625
6807707010            20070101       5.00000      2.00        5.00       2.250    10.500
6808119934            20070101       5.00000      2.00        5.00       2.250    10.750
6810459062            20070101       5.00000      2.00        5.00       2.250    10.750
6811065934            20070101       5.00000      2.00        5.00       2.250    10.750
6811822508            20070101       5.00000      2.00        5.00       2.250    10.750
6815355273            20070201       5.00000      2.00        5.00       2.250    11.250
6816038357            20070101       5.00000      2.00        5.00       2.250    10.875
6820189451            20070201       5.00000      2.00        5.00       2.250    11.500
6822270812            20070101       5.00000      2.00        5.00       2.250    11.250
6823057895            20070101       5.00000      2.00        5.00       2.250    11.000
6823059321            20070101       5.00000      2.00        5.00       2.250    10.875
6823327827            20070201       5.00000      2.00        5.00       2.250    11.500
6823330409            20070101       5.00000      2.00        5.00       2.250    10.750
6823647372            20070201       5.00000      2.00        5.00       2.250    11.500
6826360908            20070101       5.00000      2.00        5.00       2.250    11.375
6826958131            20070201       5.00000      2.00        5.00       2.250    10.875
6827742708            20070201       5.00000      2.00        5.00       2.250    11.250
6829630802            20070201       5.00000      2.00        5.00       2.250    11.375
6831774929            20070201       5.00000      2.00        5.00       2.250    11.250
6832795576            20070101       5.00000      2.00        5.00       2.250    11.125
6833060897            20070201       5.00000      2.00        5.00       2.250    11.375
6833705111            20070201       5.00000      2.00        5.00       2.250    11.125
6834815604            20070101       5.00000      2.00        5.00       2.250    11.625
6835558781            20070201       5.00000      2.00        5.00       2.250    11.375
6837458535            20070201       5.00000      2.00        5.00       2.250    11.500
6838036165            20070101       5.00000      2.00        5.00       2.250    11.000
6838690318            20070101       5.00000      2.00        5.00       2.250    10.625
6843048734            20070201       5.00000      2.00        5.00       2.250    10.750
6843673762            20070201       5.00000      2.00        5.00       2.250    11.250
6844621711            20070201       5.00000      2.00        5.00       2.250    11.375
6845676615            20070101       5.00000      2.00        5.00       2.250    11.000
6845996484            20061101       5.00000      2.00        5.00       2.250    11.250
6847559058            20070101       5.00000      2.00        5.00       2.250    10.875
6848838402            20070101       5.00000      2.00        5.00       2.250    11.375
6849836231            20070201       5.00000      2.00        5.00       2.250    11.000
6850640191            20070201       5.00000      2.00        5.00       2.250    10.875
6850885309            20070101       5.00000      2.00        5.00       2.250    11.250
6851337292            20061201       5.00000      2.00        5.00       2.250    10.875
6852905444            20070201       5.00000      2.00        5.00       2.250    11.625
6854147383            20070101       5.00000      2.00        5.00       2.250    10.875
6855293475            20070201       5.00000      2.00        5.00       2.250    11.750
6856678419            20070201       5.00000      2.00        5.00       2.250    10.875
6857328899            20070101       5.00000      2.00        5.00       2.250    11.125
6858975219            20070101       5.00000      2.00        5.00       2.250    11.375
6859549237            20070101       5.00000      2.00        5.00       2.250    10.750
6860287686            20070201       5.00000      2.00        5.00       2.250    11.375
6861403795            20070101       5.00000      2.00        5.00       2.250    11.125
6861486204            20070101       5.00000      2.00        5.00       2.250    11.125
6862044390            20070201       5.00000      2.00        5.00       2.250    11.250
6862494132            20070201       5.00000      2.00        5.00       2.250    11.375
6863557077            20070201       5.00000      2.00        5.00       2.250    11.000
6864655672            20070201       5.00000      2.00        5.00       2.250    11.000
6866717777            20070201       5.00000      2.00        5.00       2.250    11.000
6867987809            20070101       5.00000      2.00        5.00       2.250    10.875
6868015097            20070101       5.00000      2.00        5.00       2.250    11.000
6871222201            20070201       5.00000      2.00        5.00       2.250    11.625
6871413289            20070101       5.00000      2.00        5.00       2.250    11.625
6872036832            20070201       5.00000      2.00        5.00       2.250    11.375
6872419947            20070101       5.00000      2.00        5.00       2.250    10.250
6872859001            20070101       5.00000      2.00        5.00       2.250    11.250
6873221466            20070101       5.00000      2.00        5.00       2.250    11.000
6875816859            20070201       5.00000      2.00        5.00       2.250    11.500
6876260206            20070201       5.00000      2.00        5.00       2.250    10.750
6877650819            20070201       5.00000      2.00        5.00       2.250    11.375
6877883444            20070201       5.00000      2.00        5.00       2.250    11.500
6878094538            20070201       5.00000      2.00        5.00       2.250    11.375
6879005707            20070101       5.00000      2.00        5.00       2.250    10.875
6879122486            20070101       5.00000      2.00        5.00       2.250    11.000
6882780858            20070101       5.00000      2.00        5.00       2.250    11.000
6883234442            20070101       5.00000      2.00        5.00       2.250    10.875
6884026185            20070101       5.00000      2.00        5.00       2.250    11.125
6885310836            20070201       5.00000      2.00        5.00       2.250    11.625
6885809795            20070201       5.00000      2.00        5.00       2.250    11.125
6886558011            20070101       5.00000      2.00        5.00       2.250    11.125
6886787461            20070101       5.00000      2.00        5.00       2.250    11.000
6888648141            20070201       5.00000      2.00        5.00       2.250    11.375
6889190267            20070201       5.00000      2.00        5.00       2.250    10.875
6892679561            20070201       5.00000      2.00        5.00       2.250    11.375
6892921302            20070101       5.00000      2.00        5.00       2.250    10.625
6893605151            20070201       5.00000      2.00        5.00       2.250    11.625
6894158259            20070101       5.00000      2.00        5.00       2.250    10.375
6895718432            20070101       5.00000      2.00        5.00       2.250    10.500
6898257693            20070201       5.00000      2.00        5.00       2.250    11.250
6898792707            20070201       5.00000      2.00        5.00       2.250    11.500
6899172198            20070101       5.00000      2.00        5.00       2.250    10.500
6899176603            20070201       5.00000      2.00        5.00       2.250    11.250
6899270265            20070201       5.00000      2.00        5.00       2.250    11.625
6899549866            20070201       5.00000      2.00        5.00       2.250    10.875
6900960904            20070101       5.00000      2.00        5.00       2.250    10.875
6901525458            20070201       5.00000      2.00        5.00       2.250    10.750
6902309431            20070201       5.00000      2.00        5.00       2.250    11.375
6903029723            20070201       5.00000      2.00        5.00       2.250    11.250
6904781967            20070201       5.00000      2.00        5.00       2.250    11.000
6905112543            20070201       5.00000      2.00        5.00       2.250    11.375
6905386485            20070201       5.00000      2.00        5.00       2.250    11.375
6906170847            20070201       5.00000      2.00        5.00       2.250    10.875
6906403388            20061101       5.00000      2.00        5.00       2.250    11.250
6906970410            20070201       5.00000      2.00        5.00       2.250    11.500
6907248915            20070201       5.00000      2.00        5.00       2.250    11.125
6908343111            20070101       5.00000      2.00        5.00       2.250    10.750
6908589598            20070101       5.00000      2.00        5.00       2.250    11.125
6909122530            20070101       5.00000      2.00        5.00       2.250    10.625
6912254262            20070201       5.00000      2.00        5.00       2.250    11.375
6913372402            20070101       5.00000      2.00        5.00       2.250    10.875
6913935950            20070201       5.00000      2.00        5.00       2.250    11.375
6914093833            20070201       5.00000      2.00        5.00       2.250    11.625
6914473894            20070101       5.00000      2.00        5.00       2.250    11.000
6914670408            20070101       5.00000      2.00        5.00       2.250    10.750
6915134859            20070101       5.00000      2.00        5.00       2.250    11.125
6915212341            20070101       5.00000      2.00        5.00       2.250    11.375
6920683841            20070201       5.00000      2.00        5.00       2.250    10.125
6922785909            20070201       5.00000      2.00        5.00       2.250    11.500
6924758078            20070101       5.00000      2.00        5.00       2.250    10.875
6924784702            20070101       5.00000      2.00        5.00       2.250    10.625
6928162665            20070201       5.00000      2.00        5.00       2.250    11.375
6930060360            20070201       5.00000      2.00        5.00       2.250    10.500
6930851792            20070201       5.00000      2.00        5.00       2.250    11.625
6932235424            20070201       5.00000      2.00        5.00       2.250    11.000
6932644872            20070101       5.00000      2.00        5.00       2.250    11.000
6933124395            20070201       5.00000      2.00        5.00       2.250    11.250
6933349687            20070101       5.00000      2.00        5.00       2.250    10.750
6933571850            20070201       5.00000      2.00        5.00       2.250    11.250
6937383252            20070101       5.00000      2.00        5.00       2.250    10.875
6941633544            20070101       5.00000      2.00        5.00       2.250    11.250
6944038766            20070201       5.00000      2.00        5.00       2.250    11.375
6945691357            20070201       5.00000      2.00        5.00       2.250    11.500
6945764881            20070201       5.00000      2.00        5.00       2.250    11.250
6947866346            20070201       5.00000      2.00        5.00       2.250    11.375
6947990658            20070101       5.00000      2.00        5.00       2.250    11.625
6948496093            20070201       5.00000      2.00        5.00       2.250    11.000
6949299421            20070201       5.00000      2.00        5.00       2.250    10.750
6950880853            20070101       5.00000      2.00        5.00       2.250    11.375
6951043303            20070201       5.00000      2.00        5.00       2.250    11.375
6952321914            20070101       5.00000      2.00        5.00       2.250    11.750
6955204901            20070101       5.00000      2.00        5.00       2.250    10.875
6955353146            20070101       5.00000      2.00        5.00       2.250    11.500
6955897324            20070101       5.00000      2.00        5.00       2.250    11.125
6957317222            20070201       5.00000      2.00        5.00       2.250    10.500
6957490656            20070101       5.00000      2.00        5.00       2.250    10.875
6957495754            20070101       5.00000      2.00        5.00       2.250    11.250
6957970103            20070201       5.00000      2.00        5.00       2.250    10.875
6961546105            20070201       5.00000      2.00        5.00       2.250    11.250
6961863906            20070101       5.00000      2.00        5.00       2.250    11.500
6962011125            20070101       5.00000      2.00        5.00       2.250    11.250
6964956947            20070201       5.00000      2.00        5.00       2.250    11.000
6965931709            20070101       5.00000      2.00        5.00       2.250    11.250
6966882620            20070201       5.00000      2.00        5.00       2.250    11.000
6967531903            20070101       5.00000      2.00        5.00       2.250    10.875
6970058605            20070201       5.00000      2.00        5.00       2.250    11.125
6970451305            20070201       5.00000      2.00        5.00       2.250    11.250
6971274755            20070201       5.00000      2.00        5.00       2.250    11.375
6972212192            20070201       5.00000      2.00        5.00       2.250    10.375
6972681008            20070101       5.00000      2.00        5.00       2.250    10.625
6975314516            20070201       5.00000      2.00        5.00       2.250    11.375
6978029533            20070201       5.00000      2.00        5.00       2.250    10.875
6979715577            20070201       5.00000      2.00        5.00       2.250    11.125
6980273442            20070201       5.00000      2.00        5.00       2.250    10.750
6982132604            20070201       5.00000      2.00        5.00       2.250    11.000
6982475599            20070101       5.00000      2.00        5.00       2.250    11.625
6984248788            20070101       5.00000      2.00        5.00       2.250    11.625
6985196457            20070101       5.00000      2.00        5.00       2.250    10.750
6986360813            20070201       5.00000      2.00        5.00       2.250    11.500
6987121941            20070201       5.00000      2.00        5.00       2.250    11.500
6987619134            20070101       5.00000      2.00        5.00       2.250    11.000
6990643709            20070101       5.00000      2.00        5.00       2.250    10.500
6991340453            20070201       5.00000      2.00        5.00       2.250    11.250
6992708245            20070101       5.00000      2.00        5.00       2.250    11.250
6993616694            20070101       5.00000      2.00        5.00       2.250    11.500
6993949640            20070101       5.00000      2.00        5.00       2.250    10.750
6995560288            20070101       5.00000      2.00        5.00       2.250    10.875
6996092133            20070201       5.00000      2.00        5.00       2.250    10.750
6997133019            20070101       5.00000      2.00        5.00       2.250    10.500
6015145185            20070201       5.00000      2.00        5.00       2.250    11.625
6099408053            20070201       5.00000      2.00        5.00       2.250    11.375
6171084640            20070201       5.00000      2.00        5.00       2.250    11.250
6643526160            20070201       5.00000      2.00        5.00       2.250    11.250
6655737267            20070201       5.00000      2.00        5.00       2.250    11.375
6689008115            20070201       5.00000      2.00        5.00       2.250    11.250
6785971380            20070201       5.00000      2.00        5.00       2.250    11.875
6895594270            20061101       5.00000      2.00        5.00       2.250    11.125
6018521754            20070201       5.00000      2.00        5.00       2.250    11.500

SCHEDULED PB (FEBRUARY 1, 2002):      500,769,810.54
UNPAID PB W/A:                               516,258
INTEREST RATE W/A:                             6.176
REMAINING TERM W/A:                              359


                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To: The Bank of New York
    5 Penn Plaza - 16th Floor
    New York, New York  10001
    Attn:  Inventory Control

    Re: The Pooling and Servicing Agreement dated February 21, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1.  Mortgage Paid in Full

____  2.  Foreclosure

____  3.  Substitution

____  4.  Other Liquidation

____  5.  Nonliquidation                             Reason:
                                                             -------------------

                                          By:
                                              ----------------------------------
                                               (authorized signer of Bank of
                                              America Mortgage Securities, Inc.)


                                          Issuer:
                                                 -------------------------------

                                          Address:
                                                  ------------------------------
                                                  ------------------------------
                                          Date:
                                                  ------------------------------

Custodian

The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:


------------------------------  -----------------
Signature   Date


Documents returned to Custodian:


------------------------------  -----------------
Custodian   Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated February 21, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                                           [_______________],

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

    Re:  Bank of America Mortgage  Securities,  Inc.,  Mortgage
         Pass-Through Certificates, Series 2002-B, Class ___, having an initial aggregate Certificate Balance as of February 21, 2002 of $___________


Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 21, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.


                                           Very truly yours,


                                           -------------------------------------
                                           (Transferor)

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE

                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-B, Class ___, having an initial aggregate Certificate Balance as of February 21, 2002 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 21, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                           Very truly yours,


                                           -------------------------------------
                                           (Transferor)

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                           Very truly yours,


                                           -------------------------------------
                                           (Nominee)

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                       ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer.  The Transferee is a dealer registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes    No            Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                           -------------------------------------
                                           Print Name of Transferee

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes    No            Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           -------------------------------------
                                           Print Name of Transferee or Adviser

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------


                                           IF AN ADVISER:

                                           -------------------------------------
                                           Print Name of Transferee

                                           By:
                                              ----------------------------------
                                           Date:
                                                --------------------------------

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-B, Class ___, having an initial aggregate Certificate Principal Balance as of February 21, 2002 of $_________


Ladies and Gentlemen:


      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 21, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                           Very truly yours,

                                           -------------------------------------
                                           (Transferee)

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                           -------------------------------------
                                           (Nominee)

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York 10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-B, Class ___, having an initial aggregate Certificate Principal Balance as of February 21, 2002 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated February 21, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                           Very truly yours,

                                           -------------------------------------
                                           (Transferee)

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Date:
                                                --------------------------------

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,

                                  Series 2002-B

STATE OF          )
                  )  ss:
COUNTY OF         )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated February 21, 2002, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The Transferee's taxpayer identification number is ___________________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Residual Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.


                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                           -------------------------------------
                                           Print Name of Transferee

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

      Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____





                                           -------------------------------------
                                                       NOTARY PUBLIC

                                           My Commission expires the ____ day of
                                           ______________, ____

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6. Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

                       FORM OF SPECIAL SERVICING AGREEMENT


      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor ").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.


                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

      Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

      Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.


                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

            (a)  in the case of the Servicer,

                  Bank of America, N.A.
                  201 North Tryon Street
                  Charlotte, North Carolina  28255
                  Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

                  _______________________



      (c) in the case of the Purchaser:

                  _______________________



      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                           Bank of America, N.A.

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


                                           Loss Mitigation Advisor

                                           -----------------------

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                  PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.


                                           Purchaser

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                      None